UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

SL Green Realty Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025

PROXY STATEMENT

APRIL 22, 2025

SL GREEN
REALTY CORP.

LETTER TO STOCKHOLDERS
Dear Fellow Stockholders,
As a result of our entire organization’s dedication and solid execution, 2024 represented an acceleration of the prior year’s momentum. For the second consecutive year, SL Green delivered the highest total shareholder return of the U.S. Office REIT sector and highest of any U.S. REIT with a market capitalization over $1.0 billion with a total return of 58% in 2024. This comes on the heels of a 48% total shareholder return in 2023. Over a five-year period, SL Green is one of only three U.S. Office REITs to have delivered positive shareholder return.
The positive momentum is underscored by a multi-year strategy to build a portfolio of well-located, amenitized, sustainable Class A assets that continue to generate long-term value. This is reflected in the November 2024 sale of an 11% stake in our ground-up development, One Vanderbilt Avenue, at a gross asset valuation of $4.7 billion, as well as the continued lease up of our most recent office development, One Madison Avenue, by prominent financial and technology companies.
We have opportunistically taken on retail and residential developments such as the recent opening of the Georgio Armani flagship store at 760 Madison Avenue and the luxury residences built above that store, all of which have been sold or are under contract. We are also in the planning stages of our office to residential conversion project at 750 Third Avenue, one of the largest such projects in Midtown Manhattan.
In 2024, SL Green launched the SLG Opportunistic Debt Fund, which is expected to reach at least $1 billion and leverages our expertise and market visibility to capitalize on current capital market dislocations by investing in the New York City credit market.
In October 2024, we celebrated the third anniversary of SUMMIT One Vanderbilt, our immersive, multi-sensory observatory, and achieved a record of 2.25 million visitors during the year. Building upon this success, we announced plans for the next SUMMIT destination in Paris, and we continue to explore prospective locations in key global destinations.
We continue to focus on reducing GHG emissions and driving environmental efficiencies across our portfolio, creating value for our tenants and stockholders and maintaining our compliance with local regulations. New York City’s Local Law 97, one of the country’s most ambitious plans for GHG emissions reduction, officially went into effect in 2024. While we expect to meet the requirements of the first compliance period, we continue to deploy thoughtfully selected capital building improvements to further reduce GHG emissions in anticipation of more stringent requirements in the future.
Achieving our vision for a greater New York City also means enhancing the city through volunteerism and philanthropy. We’ve maintained our partnership with New York City’s Summer Youth Employment Program (SYEP) by providing paid internships to students, offering them a front-row seat into SL Green’s operations. The SUMMIT Foundation continues to reinvest 1% of gross ticket sales at SUMMIT into New York-focused charities and organizations. And FOOD1st, a nonprofit organization we established in 2020, remains a resource to support vulnerable New Yorkers by combatting food insecurity throughout the city.
In closing, we want to thank all of our corporate, SUMMIT and building employees for their dedication and hard work, without whom we would not have met these achievements. As we look ahead to 2025, we are well-positioned to capitalize on the many opportunities we’ve outlined and create incremental value for all of our stakeholders.
Sincerely,
John H. Alschuler
Lead Independent Director
Stephen L. Green
Director and Chairman Emeritus
Peggy Lamb
Independent Director
Carol N. Brown
Independent Director
Craig M. Hatkoff
Independent Director
Andrew W. Mathias
Director
Lauren B. Dillard
Independent Director
Marc Holliday
Chairman of the Board of Directors, Chief Executive Officer & Interim President

1
Significant Stockholder Value Creation
We are proud of our track record of creating sustainable stockholder value especially over the last five years despite the challenging business environment for REITs across the U.S.
SLG was the #1 performing U.S. REIT (not just office REIT) with a market cap >$1B in 2024, for the second year in a row
The following highlights our outperformance relative to the Office REIT sector and our NYC peers, both of which we also utilize as the peer group in determining outcomes for long-term performance-based incentives.
Total Stockholder Return Highlights
	Among U.S. Office Peers*		Among NYC Peers*
	SLG Rank	Exceeded Peer Median by	SLG Rank	Exceeded Peer Median by
FY 2024	#1	44%	#1	50%
FY 2023	#1	46%	#1	24%
3 Year	#4	47%	#3	3%
5 Year	#3	45%	#2	25%

*
U.S. Office Peers include the constituents of the Bloomberg North American Office REIT Valuation Peers Index and NYC Peers include Acadia Realty Trust, Empire State Realty Trust, Inc., Veris Residential, Inc., Paramount Group, Inc. and Vornado Realty Trust, with SLG excluded, in each case, from the calculation of the peer median.

In 2024, the execution of strategic plans resulted in significant industry outperformance. Key drivers of stockholder value creation included:
✓
Increased same store office occupancy by 2.7% to 92.5% compared to Manhattan’s average office occupancy of 83.5%1

✓
Closed on the sale of an 11.0% interest in One Vanderbilt at a gross asset valuation of $4.7 billion

✓
Signed 188 Manhattan office leases at starting rents 8.5% higher than the previous fully escalated rents on the same spaces

✓
Sold all condominium units at the new Giorgio Armani Residences at 760 Madison Avenue

✓
Refinanced, modified or extended over $5.2 billion of the Company’s debt

✓
Further leveraged Company’s low G&A expense base, with new high-value, low-cost businesses

✓
Outperformance and downside protection driven by opportunistic dispositions since 2020 and stock buybacks since 2017

1
Colliers. (Q4 2024). Research Report: New York City, Manhattan Office. Retrieved from Colliers.com.

2	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
CEO Agreement Extends Our Track Record of Board Responsiveness
New agreement incentivizes the execution of SLG’s visionary long-term strategy AND delivers on the Board’s commitment to stockholders.
New CEO Agreement Highlights:
✓ Base salary is the only fixed pay element
✓ 100% of CEO annual incentive based on formulaic outcome
✓ Elimination of short-term performance goals for long-term equity incentives, in line with prior commitment
✓ Reduction of performance-based equity awards target value from $7.5 million to $5 million
✓ Modified cash severance to average bonus in prior two years (from maximum bonus) for certain termination events
✓ Incentivizes long-term visionary strategy to diversify beyond SLG’s traditional portfolio of well-located, amenitized and sustainable Class A assets
Visionary Long-Term Strategy
➢
Build new highly profitable, complementary businesses

➢
Leverage Company’s scale, integrated platform and market expertise

➢
Develop recurring, incremental revenue streams with limited G&A expense

➢
Diversify the business and lessen exposure to business cycles

New Businesses Expected to Create Significant Incremental Stockholder Value

SLG Opportunistic Debt Fund
•
Launched in 2024

•
At least $1 billion, funded largely by third-party institutional investors

•
Capitalizes on current market dislocation by acquiring or originating debt positions in high-quality NYC commercial assets

•
Requires limited incremental G&A expense

SUMMIT International
•
Expand on the success of OVA’s multi-level sensory immersive experience

•
2024 SUMMIT OVA Revenue >$130M

•
Open additional locations in key global tourist destinations

•
New SUMMIT to be built in Paris

•
Significant recurring revenue stream not tied to REIT business cycles

Special Servicing Platform
•
Leverage expertise in managing complex capital structures

•
Focus on maximizing recoveries on distressed or non-performing commercial real-estate loans

•
FY 2024 $13.2B active and designated assignments

•
Fee-driven business requiring no incremental G&A expense

Times Square Casino
•
Submitting proposal in partnership with Caesars Entertainment

•
Redevelops 1515 Broadway into a premier one-of-a-kind casino and hotel

•
Competitive process among >10 other bidders

•
Ensures long-term value creation in preeminent entertainment destination

To effectively motivate and reward the CEO to maximize growth in these new strategic businesses, the Compensation Committee:
•
thoughtfully reviewed compensation structures of other companies in these non-commercial REIT businesses, and

•
collected feedback from stockholders during the Company’s most recent off-season engagement.

The Compensation Committee adopted specific incentives for select new businesses, based on pre-set financial goals aligned with long-term shareholder value creation in order to achieve a direct and transparent compensation structure. These incentives are detailed in the Compensation Discussion and Analysis section of the proxy statement, beginning on page 41.

3
Transformation of Executive Pay Reflects Stockholder Feedback
In line with stockholder feedback, our executive pay has been deliberately and decisively transformed to focus on incentivizing and rewarding executives for actions that create sustainable stockholder value.
	Stockholder Outreach following Annual Meeting
	2024	2023	2022	2021	2020
Offered engagement to stockholders representing approx.	68%	75%	66%	65%	65%
Had one-on-one discussions with stockholders representing approx.	44%	69%	30%	50%	41%
Directors participated in calls with stockholders representing approx.	39%	38%	29%	36%	41%
Pay Element	Actions in line with Stockholder Feedback	2025 Features
Base salary	✓ Eliminated Deferred Compensation	✓ Base salary remains only fixed pay element ✓ 1st increase in CEO base salary since 2018
Annual Incentive
✓
Replaced TSR with operating metrics

✓
Eliminated discretionary annual bonus process

✓
Updated CEO annual incentive to be 100% formulaic and CFO annual incentive to be 60% formulaic based on Company performance against preset goals

✓ 100% of CEO and 60% of CFO annual incentive is formulaic ✓ Up to 100% of annual incentive may be paid in equity that still remains subject to a three-year no-sell restriction
Long-term Incentives (“LTI”)
✓
Eliminated retesting and guaranteed equity grants

✓
Added 3-year Absolute TSR modifier to LTI performance equity underpinned by annual operating goals

✓
Added 3-year Relative TSR for 50% of LTIP

✓
Implemented vesting cap for Relative TSR-based LTI performance equity

✓
Eliminated short-term performance goals for all LTI performance equity (2025)

✓
Greater than 60% of CEO’s target equity incentives are in the form of performance-based equity incentives

✓
No short-term performance goals in CEO’s LTI performance awards in line with commitment to stockholders

Other	✓ Eliminated automobile benefits for NEOs ✓ Modified cash severance to average bonus in prior two years (from maximum bonus) for non-CIC Termination without Cause or for Good Reason (2025)	✓ No excessive benefits for NEOs

4	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
2025 PROXY STATEMENT HIGHLIGHTS
ROADMAP OF VOTING MATTERS

Election of Directors
•
The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated eight directors for re-election to serve until the 2026 Annual Meeting of stockholders and until their successors are duly elected and qualify.

The Board recommends a vote FOR each Nominee. SEE PAGE 10
John H. Alschuler Carol N. Brown Lauren B. Dillard	Stephen L. Green Craig M. Hatkoff Marc Holliday	Peggy Lamb Andrew W. Mathias

•
Our nominees represent a Board that has varied knowledge, skills, experience, perspectives and backgrounds.

•
Each nominee has key skills that we believe are valuable to the effective oversight of the Company and the execution of our strategy.

Advisory Approval of Executive Compensation
•
At the heart of our executive compensation philosophy is a commitment to variable, incentive-based pay that strives to align stockholder value with the economic interests of our management team.

•
We believe that our executive compensation programs provide appropriate performance-based incentives to attract and retain leadership talent in the highly competitive New York City real estate market, to align management and stockholder interests and to continue to drive our long-term track record of superior return to stockholders.

The Board recommends a vote FOR this proposal. SEE PAGE 40

Ratification of Independent Registered Public Accounting Firm
•
The Audit Committee of the Board has appointed the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

•
The Audit Committee and the Board believe that the appointment of Deloitte & Touche LLP is in the best interest of the Company and its stockholders.

The Board recommends a vote FOR this proposal. SEE PAGE 84

Approval of our Sixth Amended and Restated 2005 Stock Option and Incentive Plan
•
On April 22, 2025, the Board voted to amend and restate our Fifth Amended and Restated 2005 Stock Option and Incentive Plan (the “Fifth Amended 2005 Plan”) to increase the number of shares available for issuance.

•
The number of additional shares requested under our Sixth Amended and Restated 2005 Stock Option and Incentive Plan (the “Sixth Amended 2005 Plan”) is reasonable: 7,680,000 fungible units is equal to 2,400,000 full value awards.

•
We believe that having an equity plan in place with a sufficient number of shares is critical to our ability to attract, retain and motivate employees in a highly competitive marketplace and ensure that our executive compensation is structured in a manner to align our executives’ interests with our stockholders.

The Board recommends a vote FOR this proposal. SEE PAGE 86

2025 PROXY STATEMENT HIGHLIGHTS	5
BUSINESS OVERVIEW AND HIGHLIGHTS

Sector-Leading 2024 Stock Performance
•
58% Total Shareholder Return in 2024, approximately 135% over two-year period

•
#1 U.S. REIT >$1B market cap for second, consecutive year

•
#1 U.S. Office REIT for second, consecutive year

Active, Responsible and Engaged Business Strategy
•
Focused principally on the Manhattan market, where we have significant experience and valuable insights

•
Transaction-oriented company, executing more transactions than many of our competitors over a much longer, multi-year period

•
Launching adjacent high-margin businesses with recurring revenue streams, to lessen long-term impact of economic cycles

Delivering Sustained Value for All Our Stakeholders
•
Consider sustainability as a value driver and are committed to maintaining our industry leadership while reducing our environmental impact

•
Governed by environmental and social policies that are intended to guide sustainable operations, contribute to effective risk management and positively impact our stockholders, employees, tenants, and community

100%of our owned and operated portfolio holds one or more Sustainability Certifications
GRESB Sector Leader Recognized for being within one point of the best performer in the Mixed-Use Real Estate sector
As of December 31, 2024. More details can be found at SL Green’s 2024 ESG Report found under the “Sustainability—Reports and Resources” section of our corporate website at www.slgreen.com

6	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
STOCKHOLDER-FRIENDLY CORPORATE
GOVERNANCE & INDEPENDENT OVERSIGHT
SL Green has a history of strong corporate governance and stockholder-friendly practices.

Board Composition Our Board nominees have varied knowledge, skills, experience, perspectives and backgrounds
Experience Our Board nominees have broad experience serving on public boards in industries relevant to the Company
50% of our Board nominees currently serve or have served on the Boards of other publicly traded companies
Leadership Our Board nominees have strong corporate leadership backgrounds such as being CEO, CFO or holding other executive positions
88% of our Board nominees currently serve or have served as CEO or in senior leadership positions
Annual Director Elections Our directors are elected for one-year terms.

Majority Vote Standard with Director Resignation Policy
In an uncontested election (as is the case for this Annual Meeting), our bylaws provide that a majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board.
Further, we have adopted a director resignation policy for directors who fail to receive majority support.

Stockholder Amendments to Bylaws We provide stockholders the right to amend our bylaws by a majority vote without any ownership or holding period limitations.

Proxy Access
A stockholder (or a group of up to 20 stockholders) owning 3% or more of outstanding common stock continuously for at least 3 years may nominate, and include in our proxy materials, director candidates constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.

2025 PROXY STATEMENT HIGHLIGHTS	7
ESG HIGHLIGHTS

ESG Oversight
Given the importance of ESG, the Board has specifically designated the oversight of these matters, including related strategy and risk, to the Nominating and Corporate Governance Committee.
Key ESG Achievements
ESG Leadership	Industry Leadership	Building Certifications Owned and Operated	Awards & Accolades
Highest Scoring U.S. Office REIT	Validated Science-Based Targets with SBTi	12 Buildings Certified — 11.4M SF	Partner of the Year Sustained Excellence 2018-2024
GRESB Sector Leader	Early Adopter for TCFD Global Risk Disclosure	22 Buildings Certified — 20M SF	Green Lease Leader Platinum 2023-2026
95th Percentile Ranking of Global Peer Set	Net Zero by 2050 Goal − Aligned	27 Buildings Certified — 23M SF	S&P Global Sustainability Yearbook Member 2022-2024
Top 10 ESG Disclosure Score Among REITs Listed on Russell 1000 Index	NYSERDA Energy Management Programs	23 LEED Certified Buildings — 22M SF	Great Place to Work Certified 2019, 2022-2024

SL GREEN REALTY CORP. One Vanderbilt Avenue New York, New York 10017-3852	8
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
Date & Time June 3, 2025 12:00 PM, Eastern Time	Location The auditorium at One Vanderbilt Avenue, New York, New York	Record Date March 31, 2025
Dear Stockholder:
You are invited to attend the 2025 Annual Meeting of stockholders of SL Green Realty Corp., a Maryland corporation, which will be held on June 3, 2025 at 12:00 p.m., Eastern Time in the auditorium at One Vanderbilt Avenue, New York, New York. We strongly encourage you to vote your shares by proxy prior to the Annual Meeting.
Items of Business—the Annual Meeting will be held for the following purposes:

To elect the eight director nominees named in the proxy statement to serve on the Board of Directors for a one-year term and until their successors are duly elected and qualify PAGE 10	To hold an advisory vote on executive compensation PAGE 40	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 PAGE 84	To approve the Sixth Amended and Restated 2005 Stock Option and Incentive Plan PAGE 86
Vote FOR	Vote FOR	Vote FOR	Vote FOR

In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.
The Board of Directors has fixed the close of business on March 31, 2025 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.
By Order of the Board of Directors,
Voting Your vote is very important to us. Please vote as soon as possible by one of the methods shown below:
	By Internet Visit www.proxyvote.com	By Telephone Call 1-800-454-8683
By Tablet or Smartphone Scan this QR code to vote with your mobile device

Whether or not you plan to attend the Annual Meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the Internet or by telephone by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the Annual Meeting, you may vote during the Annual Meeting if you wish, even if you previously have signed and returned your proxy card. You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the Annual Meeting. To be admitted to the Annual Meeting, you will be required to present a recent brokerage statement or other evidence of your ownership of our stock as of the record date of the Annual Meeting. Please note that if your shares are held of record by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares voted.

Andrew S. Levine Secretary New York, New York April 22, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be Held on June 3, 2025. This proxy statement and our 2024 Annual Report to Stockholders are available at http://www.proxyvote.com

9

10
OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 1

ELECTION OF DIRECTORS

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated eight directors for election to serve until the 2026 Annual Meeting of stockholders and until their successors are duly elected and qualify.

• John H. Alschuler • Carol N. Brown • Lauren B. Dillard	• Stephen L. Green • Craig M. Hatkoff • Marc Holliday	• Peggy Lamb • Andrew W. Mathias

Each of the nominees is currently serving as a director, and has consented to being named in this proxy statement and to serve as a director if elected. However, if any of the nominees is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person as the Board nominates or the Board may reduce the size of the Board.
Majority Voting Standard
A majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” a nominee. For more information on the operation of our majority voting standard in director elections, see the section entitled “Our Board of Directors and Corporate Governance—Corporate Governance—Majority Voting Standard and Director Resignation Policy.”

The Board unanimously recommends a vote “FOR” the election of Messrs. Alschuler, Green, Hatkoff, Holliday and Mathias and Mses. Brown, Dillard and Lamb.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	11
INFORMATION REGARDING THE DIRECTOR NOMINEES
The following table, matrix and biographical descriptions set forth certain information with respect to the nominees for election as directors at the 2025 Annual Meeting, based upon information furnished by each director.
The table below reflects anticipated committee memberships if our full slate of director nominees is elected at the Annual Meeting.
Name	Other Current Public Board Directorships	Age	Independent	Director Since	Committee Memberships(1)
					AC	CC	NCGC	EC
John H. Alschuler	• Xenia Hotels and Resorts • The Macerich Company	77		1997		M	M	M
Carol N. Brown		55		2022	M		M
Lauren B. Dillard		49		2016	C	M
Stephen L. Green		87		1997				M
Craig M. Hatkoff	• Jaguar Global Growth Corporation I • Captivision Inc.	71		2011	M		C
Marc Holliday		58		2001				C
Peggy Lamb	• Starwood Real Estate Income Trust, Inc. (non-exchange traded)	60		2025		C
Andrew W. Mathias		51		2014				M
C = Chair	AC = Audit Committee	NCGC = Nominating and Corporate Governance Committee
M = Member	CC = Compensation Committee	EC = Executive Committee

(1)
This table reflects anticipated committee memberships if our full slate of director nominees is elected at the Annual Meeting. Our current committee memberships are as follows: Audit Committee—Lauren B. Dillard (Chair), Carol N. Brown and Craig M. Hatkoff; Compensation Committee—Lauren B. Dillard (Interim Chair), John H. Alschuler, Carol N. Brown, and Peggy Lamb; Nominating and Corporate Governance Committee—Craig M. Hatkoff (Chair), John H. Alschuler and Carol N. Brown; and Executive Committee—Marc Holliday (Chair), John H. Alschuler, Steven L. Green and Andrew W. Mathias.

12	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
The matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of skills of our director nominees.
Skills, Experiences and Attributes	Alschuler	Brown	Dillard	Green	Hatkoff	Holliday	Lamb	Mathias
Executive Leadership
Finance/Capital Markets
Risk Management
Public Company Board Service/Corporate Governance
REIT/Real Estate Industry
Experience Over Several Business Cycles
Talent Management
Academia
Accounting
Government/Regulatory Experience
Technology/Cybersecurity

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	13
Director Nominees

JOHN H. ALSCHULER Lead Independent Director Director Since: 1997 Age: 77 SL Green Board Service: • Compensation Committee • Nominating and Corporate Governance Committee • Executive Committee

Mr. Alschuler’s achievements in academia and business, as well as his extensive knowledge of commercial real estate, New York City’s economy, commercial and other markets in New York City and national and international markets for real estate, and his expertise in inter-governmental relations, provide the Board with the ability to assess the real estate market and the Company’s business from a knowledgeable and informed perspective, from which he provides valuable insights into the Company’s business.

Professional Experience
•
Executive Chairman of Therme Group US, a privately-held company which designs, builds and operates large scale well-being facilities, since 2022

•
Chair of HR&A Advisors Inc., an economic development, real-estate and public policy consulting organization, from 2008 to 2021

•
Adjunct Associate Professor, Graduate School of Architecture, Planning & Preservation at Columbia University, teaching real estate development

•
Board of Directors of the Center for an Urban Future, Friends of the High Line Inc., and the Sag Harbor Cinema Arts Center, each a 501(c)(3) tax-exempt organization

•
B.A. degree from Wesleyan University and Ed.D. degree from the University of Massachusetts at Amherst

Other Public Board Directorships
•
Xenia Hotels and Resorts, Inc. since 2015

•
The Macerich Company since 2015

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/ Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management	Academia
Government/Regulatory Experience

14	SL GREEN REALTY CORP. 2025 PROXY STATEMENT

CAROL N. BROWN Independent Director Director Since: 2022 Age: 55 SL Green Board Service: • Audit Committee • Compensation Committee • Nominating and Corporate Governance Committee

Ms. Brown’s extensive experience in academia, including teaching and writing in the areas of property, land use planning, real estate transactions and housing law, contribute a unique and valuable perspective to the Board.

Professional Experience
•
Professor at the University of Richmond School of Law since 2012, teaching Property Law Survey, Housing Law, Land Use Planning, and Real Estate Transactions

•
Former Professor at the University of North Carolina School of Law from 2008 to 2012 and Associate Professor from 2007 to 2008

•
Former Associate Professor of Law at the University of Alabama School of Law, and Assistant Professor from 2001 to 2004

•
Former Associate at Sirote & Permutt, P.C. in Birmingham, Alabama focusing on general business, real estate, and consumer finance

•
Former Associate at McGuire, Woods, Battle & Bootle, L.L.P. in Richmond, Virginia focusing on labor and employment discrimination

•
Former Judicial Law Clerk for the Honorable Sharon L. Blackburn, United States District Court, Northern District of Alabama

•
B.A. from Duke University and J.D./L.L.M. from Duke University School of Law

Skills, Experiences and Attributes
Risk Management	REIT/Real Estate Industry
Academia	Government/Regulatory Experience
Technology/Cybersecurity

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	15

LAUREN B. DILLARD Independent Director Director Since: 2016 Age: 49 SL Green Board Service: • Audit Committee, Chair • Compensation Committee, Interim Chair

Ms. Dillard’s sophisticated understanding of tax, real estate, investment programs, finance, compensation and corporate governance, all viewed through the lens of over fifteen years of global private equity experience and together with her considerable operational expertise, provide the Board and the Company with deep and practical insight on a broad range of matters.

Professional Experience
•
Senior Managing Director and Chief Financial Officer of Vista Equity Partners, a leading global investment firm focused exclusively on enterprise software, data and technology-enabled businesses, since April 2022

•
Executive Vice President of Investment Intelligence of Nasdaq, Inc., a global technology firm serving the capital markets and other industries, from June 2019 to April 2022

•
Managing Director for the Carlyle Group, a global alternative asset manager, from 2011 to May 2019, head of Carlyle’s Investment Solutions Group from December 2015 to May 2019, and member of Carlyle’s Management Committee; joined Carlyle in 2002

•
Chief Operating Officer and Chief Financial Officer of Carlyle’s Investment Solutions Group from 2013 to December 2015; former head of Global Tax Department and head of Global Equity Programs; and member of Carlyle’s Transaction Team where she played a significant role in transactions, including Carlyle’s initial public offering

•
Served in the Real Estate and Financial Services Group of the Tax Practice of Arthur Andersen, LLP prior to 2002

•
B.S. in business administration from the University of Richmond

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/ Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management	Accounting
Technology/Cybersecurity

16	SL GREEN REALTY CORP. 2025 PROXY STATEMENT

STEPHEN L. GREEN Director Director Since: 1997 Age: 87 SL Green Board Service: • Executive Committee

In addition to his industry-wide reputation, Mr. Green’s extensive skills and experience in real estate, including founding our predecessor company, provide the Board with invaluable knowledge of and expertise in our business and industry. This experience, particularly his experience having led our predecessor and the Company, contributes depth and context to the Board’s discussions of the Company’s business.

Professional Experience
•
Chairman Emeritus at the Company since January 2019

•
Chairman of the Board of the Company from 1997 through January 2019

•
Former executive officer working in conjunction with our Chief Executive Officer and overseeing the Company’s long-term strategic direction; formerly served as our Chief Executive Officer

•
Founded our predecessor, S.L. Green Properties, Inc., in 1980; prior to our initial public offering in 1997, Mr. Green was involved in the acquisition of over 50 Manhattan office buildings containing in excess of 10.0 million square feet

•
Chairman of the Board of Gramercy Capital Corp. from August 2004 to June 2009

•
At-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York

•
Member of the Board of Directors of Streetsquash, Inc., a Section 501(c)(3) tax-exempt organization

•
Previously a member of the Board of Directors of Stemedica Cell Technologies, Inc., August 2007 to April 2009; Chairman of the Real Estate Board of New York’s Tax Committee

•
B.A. degree from Hartwick College and J.D. degree from Boston College Law School

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	REIT/Real Estate Industry
Experience Over Several Business Cycles	Talent Management
Government/Regulatory Experience

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	17

CRAIG M. HATKOFF Independent Director Director Since: 2011 Age: 71 SL Green Board Service: • Audit Committee • Nominating and Corporate Governance Committee, Chair

Mr. Hatkoff has in-depth expertise and knowledge of real estate, capital markets, finance, private investing, entrepreneurship and executive management through his work with Chemical Bank, Victor Capital Group, and Capital Trust. As a result of the foregoing, Mr. Hatkoff provides the Board with unique insight into the financial markets generally, valuation analysis, strategic planning and unique financing structures and alternatives. He also possesses entrepreneurial, brand marketing, social media, technology and innovation, and senior leadership experience through his private investments and service on the Boards of numerous educational and charitable organizations. Mr. Hatkoff also has extensive Board and Board committee experience at other public companies, including his prior service at Taubman Centers, Inc. and his long-standing service to Capital Trust, Inc., which enables him to provide significant insight as to governance and compliance-related matters particular to real estate companies.

Professional Experience
•
Vice Chairman of Capital Trust, Inc., a real estate investment management company that was listed on the New York Stock Exchange, and one of the largest dedicated real estate mezzanine lenders, from 1997 to 2000, and served on its Board of Directors from 1997 to 2010

•
Trustee of the New York City School Construction Authority, the agency responsible for the construction of all public schools in New York City, from 2002 to 2005

•
Founder and a managing partner of Victor Capital Group, L.P. from 1989 until its acquisition by Capital Trust, Inc. in 1997

•
Former co-head of the real estate investment banking unit at Chemical Bank, where he was a pioneer in commercial mortgage securitization

•
Co-founder of the Tribeca Film Festival; Chairman of Turtle Pond Publications LLC, which is active in children’s publishing and entertainment, and private investor in other entrepreneurial ventures

•
Adjunct Professor at Columbia Business School

•
Colgate University Entrepreneur of the Year (2024)

•
Other Current or Previous Non-Profit Directorships: Sesame Workshop; Rock & Roll Hall of Fame; Mandela Institute for Humanity; Desmond Tutu Peace Foundation, Wildlife Direct; Tribeca Film Institute

•
Former member of the Board of Directors of Taubman Centers, Inc., 2004 to January 2019 and Colony Capital, Inc. from February 2019 to February 2021

Other Public Board Directorships
•
Jaguar Global Growth Corporation I since February 2022

•
Captivision since November 2023

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/ Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management	Academia
Accounting	Technology/Cybersecurity

18	SL GREEN REALTY CORP. 2025 PROXY STATEMENT

MARC HOLLIDAY Chairman of the Board, Chief Executive Officer & Interim President Director Since: 2001 Age: 58 SL Green Board Service: • Executive Committee, Chair

Mr. Holliday’s extensive experience and skills in real estate and finance, as well as his role as Chief Executive Officer and Interim President of the Company, provide the Board with valuable knowledge of and expertise in our business and industry. Furthermore, Mr. Holliday’s role as Chairman and Chief Executive Officer facilitates communication between the Board and the Company’s senior management.

Professional Experience
•
Chief Executive Officer of the Company since January 2004; Chairman of the Board since January 2019; Interim President of the Company since January 2024

•
Joined the Company as Chief Investment Officer in July 1998; stepped down as President in April 2007 following promotion of Andrew Mathias to that position

•
President and Chief Executive Officer of Gramercy Capital Corp., from August 2004 to October 2008

•
Managing Director and Head of Direct Originations for New York-based Capital Trust Inc., a mezzanine finance company, where he was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages

•
Served in various management positions, including Senior Vice President at Capital Trust, Inc.’s predecessor, Victor Capital Group, L.P. from 1991 to 1997

•
Chairman of the Board of Directors of NYRA and executive officer and member of the Board of the Real Estate Board of New York, and a former member of the Board of Directors of Columbia University

•
B.S. degree in Business and Finance from Lehigh University in 1988 and M.S. degree in Real Estate Development from Columbia University in 1990

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	REIT/Real Estate Industry
Experience Over Several Business Cycles	Talent Management
Government/Regulatory Experience

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	19

PEGGY LAMB Director Director Since: 2025 Age: 60 SL Green Board Service: • Compensation Committee

Ms. Lamb has extensive experience and skills in real estate, finance and executive management through her work with Goldman Sachs, Halstatt Real Estate Partners and Halstatt LLC. As a result, Ms. Lamb provides the Board with valuable knowledge of and expertise in our business and industry. Ms. Lamb also has extensive public and other Board and Board committee experience, which enables her to provide significant insight as to governance and compliance-related matters particular to real estate investment companies.

Professional Experience
•
Managing Director of Halstatt LLC, a curated alternative investment platform that invests on behalf of institutional investors, since 2017

•
Principal in Halstatt Real Estate Partners private equity real estate funds since 2021

•
Serves on the Board of Starwood Credit Real Estate Income Trust since November 2023

•
Member of the real estate advisory board for the University of Florida Bergstrom Real Estate Center

•
Member of the Board of Directors of the Lucas Institute for Real Estate Development and Finance at Florida Gulf Coast University

•
Worked at Goldman Sachs from 1990 to 2005 and served in a number of management roles, including as Chief Operating Officer for Investment Banking Real Estate Department and Chief of Staff for the Financing Group

•
Worked at JMB Realty from 1986 to 1988 in acquisitions

•
B.S. degree from University of Illinois and M.B.A. degree from Harvard Business School

Other Public Board Directorships
•
Starwood Real Estate Income Trust, Inc. since January 2021 (non-exchange traded)

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/ Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management

20	SL GREEN REALTY CORP. 2025 PROXY STATEMENT

ANDREW W. MATHIAS Director Director Since: 2014 Age: 51 SL Green Board Service: • Executive Committee

Mr. Mathias’ extensive experience in real estate, including commercial real estate investment, and in-depth knowledge of the New York City real estate market, as well as his former role as President of the Company, provide the Board with valuable knowledge of our business and industry.

Professional Experience
•
Founder of Edge Park Mgmt. LLC, a general investment and advisory services firm, since January 2024

•
Advisor to the Company since January 2024

•
President of the Company from April 2007 until December 2023

•
Joined the Company in March 1999 as Vice President and was promoted to Director of Investments in 2002

•
Chief Investment Officer of the Company from January 2004 until January 2011

•
Chief Investment Officer of Gramercy Capital Corp. from August 2004 to October 2008

•
Worked at Capital Trust, Inc. and its predecessor, Victor Capital Group, L.P.

•
Worked on the high yield and restructuring desk at Bear Stearns and Co.

•
Member of the Board of Directors for the Regional Plan Association, which works to improve the prosperity, infrastructure, sustainability and quality of life of the New York-New Jersey-Connecticut metropolitan region

•
B.S. degree in Economics from the Wharton School at the University of Pennsylvania

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	REIT/Real Estate Industry
Experience Over Several Business Cycles	Talent Management
Government/Regulatory Experience

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	21
Board Refreshment
Led by our Nominating and Corporate Governance Committee, the Board engages in ongoing director succession planning, including a focus on refreshing the membership and leadership of the Board and its Committees. In January 2019, the leadership of the Board was transitioned from Stephen L. Green, our founder and Chairman of the Board for over 20 years, to Marc Holliday, who also serves as our Chief Executive Officer and Interim President. Mr. Green continues to serve as a director and as our Chairman Emeritus.
In March 2022, we added Carol N. Brown to our Board, and in March 2025, we added Peggy Lamb to our Board, as independent directors. As part of our Board succession planning, Betsy S. Atkins and Edwin T. Burton retired from our Board following our 2024 Annual Meeting of stockholders, and John S. Levy retired from our Board following our 2023 Annual Meeting of stockholders. As part of the Nominating and Corporate Governance Committee’s search for a director with significant REIT, finance and public board experience, Ms. Lamb was initially recommended by Ferguson Partners Consulting L.P., or Ferguson Partners, in their capacity as an executive search firm and was subsequently recommended by our Nominating and Corporate Governance Committee and appointed to our Board of Directors.
Board Composition Our Board nominees have varied knowledge, skills, experience, perspectives and backgrounds	Experience Our Board nominees have broad experience serving on public boards in industries relevant to the Company	Leadership Our Board nominees have strong corporate leadership backgrounds such as being CEO, CFO or holding other Executive positions
38% of our independent Board nominees are diverse, including gender and racial diversity	50% of our Board nominees currently serve or have served on the Boards of other publicly traded companies	88% of our Board nominees currently serve or have served as CEO or in senior leadership positions
Identification of Director Candidates
HOW WE IDENTIFY AND CONSIDER DIRECTOR NOMINATIONS
Identify Potential Candidates
Our Nominating and Corporate Governance Committee solicits and considers suggestions from our directors and management regarding possible nominees. Our Nominating and Corporate Governance Committee also may procure the services of outside sources or third parties to assist in the identification of director candidates. Candidates may also be identified by stockholders.

In-Depth Committee Review
The Nominating and Corporate Governance Committee:
•
Considers experience, qualifications, skills, background and perspectives

•
Meets with candidates and conducts interviews

–
In considering a potential nominee, each member of the Nominating and Corporate Governance Committee has the opportunity to interview potential nominees in person or by telephone and to submit questions to such potential candidate.

•
Review independence and potential conflicts

Recommend Candidates to Full Board	The Nominating and Corporate Governance Committee presents potential candidates to full Board for open discussion.
Review by Full Board	The full Board is responsible for approving potential candidates, following an opportunity to meet the candidate.

22	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
NCGC Director Recruitment Process
Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates and recommends director nominees to the Board to be considered for election at our Annual Meeting of stockholders. Our Nominating and Corporate Governance Committee adopted a written policy on the criteria and process of identifying and reviewing director candidates. Each director candidate must have:
1.
education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to the Company’s business or to its status as a publicly owned company;

2.
an unblemished reputation for integrity;

3.
a reputation for exercising good business judgment; and

4.
sufficient available time to be able to fulfill his or her responsibilities as a member of the Board and of any committees to which he or she may be appointed.

The Nominating and Corporate Governance Committee ensures that the potential nominee is not an employee or agent of and does not serve on the board of directors or similar managing body of any of our competitors and determines whether the potential nominee has an interest in any transactions to which we are a party.
In making recommendations to the Board, our Nominating and Corporate Governance Committee also considers such factors as it deems appropriate, in light of the skills, qualifications and background of the Board’s current composition and the opportunities and challenges the Board anticipates in the future. The Nominating and Corporate Governance Committee may consider the following:
•
the candidate’s industry knowledge and experience;

•
any actual or potential conflicts of interest and whether the candidate meets the NYSE independence criteria;

•
the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board;

•
qualifications to serve on appropriate Board committees (including financial acumen);

•
the candidate’s background and perspectives;

•
technological literacy;

•
strategic insight;

•
ability to introduce the Company to business or other opportunities;

•
reputation in the corporate governance community;

•
risk management skills; and

•
the candidate’s knowledge in the area of cybersecurity.

Stockholder Recommendations of Director Candidates
Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating all other candidates. Any recommendations by stockholders are to follow the procedures outlined under “Other Information—Other Matters—Stockholder Proposals and Nominations” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	23
BOARD STRUCTURE AND INDEPENDENCE
Board Leadership Structure
The Board currently consists of eight members. Marc Holliday serves as the Chairman of the Board and our Chief Executive Officer and Interim President, John Alschuler serves as our Lead Independent Director, and independent directors serve as Chairs for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. With 20 years of experience leading the Company, Mr. Holliday is uniquely qualified to serve as the Chairman of the Board. The Board believes that Mr. Holliday’s combined role as Chairman of the Board and Chief Executive Officer, together with the independent directors in its leadership structure, helps promote unified leadership and direction for the Company and the Board while also ensuring appropriate independent oversight of management by the Board.
Lead Independent Director
The Board believes that having a Lead Independent Director improves the overall functioning of the Board and strengthens the ability of the independent directors to effectively exercise independent oversight of management during periods when the Chairman of the Board is not an independent director. The Lead Independent Director is appointed by the independent directors on the Board, and has a number of responsibilities that help facilitate communication among our independent directors and between our independent directors and our Chief Executive Officer and Chairman, and ensure appropriate independent oversight of management by the Board.

JOHN H. ALSCHULER Lead Independent Director since 2010

Role of the Lead Independent Director
In addition to presiding at executive sessions of independent directors, the Lead Independent Director has the responsibility to:
1.
consult with the Chairman of the Board and Chief Executive Officer as to an appropriate schedule and agenda for each Board meeting, seeking to ensure that the independent directors can perform their duties effectively and responsibly;

2.
ensure that the independent directors have adequate resources, especially by way of full, timely and relevant information to support their decision making;

3.
advise the Chief Executive Officer and Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

4.
recommend to the Board and the Board Committees the retention of advisers and consultants who report directly to the Board;

5.
ensure that independent directors have adequate opportunities to meet and discuss issues in sessions of the independent directors without management present and, as appropriate, call meetings of the Independent Directors;

6.
serve as Chairman of the sessions of the independent directors;

7.
serve as principal liaison between the independent directors and the Chief Executive Officer and Chairman of the Company and between the independent directors and senior management;

8.
communicate to management, as appropriate, the results of private discussions among independent directors;

9.
chair the meetings of the Board when the Chairman is not present;

10.
with respect to questions and comments directed to the Lead Independent Director or to the independent directors as a group, determine the appropriate means of response, with such consultation with the Chief Executive Officer and Chairman and other directors as the Lead Independent Director may deem appropriate; and

11.
perform such other duties as the Board from time to time may delegate.

24	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Board and Committee Self-Evaluations
The Board believes that good governance can only be achieved through rigorous self-evaluation. Each year, our Nominating and Corporate Governance Committee establishes formal self-assessment procedures that are consistent with our Governance Principles, NYSE listing requirements and best practices identified during prior self-evaluations. The Board also engages with stockholders and third party advisers throughout the year to discuss corporate governance practices, and to ensure that the Board and its committees follow practices that are optimal for the Company and its stockholders while also delivering superior total return.
Board Evaluation Process

Initiate Process	Conduct Evaluation	Implement Conclusions
NCGC establishes Board and committee self-evaluation process, including incorporation of process improvements from previous review cycles	Directors meet to formally discuss the functioning of the Board and any committees on which they serve to identify areas for improvement. Independent directors meet separately with outside counsel	The Board and each committee implement proposed governance improvements with assistance of management and third party advisors, as needed
Director Independence
Our Governance Principles provide that a majority of our directors serving on the Board must be independent as required by the listing standards of the NYSE. In addition, the Board adopted director independence standards that assist the Board in making its determinations with respect to the independence of directors. The Board has reviewed all relevant facts and circumstances and considered all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management (some of such relationships are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions”). Based upon this review, the Board has determined that each of the following director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE and our director independence standards: Mses. Carol N. Brown, Lauren B. Dillard and Peggy Lamb and Messrs. John H. Alschuler and Craig M. Hatkoff. In addition, the Board previously determined that Ms. Betsy S. Atkins and Mr. Edwin T. Burton, who retired following our 2024 Annual Meeting of stockholders, were independent under the listing standards of the NYSE and our director independence standards. The Board has determined that Messrs. Stephen L. Green, Marc Holliday and Andrew W. Mathias, our three other directors, are not independent.
Executive Sessions of Non-Management Directors
Our Governance Principles require the non-management directors serving on the Board to meet in an executive session at least annually without the presence of any directors or other persons who are part of our management. In accordance with such requirement, the independent directors meet in executive sessions from time to time on such a basis. The executive sessions are regularly chaired by our Lead Independent Director.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	25
Communications with the Board
We have a process by which stockholders and/or other parties may communicate with the Board, individual directors (including the independent directors) or independent directors as a group. Any such communications may be sent to the Board or any named individual director (including the independent directors), by U.S. mail or overnight delivery and should be directed to Andrew S. Levine, Secretary, at SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852. Mr. Levine will direct all such communications to the intended recipient or recipients. Any such communications may be made anonymously.
Director Attendance
The Board held five meetings during fiscal year 2024, and all directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the periods they served during fiscal year 2024. In addition to participating in formal meetings, our Board members regularly communicate with each other, members of management and advisors and take action by written consent.
We encourage each member of the Board to attend each Annual Meeting of stockholders. One of our directors attended the Annual Meeting of stockholders held on June 3, 2024.
BOARD COMMITTEES
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at www.slgreen.com under the “Investors—Corporate Governance” section. Further, we will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to Andrew S. Levine, Secretary, at SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852. From time to time, the Board also may create additional committees for such purposes as the Board may determine. The information found on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with, or furnish to, the SEC.

26	SL GREEN REALTY CORP. 2025 PROXY STATEMENT

AUDIT COMMITTEE Members Lauren B. Dillard (Chair) Carol N. Brown Craig M. Hatkoff Meetings in 2024: 13

Principal Responsibilities:
Our Audit Committee’s primary purposes are to:
•
Select and appoint our independent registered public accounting firm

•
Assist the Board in its oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the qualifications and independence of the registered public accounting firm employed by the Company for the audit of the Company’s financial statements; the performance of the people responsible for the Company’s internal audit function; and the performance of the Company’s independent registered public accounting firm

•
Prepare the report that is required to be included in this proxy statement by the rules of the SEC

•
Provide an open avenue of communication among the Company’s independent registered public accounting firm, its internal auditors, its management and the Board

Each member of the Audit Committee is independent within the meaning of the rules of the NYSE and the SEC and each of them meets the financial literacy standard required by the rules of the NYSE.
Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this annual proxy statement.
Audit Committee Financial Expert:
The Board determined that Lauren B. Dillard qualifies as an “audit committee financial expert,” as defined in Item 407(d) of SEC Regulation S-K.

Our management is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.
Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements prior to the filing of our Annual Report on Form 10-K, reviewing our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and annually auditing the effectiveness of our internal control over financial reporting and other procedures.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	27

COMPENSATION
COMMITTEE
Members
Lauren B. Dillard (Interim Chair)
John H. Alschuler
Carol N. Brown
Peggy Lamb
Meetings in 2024: 3
In addition to participating in formal meetings, our Compensation Committee members regularly communicate with each other, members of management and advisors and take action by written consent.

Principal Responsibilities:
Our Compensation Committee’s primary purposes are to:
•
Determine how the Company’s Chief Executive Officer should be compensated

•
Administer the Company’s employee benefit plans and executive compensation programs

•
Determine compensation of our executive officers other than our Chief Executive Officer

•
Produce the report on executive compensation that is required to be included in this proxy statement

•
Solicit recommendations, with respect to the compensation of our executive officers, from our Chief Executive Officer regarding total compensation for all executive officers other than the Chief Executive Officer and review his recommendations in terms of total compensation and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items between cash and equity compensation

Each member of the Audit Committee is independent within the meaning of the rules of the NYSE and the SEC and each of them meets the financial literacy standard required by the rules of the NYSE.

During 2024, our Compensation Committee retained both Gressle & McGinley LLC (through June 2024) and Ferguson Partners (beginning in September 2024) as independent outside compensation consulting firms and engaged such firms to provide our Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendations concerning executive compensation. These firms regularly participate in Compensation Committee meetings. Ferguson Partners also provided services and analysis during 2024 in connection with the negotiation of our new employment agreement with our Chief Executive Officer. See “Executive Compensation—Compensation Discussion and Analysis.”

28	SL GREEN REALTY CORP. 2025 PROXY STATEMENT

NOMINATING
AND
CORPORATE
GOVERNANCE
COMMITTEE
Members
Craig M. Hatkoff (Chair)
John H. Alschuler
Carol N. Brown
Meetings in 2024: 1
In addition to participating in formal meetings, our Nominating and Corporate Governance Committee members regularly communicate with each other, members of management and advisors and take action by written consent.

Principal Responsibilities:
Our Nominating and Corporate Governance Committee’s primary purposes are to:
•
Identify individuals qualified to fill vacancies or newly-created positions on the Board

•
Recommend to the Board the persons it should nominate for election as directors at annual meetings of the Company’s stockholders

•
Recommend directors to serve on all committees of the Board

•
Develop and recommend to the Board governance principles applicable to the Company

•
Oversee ESG matters, including related risk and strategy

Each member of the Nominating and Corporate Governance Committee is independent within the meaning of the rules of the NYSE.

EXECUTIVE
COMMITTEE
Members
Marc Holliday (Chair)
John H. Alschuler
Stephen L. Green
Andrew W. Mathias
Meetings in 2024: 0
Our Executive Committee was not required to take any actions by written consent during fiscal year 2024, as all matters within its authority were approved by the Board.

Principal Responsibilities:
Subject to the supervision and oversight of the Board, our Executive Committee is responsible for, among other things:
•
The approval of our acquisition, disposition and financing of investments

•
The authorization of the execution of certain contracts and agreements, including those relating to our borrowing of money

•
The exercise, in general, of all other powers of the Board, except for such powers that require action by all directors or the independent directors under our articles of incorporation or bylaws or under applicable law

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	29
CORPORATE GOVERNANCE
Corporate Governance Highlights

Board Independence and Composition
•
Majority independent Board and 100% independent Nominating and Corporate Governance, Audit and Compensation Committees

•
Lead Independent Director role with robust responsibilities

Board and Board Committee Practices • Board and committee self-evaluations • Risk oversight by full Board and Audit Committee • ESG oversight • Robust stockholder engagement	Stockholder Rights • Annual election of all directors • Majority voting standard for director elections • Stockholder ability to amend bylaws by majority vote • Proxy access bylaw provision
Board Oversight of Strategy
One of the most important functions of the Board relates to its role in formulating and overseeing the execution of our business strategy. In order to do this, the Board:
•
actively participates with management in the formulation and refinement of our business strategy to help ensure that our strategic goals are thoughtfully constructed and well-articulated;

•
periodically meets with our management and external advisors in full day or multi-day sessions focused on long-term strategic planning;

•
no less than quarterly, receives updates from management regarding progress toward strategic goals, changes in market conditions, and external opportunities and challenges in order to assist our management;

•
monitors and evaluates performance and actively engages with senior management;

•
discusses aspects of our business strategy at every meeting, and includes key elements of our strategy in the work performed by the committees of the Board; and

•
oversees financial and operational performance, including sustainability, social and governance goals, and related metrics.

The Board believes that, through these ongoing efforts, it is able to focus on our performance over the short, intermediate and long term to secure the continuing health and success of the business for our stockholders.

30	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Enterprise Risk Management Oversight

Board
The Board is responsible for overseeing the Company’s risk management process. Both directly and through its committees, the Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management. In particular, the Board focuses on overseeing risks relating to the financial health of the Company, including the structure, composition and amount of our debt, broad market and portfolio conditions, status of development projects, ESG issues, succession planning and other material risks facing the Company.

Audit Committee
•
Oversees the Company’s risk management process

•
Reviews with management (a) Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) disclosure controls and internal controls over financial reporting and (c) the Company’s compliance with legal and regulatory requirements

•
Reviews major legislative and regulatory developments that could have a material impact on the Company’s contingent liabilities and risks

Compensation Committee
•
Considers potential risks to the Company in its determinations of the overall structure of our executive compensation program, our ability to attract, retain and motivate our management team, the specific goals it establishes for our executives and the influence of incentive compensation on risk-taking

Nominating and Corporate Governance Committee
•
Considers potential risks to the Company related to the composition of the Board, including succession planning, ESG matters, compliance with corporate governance guidelines and adoption of new policies and governance guidelines

Management
The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for company-wide policies and procedures, and day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that the Board leadership structure supports this approach.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	31

OVERSIGHT OF CYBERSECURITY
Included in our Board’s oversight and approach to risk management is a focus on cybersecurity. Our cybersecurity program, which is applied across all levels of the Company, is designed to protect our information assets and operations from external and internal cyber threats by seeking to mitigate and manage risks while helping to ensure business resiliency.
Cybersecurity Oversight
The Board oversees our risk management process directly and through its committees. Pursuant to the Audit Committee charter, the Audit Committee provides compliance oversight to our risk assessment and risk management policies and the steps management has taken to monitor and mitigate such exposures and risks.
Our Senior Director, Information Security & Network Systems, in coordination with the Senior Vice President, Information Technology, is responsible for leading the assessment and management of cybersecurity risks, and regularly reviewing and assessing cybersecurity initiatives. They are informed about and monitor the prevention, detection, mitigation, and remediation of cybersecurity incidents.
The Senior Vice President, Information Technology reports to the Board, the Audit Committee and management on cybersecurity risk assessment, policies, incident prevention, detection, mitigation, and remediation of cybersecurity incidents on an as needed basis.
Risk and Vulnerability Management
We take a risk-based approach to cybersecurity and have implemented policies that are designed to address cybersecurity threats and incidents, including those related to third-party service providers. We assess risks from cybersecurity threats, monitor our information systems for potential vulnerabilities and test those systems pursuant to our cybersecurity standards, processes and practices, as part of our overall risk management system.
Risk Mitigation and Strategy
With growing risks associated with cybersecurity, we mitigate our exposure by offsetting the potential costs involved with recovery after a cyber-related security breach or similar event by purchasing cyber liability insurance coverage.
Our cybersecurity strategy is guided by prioritized risk, the National Institute for Standards and Technology (NIST) Cybersecurity Framework, and emerging business needs. We maintain a cybersecurity incident response plan, as well as a monitoring program, to support senior leadership and the Board.
Security Assessments
We periodically employ internal software tools as well as external agencies to test the efficacy of our security protocols. Any weaknesses found are addressed through corrective action plans and systematic changes.
Cybersecurity Awareness
To ensure our employees are equipped with strategies to combat cybersecurity threats, our employees are provided cybersecurity awareness training throughout the year, which includes topics on our policies and procedures for reporting potential incidents. All employees also receive security awareness tips to help identify phishing, deceptive emails, and corrupt links.
Disaster Recovery
We undergo offsite disaster recovery testing of Day 1 and partial Day 2 critical systems annually and implement incident response procedures. Additionally, 100% of our employees are equipped with mobile computing and remote work capabilities that enable end-to-end continuity of business operations.
Cloud Computing
With the advancement and availability of cloud technologies, we leverage the power of the cloud to employ sophisticated cybersecurity and business resilience measures.
External Assurance
We periodically assess our IT systems to ensure adherence to industry standards, guidelines, and regulations. Our systems are also audited externally each year and any findings are tracked until they are adequately remediated.

32	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Stockholder Outreach
The Board believes that engaging in stockholder outreach is an essential element of strong corporate governance. We strive for a collaborative approach to issues of importance to investors and continually seek to better understand the views of our investors on key topics.
Who We Engage	Offered Engagement with Approximately	How We Engage

Over the past several years, the chairs of the Compensation and Nominating and Governance Committees and members of our senior management team have engaged with many of our largest institutional investors.
We held in-person and virtual meetings, conducted calls and otherwise engaged with investors on topics including our business strategy and executive compensation as well as governance and ESG matters.
Following the 2024 Annual Meeting, the Company:

Offered engagement with approximately	Had direct discussions with approximately	Directors participated in calls with stockholders representing approximately
68% of Outstanding Shares	44% of Outstanding Shares	39% of Outstanding Shares

CEO Agreement Extends Our Track Record of Board Responsiveness
Our Board has always valued stockholder feedback and has embarked on a robust stockholder outreach program over many years. That feedback has served as a key input to Board composition, corporate governance, and executive compensation, as well as environmental and social discussions and decisions at the Board and committee levels. The Board is proud of our track record of responsiveness to stockholder feedback over the years. In response to the 2024 say-on-pay advisory vote, and to inform the Compensation Committee’s deliberations as it designed elements of our CEO’s new employment agreement, the Board reached out to understand stockholder perspectives and views following the 2024 annual meeting of stockholders.
	Stockholder Outreach following Annual Meeting
	2024	2023	2022	2021	2020
Offered engagement to stockholders representing approx.	68%	75%	66%	65%	65%
Had one-on-one discussions with stockholders representing approx.	44%	69%	30%	50%	41%
Directors participated in calls with stockholders representing approx.	39%	38%	29%	36%	41%
Informed by stockholder feedback received, and in line with its prior commitment, the Compensation Committee designed the structure of our CEO’s new employment agreement to incorporate elements that appropriately incentivize and reward the CEO based on Company performance against preset goals. The highlights of the CEO’s new agreement can be found in the Compensation Discussion and Analysis section beginning on page 41.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	33
Stockholder Amendments to Bylaws
Our bylaws provide our stockholders the right to amend our bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter. As amended, our bylaws do not place any limitations on stockholder proposals to amend our bylaws beyond the advance notice provisions that apply to all stockholder proposals. Accordingly, all of our stockholders now have the right to propose any amendments to our bylaws that are permitted by applicable law and, if any such amendment is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter, it will become effective.
Declassified Board
Our Board is fully declassified, and our directors are elected for one-year terms as of our 2020 Annual Meeting.
Proxy Access
We have adopted a proxy access bylaw provision, enabling our stockholders to include their own director nominees in our proxy materials along with candidates nominated by the Board, so long as stockholder-nominees meet certain requirements, as set forth in our bylaws. For more information on our proxy access bylaw, see the section entitled “Other Information—Other Matters—Stockholder Proposals and Nominations.”
Majority Voting Standard and Director Resignation Policy
We have a majority voting standard for director elections. In an uncontested election (as is the case for this Annual Meeting), our bylaws provide that a majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” a nominee. With respect to a contested election, a plurality of all of the votes cast is sufficient for the election of directors. For this purpose, a contested election is deemed to occur at any meeting of stockholders for which the Secretary determines that the number of nominees or proposed nominees exceeds the number of directors to be elected at such meeting as of the seventh day preceding the date the Company files its definitive proxy statement for such meeting with the SEC (regardless of whether or not thereafter revised or supplemented).
If a nominee who currently is serving as a director receives a greater number of votes “against” his or her election than votes “for” such election in an uncontested election, Maryland law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Governance Principles, any nominee for election as a director in an uncontested election who receives a greater number of votes “against” his or her election than votes “for” such election must, within ten business days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider the resignation and, within 60 days following the date of the stockholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of the resignation.
The Board will then take formal action on the recommendation no later than 90 days following the date of the stockholders’ meeting at which the election occurred. In considering the recommendation, the Board will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and such additional factors, information and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision within four business days after the decision is made. The Board also will provide, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

34	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Environmental Social & Governance (ESG)
Our ultimate sustainability goal is to create long-term social, cultural, financial, and environmental benefits for our stakeholders—our investors, our partners, our tenants, our employees, and our community members. The success of our sustainability program is driven by guidance from our Board of Directors and the leadership of our executive management team. We depend on our best-in-class team to fully integrate and apply the organization’s ESG principles into day-to-day operations.
Delivering Value for All Our Stakeholders
Employees	Tenants	Community	Stockholders
We feel that an equitable and inclusive workplace is positively linked to performance. We are committed to fostering a corporate culture that enables our employees to meet their full potential.	Our long-standing relationships and continued collaboration with our tenants are essential to long-term improvement of our portfolio’s energy performance, while providing our tenants with unique offerings to track and foster sustainability.	SL Green’s success is linked to a thriving New York City. We support a variety of causes that address the physical, mental, and emotional needs of our community. We also create thousands of jobs and positive community impact.	Our ongoing efforts help attract and retain high-performing talent, maximize our portfolio and give back to our NYC community, elements which are essential to delivering long-term stockholder value.

ESG Oversight
•
Reflecting its importance to our long-term strategic plan, the Board has designated the oversight of ESG matters, including related strategy and risk, to the Nominating and Corporate Governance Committee.

•
At the management level, ESG and human capital initiatives are overseen by Edward V. Piccinich, SL Green’s Chief Operating Officer.

•
Annual ESG reporting is conducted in accordance with GRI, CDP, GRESB, SASB, and TCFD frameworks.

•
Environmental performance data is assured by a third party.

•
Physical environmental risk factors and transition risks related to environmental legislation are mitigated by energy management, long-term capital investments in energy efficiency, and tenant programs focused on sustainability.

•
More information can be found in the 2024 ESG Report.

Emission Management Strategy
1. Operational Efficiency
2. Capital Improvements
3. Energy Demand Management
4. Training & Development
5. Tenant Engagement
6. Embodied Carbon Reduction
7. Supply Chain Management
8. Renewables, Credits & Offsets

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	35
SCOPE 1, 2, AND 3—CAPITAL GOODS TARGETS: Validated by SBTi

2023: SLG emissions reduction targets were validated by SBTi.
SLG is committed to reduce absolute Scope 1 and Scope 2 emissions 50.4%
and Scope 3 (Capital Goods) emissions 30% by 2031 from a 2019 base year.
2025: We will be reevaluating our targets based on SBTi’s recent release of Building
Sector guidance, which includes target-setting methodologies and tools that were not previously tailored to our industry.

NYC Climate Regulation—Local Law 97 (LL97)—Response
•
New York City’s Climate Mobilization Act’s Local Law 97 (LL97) requires buildings greater than 25,000 square feet to meet strict emissions limits.

•
SL Green expects to be fully compliant with LL97 in the first compliance period through 2029 and is taking critical steps to manage and further reduce emissions in anticipation of the more stringent compliance requirements starting in 2030. These steps include:

•
Ongoing Retro Commissioning

•
Identified Energy Conservation Measures (ECMs)

•
Semi-annually reprioritizing 5- and 10-year Capital Plans

•
Evaluating Incentive Opportunities

•
Facilitating Tenant Energy Incentives

•
Educating Stakeholders on Compliance Requirements

•
Participating in Industry Committees to Provide Feedback on Proposed Rulemaking

•
Analyzing Building Composition to Identify Energy-Intensive Spaces

Human Capital Management
•
Proud to be recognized as a Great Place to Work for the third consecutive year

•
33% of employees have worked at SL Green for >7 years, and 61% of open corporate management positions were filled by internal promotions

•
Market-leading benefits program spanning healthcare, 401(k) match, employee stock purchase plan, disability and advanced fertility coverage, wellness and life insurance

•
Investments in human capital development through training programs, tuition reimbursement and ongoing education

•
Zero tolerance, anti-discrimination and anti-harassment policies and training

Corporate Philanthropy
•
Over $20M in financial support contributed to over 500 charitable organizations in New York City and beyond over the past 11 years

•
Co-founded FOOD1st to address NYC food insecurity; delivered over 1,000,000 meals since April 2020

•
Under the Governor’s Committee on Scholastic Achievement, a non-for-profit that connects high school students from underperforming New York communities with corporate mentors, SL Green employees volunteer as mentors, intended to provide local high school students with the knowledge of what is required to succeed in the “real world”

•
Ongoing donation of one percent of gross ticket sales at SUMMIT, One Vanderbilt’s immersive observatory experience, to New York focused charities through the SUMMIT Foundation

36	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Governance Principles
The Board adopted Governance Principles that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. A copy of the Governance Principles is available on our website at https://slgreen.gcs-web.com/corporate-governance. Among the areas addressed by the Governance Principles are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Governance Principles and will recommend, as appropriate, proposed changes to the Board. Although there is no one-size-fits all approach to corporate governance, we believe that our Governance Principles are aligned with the expectations of our stockholders.
Code of Ethics
The Board adopted a Code of Ethics that applies to our directors, executive officers and employees. The Code of Ethics is available on our website at https://slgreen.gcs-web.com/corporate-governance. The Code of Ethics is designed to assist our directors, executive officers and employees in complying with legal requirements and in resolving moral and ethical issues that may arise, and in complying with our policies and procedures. Among the areas addressed by the Code of Ethics are legal compliance, conflicts of interest, use and protection of the Company’s assets, confidentiality, communications with the public, accounting matters, records retention, fair dealing, discrimination, harassment and health and safety. We intend to disclose on our corporate website, at the address listed above, any amendment to, or waiver of, any provisions of this Code applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.
Whistleblowing and Whistleblower Protection Policy
We have adopted a Whistleblowing and Whistleblower Protection Policy pursuant to which our employees must report if they observe, suspect or become aware of a violation of applicable laws, regulations, or business ethics standards, and pursuant to which the Audit Committee established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chair of our Audit Committee, c/o Andrew S. Levine, Secretary, SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852. Any such communications may be made anonymously.
Additional Information
You are encouraged to visit the “Investors—Corporate Governance” section of our corporate website at www.slgreen.com to view or obtain copies of our committee charters, Code of Ethics, Governance Principles and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with, or furnish to, the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Ethics, Governance Principles and director independence standards by directing your request in writing to SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852.
Lobbying, Political Contributions and Trade Associations
The Company believes that participation in the public policy process is an important and essential means of enhancing stockholder value. Our efforts in this area are directly overseen by our CEO and reviewed periodically by the full Board and on an ongoing basis by our legal department to ensure compliance with applicable laws.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	37
DIRECTOR COMPENSATION
Director Compensation Process
We review our director compensation annually, including engagement of our compensation consultants to evaluate the structure and competitiveness of our non-employee director compensation and recommend changes as appropriate. Based on these reviews, since 2019, we have reduced the value of the annual stock grant to directors by $65,000, or 21.7%, from $300,000 to $235,000, and reduced the cash retainer paid for serving as our Lead Independent Director by $15,000, or 17.6%, from $85,000 to $70,000.
Most recently, in December 2024, the Compensation Committee again conducted a full review of our director compensation in consultation with Ferguson Partners and FTI Consulting. No changes were implemented as a result of that review.
Elements of Director Compensation
Only non-employee Directors are compensated for service on the Board. During the fiscal year ended December 31, 2024, the fees for non-employee Directors were:
Annual cash retainers
Cash retainer	$50,000
Additional cash retainer if serving as the Lead Independent Director	$70,000
Additional cash retainer if serving as a chair of the Audit Committee	$25,000
Additional cash retainer if serving as a chair of the Compensation Committee	$20,000
Additional cash retainer if serving as a chair of the Corporate Governance Committee	$5,000
Meeting fees
For each meeting of the Board or a committee of the Board	$1,500
For each special meeting of the Audit Committee held independently of Board meetings	$4,000
Stock grant
Valued at the grant date with shares fully vested on such grant date.	$235,000
The annual fees and meeting fees generally are payable quarterly in cash. Each director may elect to receive some or all of these fees in stock and, as noted below, may elect to defer some or all of these fees.
Under our Non-Employee Directors’ Deferral Program, our non-employee directors were entitled to elect to defer up to 100% of their annual fees, meeting fees and annual stock grant. At each director’s election, cash fees deferred under the program could be credited in the form of either phantom stock units, account credits that accrue earnings or losses based on a 30-day SOFR-based rate at the beginning of each month plus 2.10% (or based on such other rate or the performance of such investments as may be determined in advance by the Board) or measurement fund credits that track the performance of one or more open-ended mutual funds selected by the director. Stock grants deferred under the program are credited in the form of phantom stock units. Subject to limitations contained in the program, on a fixed date each quarter, a director may convert phantom stock units into account credits or measurement fund credits or vice versa or change the mutual funds that some or all of the director’s measurement fund credits track. All cash fees credited as, and conversions of or into, phantom stock units or measurement fund credits are based on the fair market value of our common stock or the applicable mutual fund on the date the cash fees otherwise would have been paid or the date of the conversion, as applicable. Unless otherwise elected by a director, a director’s phantom stock units, account credits and measurement fund credits are payable on the earlier of the January 1st coincident with or next following the director’s termination of service from the Board, or a change in control of the Company, as defined by the program. Phantom stock units are payable in an equal number of shares of our common stock; provided that we may elect to instead settle a director’s phantom stock units by paying the director cash in an amount equal to the value of such shares of common stock. Account credits and measurement fund credits are payable in cash. Under the program, each director is entitled to receive dividend equivalents that are paid currently on the director’s phantom stock units, unless the director elected to defer payment of such dividend equivalents and have them concurrently reinvested into additional phantom stock units.

38	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
2024 Director Compensation
Directors of the Company who are also employees receive no additional compensation for their services as directors. The following table sets forth information regarding the compensation paid to our non-employee directors for their service during the fiscal year ended December 31, 2024.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)
John H. Alschuler	$132,000	$235,000	—	—	$367,000
Betsy S. Atkins(4)	$29,500	$235,000	—	—	$264,500
Carol N. Brown	$74,000	$235,000	—	—	$309,000
Edwin T. Burton, III(4)	$48,000	$235,000	—	—	$283,000
Lauren B. Dillard	$142,500	$235,000	—	—	$377,500
Stephen L. Green	$57,500	$235,000	—	—	$292,500
Craig M. Hatkoff	$82,000	$235,000	—	—	$317,000
Andrew Mathias	$57,500	$235,000	—	$99,996(5)	$392,496

(1)
Mr. Alschuler deferred $60,000 of his 2024 cash compensation pursuant to our Non-Employee Directors’ Deferral Program. Mr. Mathias deferred $57,500 of his 2024 cash compensation pursuant to our Non-Employee Directors’ Deferral Program.

(2)
Amounts shown reflect the full grant date fair value on the date of grant of shares of our common stock or phantom stock units granted to the directors in 2024, excluding shares of our common stock and phantom stock units credited in lieu of annual fees and meeting fees.

(3)
There were no stock options granted to members of the Board in 2024.

(4)
Ms. Atkins and Mr. Burton retired following the 2024 Annual Meeting.

(5)
Represents the annual retainer fee, paid on a monthly basis, pursuant to the non-renewal and advisory agreement we entered into with Mr. Mathias in October 2023. Under the agreement, Mr. Mathias received a monthly advisory fee in 2024. Further information on the agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Non-Renewal and Advisory Agreement” on page 100.

Director compensation has been unchanged since 2019, when we reduced the value of the annual stock grant to directors by $65,000, or 21.7%, from $300,000 to $235,000 and reduced the cash retainer paid for serving as our Lead Independent Director by $15,000, or 17.6%, from $85,000 to $70,000.

39
EXECUTIVE OFFICERS
The following sets forth biographical information regarding our executive officers who are not also directors.

MATTHEW J. DILIBERTO Chief Financial Officer Executive Officer Since: 2015 Age: 50

•
Mr. DiLiberto joined the Company in September 2004 and currently serves as the Company’s Chief Financial Officer, overseeing the finance, accounting, tax, investor relations and corporate capital markets functions of the organization.

•
Mr. DiLiberto previously served as the Company’s Chief Accounting Officer & Treasurer from 2007 to 2014.

•
From June 2000 to September 2004, Mr. DiLiberto was with Roseland, New Jersey-based Chelsea Property Group, now a division of Simon Property Group, a REIT focused on the development and ownership of premium outlet centers, where he was a Controller and Director of Information Management.

•
From August 1998 to June 2000, Mr. DiLiberto worked at New York-based Vornado Realty Trust, a diversified REIT with ownership interests in office, retail, and other property types, where he worked as a Senior Financial Analyst focusing on accounting and controls as well as the preparation of high-level management reports and SEC filings.

•
Prior to joining Vornado Realty Trust, Mr. DiLiberto worked as a Business Assurance Associate at Coopers and Lybrand, LLP (now PricewaterhouseCoopers LLP).

•
Mr. DiLiberto currently serves as Chairman of the Board of Directors of the FDNY Foundation, the official not-for-profit of the New York City Fire Department, and has been a firefighter in New Jersey since 1997.

•
Mr. DiLiberto received a B.S. degree in Accounting from The University of Scranton.

ANDREW S. LEVINE General Counsel Executive Officer Since: 2007 Age: 66

•
Mr. Levine has served as our Chief Legal Officer and General Counsel since April 2007 and as our General Counsel, Executive Vice President and Secretary since November 2000.

•
Prior to joining the Company, Mr. Levine was a partner in the REIT and Real Estate Transactions and Business groups at the law firm of Pryor, Cashman, Sherman & Flynn, LLP.

•
Prior to joining Pryor, Cashman, Sherman & Flynn, LLP, Mr. Levine was a partner at the law firm of Dreyer & Traub.

•
Mr. Levine received a B.A. degree from the University of Vermont and a J.D. degree from Rutgers School of Law, where Mr. Levine was an Editor of the Law Review.

•
He currently serves as a member of the Advisory Committee for Rutgers Center for Corporate Law and Governance.

40
EXECUTIVE COMPENSATION
PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, and related SEC rules, we are asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At our 2023 annual stockholder meeting, our stockholders voted, on a non-binding, advisory basis, by an affirmative vote of a majority of all votes cast, that the Company should continue to hold future non-binding advisory votes on executive compensation on an annual basis. On June 5, 2023, the Board determined that it will include future advisory votes on the compensation of our named executive officers in the Company’s annual meeting proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than the 2029 annual meeting of stockholders.

Accordingly, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The affirmative vote of a majority of all the votes cast with respect to this proposal will be required to approve this proposal.

The results of this advisory vote are not binding on the Compensation Committee, the Company or the Board. Nevertheless, we value input from our stockholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

The Board unanimously recommends a vote “FOR” the above resolution regarding the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion in this Proxy Statement.

EXECUTIVE COMPENSATION	41
COMPENSATION DISCUSSION AND ANALYSIS
This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative and quantitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.
Throughout this proxy statement, the individuals who served as our Chief Executive Officer Chief Financial Officer and Chief Legal Officer and General Counsel during our 2024 fiscal year are referred to as the “named executive officers,” “our NEOs” or our “executives.” In this section, references to the “Committee” mean the Compensation Committee of the Board of Directors.
Executive Summary
Named Executive Officers

Marc Holliday Chief Executive Officer, Chairman of the Board and Interim President	Matthew J. DiLiberto Chief Financial Officer	Andrew S. Levine Chief Legal Officer and General Counsel
Compensation Objectives and Philosophy
We have adopted a pay-for-performance executive compensation philosophy that rewards the achievement of annual and long-term goals of both the Company and individual executives, while achieving the following objectives:
ALIGNMENT Provide performance-based incentives that create a strong alignment of management and stockholder interests	TALENT Attract and retain top talent in a market that is highly competitive for New York City commercial real estate management	MOTIVATION Motivate our executives to achieve superior performance	BALANCE Achieve an appropriate balance between risk and reward in our compensation programs that does not create incentives for unnecessary or excessive risk taking	EFFICIENCY Foster the dedication required to succeed against our competitors, while maintaining low overall general and administrative expense

42	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Our Pay-for-Performance Approach

We believe that the Company’s long-term success is a direct result of a compensation philosophy that cultivates the ability to overcome challenging and uncertain business environments by applying creativity and vision, sourcing lucrative opportunities and developing new avenues for growth, such as:
•
Diversifying the Company’s income streams by launching our NYC opportunistic debt fund and significantly expanding our special servicing and asset management platforms, all without meaningful increase to our already low G&A expense, leading to enhanced financial performance

•
Executing on new strategic opportunities including the globalization of SUMMIT and spearheading office-to-residential conversion initiatives in New York City

•
Submitting a bid to develop a one-of-a-kind Times Square casino hotel

•
Continuing outperformance and downside protection resulting from strategic dispositions since 2020 based on market capitalization rates at the time of sales compared to current rates, and opportunistic stock buybacks since 2017

The Committee’s pay-for-performance approach recognizes and appropriately incentivizes the execution required to deliver on our visionary strategic plan in one of the most competitive operating environments in the world

2024 Performance Highlights
58% One-Year TSR Best One-Year TSR of all Office and NYC Peers(1)	+5,394 basis points One-Year Outperformance vs. Dow Jones U.S. Real Estate Office Index(1)
$5.24 Normalized FFO Per Share(2)	92.5% Manhattan Same Store Occupancy
3.6M square feet Manhattan Office Leasing Volume	$209M Normalized Funds Available for Distribution(2)

EXECUTIVE COMPENSATION	43
2024 GOALS AND ACHIEVEMENTS
The 2024 Goals were presented at our Institutional Investor Conference on December 4, 2023.
Goals for 2024		How We Did
Sign 2.0M Square Feet of Manhattan Office Leases		Signed 3.6M Square Feet of Manhattan Office Leases
Manhattan Same Store Occupancy 91.6%		Achieved 92.5% Occupancy at Year End
Manhattan Office Mark-To-Market 2.5%—5.0%		8.5% Mark-to-Market on Signed Leases
Close NYC Opportunity Fund, Target Size $1.0B		Fund Closed
Fund Deployment >$150M	X	$118M of Originations
Dispositions of $1.45B	X	$746M of Strategic Dispositions
One Madison: 75% Leased	X	66.6% Leased
760 Madison: Complete 100% of Condominium Sales		100% Sold
245 Park: Sell Joint Venture Interest of 25%	—	Sale Deferred
Launch 750 Third Residential Conversion		Launched
Obtain Downstate Casino License	—	Delayed to 2025
Announce Two Additional SUMMIT Locations	X	Announced SUMMIT Paris, Second Location Delayed
Same Store Cash NOI(2) Growth 1.0—2.0%	X	Same Store Cash NOI(2) of (1.2%)
Reduce Debt by $1.0B		Reduced Debt by $1.4B
Extend, Modify & Refinance $5.0B of Debt		Achieved $5.2B of Debt Extensions, Modifications & Refinancings
Discounted Debt Gains of $50M		Achieved $216M of Discounted Debt Gain
Reduce Short Interest to <15%		Reduced Short Interest to 9.8%(1)
One-Year TSR Performance >10%		TSR Performance of 58%(1)
Exceed DJ U.S. Real Estate Office Index by 250 Basis Points		Outperformed Index by 5,394 Basis Points(1)

(1)
Source: Bloomberg.

(2)
Refer to Appendix A to this proxy statement for reconciliations of Normalized FFO Per Share, Normalized Funds Available for Distribution and Same Store Cash NOI. Normalized FFO Per Share and Normalized Funds Available for Distribution include Gain on Discounted Debt Extinguishment of $20.0M, with gains on Discounted Debt Extinguishment in excess of $20.0M excluded from the final calculations. Same Store Cash NOI is presented excluding lease termination income.

The goals established as part of our performance-based compensation programs in January 2024 were in line with those outlined at our December 2023 Institutional Investor Conference established as a roadmap for fiscal year 2024.

As in prior years, the Company remained agile and prioritized short-term and long-term stockholder return ahead of certain goals, such as debt and preferred equity originations and strategic dispositions, even where pursuing such goals might have increased the payout of earned performance-based awards and annual bonuses.

44	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Compensation Program Overview
Majority of 2024 Pay at Risk*
Majority of 2024 Compensation Paid in Equity*
	CEO	Other NEOs
Equity Compensation • Performance-Based Equity Awards • Time-Based Equity Awards • Annual Bonus Received in Equity	93.7%	87.5%
Cash Compensation • Base Salary • Annual Bonus Received in Cash	6.3%	12.5%
Focus on incentive-based compensation aligns payouts with Company performance and stockholder value creation.

*
Percentages do not include the value of the retention performance incentive granted to our CEO in December 2024 in connection with entering a new employment agreement and exclude amounts categorized as “Other Compensation” in the Summary Compensation Table

CEO Agreement Extends Our Track Record of Board Responsiveness; Consideration of Say-on-Pay Vote
In line with stockholder feedback received over the past several years, our executive pay structure has been deliberately and decisively transformed to focus on incentivizing and rewarding executives for actions that create sustainable stockholder value.
	Stockholder Outreach following Annual Meeting
	2024	2023	2022	2021	2020
Offered Engagement to stockholders representing approx.	68%	75%	66%	65%	65%
Had one-on-one discussions with stockholders representing approx.	44%	69%	30%	50%	41%
Directors participated in calls with stockholders representing approx.	39%	38%	29%	36%	41%

EXECUTIVE COMPENSATION	45
Stockholder feedback over the last several years, as well as during the design of our CEO’s new employment agreement, informed the final structure of the agreement. That feedback, together with the Committee’s prior commitment, incorporated elements that appropriately incentivize and reward our CEO based on Company performance against preset goals. The highlights of our CEO’s new agreement include:
Pay Element	Key Features	Update from Prior Contract	Pay for Performance Alignment
Annual Compensation Structure
Base salary	$1.4 million per year	• First increase since 2018	✓ Remains the only fixed pay element
Annual Incentive	Target Annual Incentive: 200% of base salary, with threshold and max performance earning 50% and 400%, respectively	• Maximum increased to 2X of target (from 1.5X of target), subject to rigorous incentive payout curve	✓ 100% of CEO annual incentive based on formulaic outcome ✓ No discretionary adjustments ✓ CEO may elect to receive earned annual incentive in equity subject to a three-year no-sell restriction
Long-Term Incentives	Time-Based Equity Awards: $5 million, with an up to 200% performance modifier based on preset three-year Company performance goals	• Addition of an Outperformance Modifier based on preset 3-year operational or financial goals
✓
Eliminates short-term performance goals for long-term equity incentives in line with prior commitment

✓
Balances need to retain CEO with rewarding outperformance that creates incremental stockholder value

	Performance-Based Equity Awards: $5 million (target value) based on three-year Relative TSR performance Earned LTIP units subject to three-year absolute TSR (-25% to +50%)	• Elimination of annual performance goals that underpinned prior performance-based awards • Reduction from $7.5 million prior target awards	✓ Eliminates short-term performance goals for long-term equity incentives in line with prior commitment ✓ Rewards outperformance with earned value in line with incremental stockholder value
New Business Incentives
Casino Incentive	One-time cash bonus of $10 million earned only if 1515 Broadway is converted into a hotel/casino and achieves projected EBITDA milestone and operating revenue	• Earned ONLY IF transformational project receives regulatory approval AND generates revenue and achieves profitability goals	✓ Incentivizes execution of transformational project with the potential to generate significant incremental stockholder value
Debt Fund Carried Interest	12% of carried interest of debt fund with no guaranteed payouts	• In line with profit sharing incentives of comparable dedicated investment professionals	✓ Payouts contingent on profitability of opportunistic debt fund and ONLY IF earnings first accrue to the Company
Retention Performance Incentive
Retention Performance Incentive	$4.5M denominated in 100% performance-based equity, requiring $100 stock price for 20-day period, and subject to continued employment for next three years	• Key component of executive succession planning and stability of management team	✓ All-or-nothing performance hurdle structure ensures significant incremental stockholder value creation following two consecutive years of market-leading TSR performance
Severance
Severance Provision Updates	Severance and CIC provisions generally consistent with prior employment contracts	• Cash severance will be based on “average bonus in prior two years” compared to “maximum bonus” in prior contracts for Termination without Cause or for Good Reason (for non-CIC)	✓ Reflects actual performance in prior years and in line with best practice ✓ Responsive to stockholder feedback considering long-held legacy provisions

46	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
In designing our CEO’s new contract, the Committee considered both stockholder feedback and current market norms to ensure that negotiations were centered around the most critical aspects.

The Committee’s primary focus was to eliminate the short-term performance goals in long-term performance equity awards in alignment with our commitment to stockholders. Even though the majority of stockholders did not raise concerns regarding our severance provisions, through negotiations the Committee also eliminated the maximum bonus from severance calculations, while retaining other legacy provisions that have been in place for over ten years.

Our 2024 Executive Compensation Program
Elements of Compensation
Since 2019, our executive compensation program has been updated and simplified in line with stockholder feedback to comprise only the following four pay elements:
	Percentage (all NEOs)	Pay Element	Purpose and Key Characteristics
FIXED		Annual Base Salary
•
Competitive annual base salaries encourage the retention and attraction of talented leadership, and reflect the scope of each executive officer’s duties and responsibilities

•
Base salary comprises a relatively small portion of our total NEO compensation

AT-RISK		Annual Bonus
•
Annual bonuses incentivize our named executive officers based on the achievement of annual financial and strategic goals

•
Our executives may receive all or a portion of annual bonuses in the form of fully vested equity that is subject to a multi-year no-sell restriction

•
Our CEO’s annual bonus is 100% formulaic and performance-based

•
Our CFO’s annual bonus is 60% formulaic and performance-based using the same criteria as our CEO, with the remaining 40% limited based on the calculation of the formulaic component

Performance-Based Equity Awards
•
Performance-based equity awards provide long-term incentives based on Company performance with the value derived directly linked to stockholder value creation:

•
50% based on performance against annual operating goals subject to a three-year absolute TSR performance modifier

•
50% based on three-year relative TSR performance, subject to a vesting cap when three-year absolute TSR is negative

Time-Based Equity Awards
•
Time-based equity grants, which are awarded based on performance and other factors provide both a retention tool and ensure the alignment of the interests of our executives with long-term stockholders

For 2025, in connection with entering into a new employment with our CEO, we have further increased the at-risk, performance-based equity portions of our compensation program—while eliminating short-term performance goals—to further strengthen the alignment between senior management and our stockholders.

EXECUTIVE COMPENSATION	47
Transformation of Executive Pay Reflects Stockholder Feedback
In line with stockholder feedback received over the past several years, our executive pay structure has been deliberately and decisively transformed to focus on incentivizing and rewarding executives for actions that create sustainable stockholder value.
Pay Element	Actions in line with Stockholder Feedback	2025 Features
Base salary	✓ Eliminated Deferred Compensation	✓ Base salary remains only fixed pay element ✓ 1st increase in CEO base salary since 2018
Annual Incentive
✓
Replaced TSR with operating metrics

✓
Eliminated discretionary annual bonus process

✓
Updated CEO to be 100% formulaic and CFO annual incentive to be 60% formulaic and based on Company performance against preset goals

✓ 100% of CEO and 60% of CFO annual incentive is formulaic ✓ Up to 100% of annual incentive may be paid in equity that remains subject to a three-year no-sell restriction
Long-term Incentives (“LTI”)
✓
Eliminated retesting and guaranteed equity grants

✓
Added 3-year Absolute TSR modifier to LTI performance equity underpinned by annual operating goals,

✓
Added 3-year Relative TSR for 50% of LTIP

✓
Implemented vesting cap for Relative TSR-based LTI performance equity

✓
Eliminated short-term performance goals for all LTI performance equity (2025)

✓
Greater than 60% of CEO’s target equity incentives are in the form of performance-based equity incentives

✓
No short-term performance goals in CEO’s LTI performance awards in line with commitment to stockholders

Other	✓ Eliminated automobile benefits for NEOs ✓ Modified cash severance to average bonus in prior two years (from maximum bonus) for non-CIC Termination without Cause or for Good Reason (2025)	✓ No excessive benefits for NEOs
Summary of 2024 Compensation
The Committee’s compensation decisions focus on:
• Contributions by our executives to our financial and operating performance	• The retention and motivation of key leaders	• Aligning the economic interests of our management team with our stockholders

On an aggregate basis, based on amounts reported in the Summary Compensation Table, compensation expense for our named executive officers materially decreased by over 25% due primarily to the non-renewal of our former President.

TOTAL DIRECT COMPENSATION FOR 2024
“Total Direct Compensation” reflects the actual amounts awarded by the Committee. The methodology for 2024 was generally consistent with 2023, with a year-over-year increase in the value of the annual Time-Based Equity Awards granted retrospectively in 2025 for 2024 performance.
	2024 Total Direct Compensation
Name	Base Salary	Annual Bonus(1)	Performance- Based Equity Awards(2)	Time-Based Equity Awards(2)	Total(3)
Marc Holliday	$1,250,000	$3,168,333(4)	$7,500,000	$7,875,000	$19,834,273
Matthew J. DiLiberto	$600,000	$2,226,100(4)	$555,556	$2,100,000	$5,495,456
Andrew S. Levine	$580,000	$1,025,000	$555,556	$1,812,500	$3,986,856

48	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
(1)
Determined 100% formulaically for Mr. Holliday, on a partially formulaic (60%) and partially discretionary (40%) basis for Mr. DiLiberto and on a discretionary basis for Mr. Levine.

(2)
Represents notional values of equity awards. For Mr. Holliday, the “Performance-Based Equity Awards” column excludes the $4,500,000 retention performance incentive of performance-based Class O LTIP units granted in connection with entering into his new employment agreement, which require achieving a twenty-trading day trailing average stock price of $100.00 to be earned.

(3)
Includes the following compensation categorized as “Other Compensation” as reflected in the Summary Compensation Table: Mr. Holliday—$40,940; Mr. DiLiberto—$13,800; and Mr. Levine—$13,800, respectively.

(4)
Represents 2024 cash bonus amounts earned less a true-up adjustment based on actual 2023 performance. Each year, we determine the formulaic component of annual cash bonuses in December based on projected results, which may result in adjustments if actual results differ from our projections.

Using our CEO’s 2024 compensation, the table below illustrates the differences between Total Direct Compensation and the Summary Compensation Table that appears later in this proxy statement.

The Total Direct Compensation approved by the Committee for Mr. Holliday for 2024 reflects our sustained sector-leading performance. Due to the timing and valuation methods of equity award grants and bonus determinations, certain amounts reported in the Summary Compensation Table for 2024 do not match the compensation actually approved by the Committee.

2024 CEO Direct Compensation vs. 2024 Summary Compensation Table
Element of Compensation	2024 Total Direct Compensation	2024 Summary Compensation Table
Base Salary	$1,250,000	$1,250,000
Annual Bonus(1)	$3,168,333	$2,486,913
Performance-Based Awards(2)	$7,500,000	$12,863,855
Annual Time-Based Award(2)	$7,875,000(3)	$4,044,048
Other Compensation	$40,940	$40,940
Total	$19,834,273	$20,685,756

(1)
Represents the bonus amount earned in a formulaic manner less a true-up adjustment based on actual 2023 performance. Because Mr. Holliday’s 2024 annual bonus was paid 100% in equity, the “Summary Compensation Table” column reflects the grant date value of LTIP units granted in December 2024.

(2)
The “Total Direct Compensation” columns reflect the target notional value awarded by the Committee for 2024 and excludes the retention performance incentive of performance-based Class O LTIP units granted in December 2024 in connection with entering into Mr. Holliday’s new employment agreement. The “Summary Compensation Table” column reflects the grant date value of the awards and includes the value of the retention performance incentive award.

(3)
Represents an annual time-based equity award that recognizes the CEO leadership in achieving SLG’s industry-leading TSR for 2023 and 2024 as well as his expanded role as Interim President for the entirety of 2024. The award was granted in 2025 and will therefore not be included in the Summary Compensation Table until our 2026 proxy statement.

ANNUAL BASE SALARY
We made no changes to the base salaries of our named executive officers for 2024 and the amounts for 2024 reflect the minimum amounts set forth in each executive’s employment agreement.

Base salary comprises a relatively small portion of our total NEO compensation and has remained nearly unchanged for many years. The new employment agreement with our CEO, which is effective for 2025, reflects an increase in line with market.

ANNUAL BONUS ELIGIBILITY
Formulaic Annual Bonus—CEO and CFO. Our annual bonus program is 100% formulaic for our CEO and 60% formulaic for our CFO. The percentages of base salary that can be earned under the program are set forth in each executive’s employment agreement. For 2024, each of our CEO and CFO were eligible to earn the following percentages of their respective base salary (with linear interpolation used to determine the percentage earned for performance that falls between threshold, target and/or maximum):
Executive	Threshold	Target	Maximum
Marc Holliday	50%	200%	300%
Matthew J. DiLiberto	50%	175%	250%

EXECUTIVE COMPENSATION	49
Based on our performance relative to the objective bonus criteria established in January 2024, Messrs. Holliday and DiLiberto each earned approximately 128% of the formulaic component of their respective 2024 target bonus. Each year, we determine the formulaic component of annual cash bonuses in December based on projected results, which may result in adjustments if actual results differ from our projections.

The specific performance criteria and respective preset goals that underpin our formulaic annual bonus program are established in January of each year by the Committee. These criteria and goals are in line with guidance presented at our annual investor conference and are set forth below under “2024 Performance Summary.”

Discretionary Annual Bonus—CFO and General Counsel. The employment agreement in effect with our CFO provides for a discretionary annual bonus equal to 40% of his total bonus opportunity. After calculating the formulaic component described above, such formulaic amount is then divided by 0.6, less the amount of the as-calculated formulaic component, to establish a non-formulaic bonus opportunity. Our CFO may then earn between 0% and 100% of the non-formulaic component as determined in the discretion of the Committee. For 2024, the Committee awarded $895,000 as the discretionary bonus. For 2024, the employment agreement with our General Counsel did not provide for formulaic percentages of base salary that can be earned and was 100% discretionary.

For 2024, our CFO and General Counsel received the discretionary portions of their respective bonuses based on the same performance criteria that were used for our CEO and CFO’s formulaic annual bonus program, as well as specific company goals and objectives for 2024 that were presented at our annual investor conference in December 2023 (summarized above).

The Committee considered that, on a formulaic basis, we achieved performance levels of target or above for every component of the formulaic bonus program. In addition, the Committee evaluated the contribution of our CEO and CFO to the full scope of our business, including financial goals, operational goals and other corporate goals and initiatives, many of which are key drivers of stockholder value.
Despite a challenging operating environment, we successfully executed many aspects of our strategic vision against the backdrop of a New York City commercial real estate market and office REIT sector that saw many peers struggle. In particular, in addition to the formulaic goals and other goals summarized earlier, the Committee considered performance within three primary categories and specifically recognized:
Financial Goals	Operational Goals	Other Goals

•
The continued outperformance of our platform, where we delivered:

•
Total return of 58% on an absolute basis (over 5x our stated goal)

•
Relative return of nearly 5,400 basis points in excess of the Dow Jones U.S. Real Estate Office Index (versus stated goal of 250 basis points)

•
Significantly exceeding our leasing objectives, where we achieved:

•
Over 3.5M square feet of signed leases (nearly double our stated goal of 2.0M square feet)

•
8.5% mark-to-market (more than double the midpoint for our goal of 2.5%—5.0%)

•
92.5% occupancy at year end (beating our goal of 91.6% by a significant margin)

•
Launched $1 billion opportunistic debt fund

•
Launched residential conversion at 750 Third

•
Sold all Georgio Armani Residences at 760 Madison Avenue

•
Advanced strategic initiatives, including: the lease-up of One Madison Avenue, announcement of an additional SUMMIT location, and seeking a Times Square casino license

The Committee recognized the significant contributions of our CFO and General Counsel to the organizational successes that we achieved during the year, and, in particular, the sustained outperformance of the Company despite the continuing impact of elevated inflation and interest rates on our balance sheet and operating environment. As a result, the Committee awarded a discretionary bonus to our CFO of 100% of his total non-formulaic maximum opportunity, and to our General Counsel that was approximately 14% higher than the bonus he received for 2023.

50	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Aggregate Annual Bonus Amounts
The table below summarizes the aggregate bonus amounts received by our named executive officers for 2024 on a formulaic, discretionary and aggregate basis. Mr. Holliday elected to receive 100% of his bonus in the form of LTIP units and Messrs. DiLiberto and Levine received 100% of their bonuses in the form of LTIP units based upon the discretion of the Committee.
Executive	Formulaic	Discretionary	Adjustment(1)	Total Bonus
Marc Holliday	$3,200,000	—	$(31,667)	$3,168,333
Matthew J. DiLiberto	$1,342,500	$895,000	$(11,400)	$2,226,100
Andrew S. Levine	—	$1,025,000	—	$1,025,000

(1)
Represents an adjustment to 2024 cash bonus amounts earned based on actual 2023 performance. Each year, we determine the formulaic component of annual cash bonuses in December based on projected results, which may result in adjustments if actual results differ from our projections.

ANNUAL EQUITY AWARDS
We grant our named executive officers performance-based LTIP units and time-based LTIP units annually in connection with their employment agreements and, in some cases, at the discretion of the Committee. For 2024, our annual long-term incentive equity award program consisted of grants of performance-based equity awards with multi-year performance criteria and time-based equity awards that vest based on continued service. We grant performance-based awards prospectively for each compensation year when we establish performance goals to incentivize our executives to deliver accretive value to stockholders. We grant time-based awards retrospectively based on each executive’s contributions to our achievements during the prior year.
The target amounts of performance-based equity awards and time-based equity awards for our named executive officers are set forth in their respective employment agreements. The amounts approved by the Committee for 2024 are set forth below:
Executive	Performance-Based	Time-Based	Total
Marc Holliday	$7,500,000	$7,875,000	$15,375,000
Matthew J. DiLiberto	$555,556	$2,100,000	$2,655,556
Andrew S. Levine	$555,556	$1,812,500	$2,368,056
The annual performance-based award that we granted to Mr. Holliday was equal to the target amount set forth in his prior employment agreement. Earned performance-based LTIP units will vest 100% for Mr. Holliday on December 31, 2026. The time-based LTIP units granted to Messrs. Holliday and Levine vest ratably over three years on January 1st of each year following the grant date and on January 1, 2026, for Mr. DiLiberto, subject in each case to continued employment. The shorter vesting periods for the time-based LTIP units granted to Mr. DiLiberto aligns with the expiration of his employment agreement.

The Committee granted annual time-based equity awards to our executives above the target amounts set forth in their respective employment agreements due to our extraordinary, sector-leading TSR in both 2024 and 2023, which resulted in TSR performance of approximately 135% over that period. In the case of Mr. Holliday, the Committee also considered his expanded role as Interim President during 2024 when awarding an above-target amount.

Our employment agreements with Messrs. DiLiberto and Levine in effect for 2024 did not provide for target annual performance-based equity grants, but both participate, at the Committee’s discretion, in our annual long-term performance-based equity program. Earned performance-based LTIP units granted for 2024 will vest 50% on each of December 31, 2026 and December 31, 2027, for Messrs. DiLiberto and Levine.
NEW BUSINESS INCENTIVES
In connection with entering into his new employment agreement, Mr. Holliday received two incentives linked directly to the profit targets of new lines of business. The purpose of these incentives is to motivate and reward the CEO to maximize growth in strategic new business through a transparent structure based on pre-set financial goals aligned with long-term stockholder value creation.

EXECUTIVE COMPENSATION	51
Casino Incentive: Mr. Holliday is eligible to receive a cash incentive of $10.0 million ONLY IF (i) the building at 1515 Broadway, New York, New York is redeveloped into a hotel/casino, AND (ii) the completed project commences operating revenue and achieves a specific projected EBITDA milestone.
Debt Fund Carried Interest: Mr. Holliday is eligible to receive a payout contingent on the profitability of our opportunistic debt fund ONLY IF earnings first accrue to the Company. Per the incentive structure, Mr. Holliday would receive 12% of the carried interest distribution, if any, received by the general partner of our opportunistic debt fund.

The Committee designed these new business incentives following a thoughtful review of alternative compensation structures used by companies outside of the REIT industry and following discussions with stockholders during the Company’s most recent off-season engagement. These incentives will be paid ONLY IF the applicable performance conditions are satisfied.

RETENTION PERFORMANCE INCENTIVE (CEO)
In connection with entering into his new employment agreement, Mr. Holliday received a retention performance incentive grant of Class O LTIP units in December 2024 with a notional value of $4.5 million. The award is subject to both time-based vesting conditions and performance-based vesting conditions, with the performance-based vesting conditions satisfied if the average per share price of our common stock equals or exceeds $100.00—an increase of nearly 50% over the grant date conversion price of $68.07—for any trailing twenty trading day period between the grant date and the fifth anniversary thereafter. Subject to achievement of the foregoing performance hurdle and continued employment, the award vests ratably on December 31, 2025, December 31, 2026, and December 31, 2027.
In structuring and negotiating the terms of the retention performance incentive, the Committee considered similar awards granted in 2023 by our peers at Paramount Group, Inc. and Vornado Realty Trust, which also incorporated a 20-day trailing trading day average stock price requirement to satisfy the performance-based vesting condition.

The Committee granted this performance incentive as part of its succession plan to ensure Mr. Holliday’s continued service and pivotal role in developing SLG’s next generation of leaders. In particular, we are focused on identifying an officer to assume the role of President, in which role Mr. Holliday has served on an interim basis since January 2024.

As designed, the incentive only provides realized value if our stock price increases nearly 50% from the date of grant, which represents significant stockholder value creation, especially following two-year TSR sector outperformance with TSR of approximately 135%.

For detailed 2024 pay outcomes for each of our named executive officers see the NEO scorecards below.
How We Establish Performance Goals—Formulaic Annual Bonus and Equity Awards
Emphasis on At-Risk Pay Elements
In line with stockholder feedback, we have continued our commitment to rigorous performance-based incentives. For 2024:
✓
93.7% of CEO compensation was performance-based and at-risk

✓
87.5% of other NEO compensation was performance-based and at-risk

Rewards superior performance, while aligning interests with those of our stockholders by using long-term equity.

Performance Metrics Reflect Complexities of Our Business
Performance criteria across a range of financial and corporate goals as well as performance periods. These criteria account for the short- and long-term complexities of operating our business.
A blend of performance periods maintains our overall long-term focus while also accounting for the challenges we may face in forecasting for periods greater than 12 months that result from our aggressive recycling of capital and our focus on transformational initiatives.

No One-Size-Fits-All Solution
Designed goals that incentivize our executive officers no matter the time horizon.
Compensation structure that links executive officers’ focus on our business to the way our stockholders think about value.

52	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
	Annual Bonus	Annual Equity Awards (Operational Component)	Annual Equity Awards (Relative Component)
Period	One year	One year with three-year modifier	Three years
Objectives	• Normalized FFO per share • Discounted debt extinguishment gains • Debt refinancings / extensions / modifications • NYC Opportunity Fund size • G&A expense
•
Normalized funds available for distribution

•
Combined net debt reduction

•
Manhattan same store office leased occupancy

•
Manhattan office leasing volume

•
Liquidity

•
Absolute TSR (three-year modifier)

•
TSR relative to the constituents of an office REIT index

•
TSR relative to a group of NYC peers

•
Subject, in each case, to a vesting cap at target if absolute TSR is negative over three-year period even if relative TSR outperforms peers

Shorter Performance Period (performance metrics within management’s scope and visibility)	Longer Performance Period (performance metrics that align with the creation of stockholder value)

In the aggregate, our compensation program is heavily weighted towards at-risk and performance-based compensation with rigorous performance targets, most of which is in the form of equity and subject to vesting over a three-year period.

In response to stockholder feedback, our CEO’s 2025 employment agreement provides that all performance-based equity awards will be subject to three-year performance goals, i.e., all annual performance goals that previously underpinned prior years’ performance-based awards have been eliminated.

RIGOROUS METHODOLOGY FOR SETTING PERFORMANCE GOALS
The Committee, in consultation with management and other advisors, takes the same four step approach each year to establishing our performance goals and administering our performance-based equity programs. Through this process, we focus on building a culture of alignment and accountability, connecting internal budgeting, external guidance and compensation opportunities.
The Committee does not look to comparisons of forward-looking performance goals versus prior year goals or results as part of this process.
ASSESS	PROJECT	ESTABLISH	MEASURE
• Current economic and competitive landscape • Identify trends, challenges and opportunities that will impact our performance
•
Establish formal guidance and internal projections based on current conditions

•
No consideration of prior year forecasts, which may result in narrower or wider ranges depending on anticipated volatility

		• Establish rigorous performance goals based on management’s guidance and internal projections • Consider both individual metrics and relationship between metrics to ensure alignment	• Year-end measurement of performance for formulaic bonuses and performance-based equity awards • We do not change our objective goals mid-year, even in extreme circumstances (such as COVID)

EXECUTIVE COMPENSATION	53

Goals are established each year on a forward-looking basis as a snapshot of current economic and competitive conditions. Depending on anticipated economic volatility, our guidance may be narrower or wider at the time that goals are set, which, in turn, may result in corresponding adjustments to that year’s threshold, target and maximum performance hurdles that must be achieved.

2024 Performance Summary
The performance goals established by the Committee motivate financial and operational outperformance in line with Company guidance and internal projections. The criteria used for performance-based equity continue to be key drivers of stockholder value creation, with the only change being to replace the Dow Jones U.S. Real Estate Office Index with the Bloomberg North American Office REIT Valuation Peers Index (which is more widely accessible). As such, the criteria remained substantially the same across 2022, 2023 and 2024.
For our 2024 formulaic annual cash bonus program, we replaced annual same-store cash NOI growth, dividend growth and the One Madison Avenue Temporary Certificate of Occupancy goals with goals relating to discounted debt extinguishment, debt refinancings and our NYC Opportunity Fund to better reflect our operating priorities for the year.

Our rigorous and consistent pay-for-performance compensation philosophy informs the threshold, target and maximum award levels. This relationship is best illustrated by setting goals based on internal budgets as well as “stretch” or aspirational targets, with the Committee considering not only each individual metric but also the relationship between metrics. As a result, our metrics incentivize management to drive stockholder value.

For all of our formulaic annual cash bonus awards and performance-based equity awards, linear interpolation is used to determine the percentage earned for performance that falls between threshold, target and/or maximum. The tables below set forth our 2024 performance relative to 2024 performance criteria.
2024 Formulaic Annual Bonus Goals
Performance Criteria / Reason Selected	Weighting (Holliday / DiLiberto)	Guidance or Stretch Goal	Threshold	Target	Maximum
Normalized FFO per Share(2) • Widely-used non-GAAP measure of earnings performance for REITs, used both by investors and our management, and a key financial measure for which we provide guidance	20% / 25%	$5.05
Discounted Debt Extinguishment • A key measurement of the relationship between our financial performance and the management of our portfolio and balance sheet	20% / 25%	$50M
Debt Refinancings / Extensions / Modifications • A key measurement of our long-term balance sheet management	20% / 20%	$5.0B
NYC Opportunity Fund Size
•
A vital strategic goal for 2024, the achievement of which would enable the Company to capitalize on key opportunities arising from capital markets disruptions and create stockholder value

	20% / 10%	$1.0B
G&A Expense (in millions)(3) • Corporate overhead is a key efficiency metric impacting the overall profitability and value of the Company	20% / 20%	$81.5M

(1)
Determined in December 2024 based on a combination of actual results and estimates.

54	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
(2)
Includes Gain on Discounted Debt Extinguishment of $20.0M. Gains on Discounted Debt Extinguishment in excess of $20.0M are excluded from the final calculation.

(3)
Excludes accounting for internal lease costs, one-time severance costs and relocation expenses.

Based on our performance relative to these formulaic goals, our CEO and CFO earned the following amounts of annual bonus, representing 100% of Mr. Holliday’s 2024 bonus and 60% of Mr. DiLiberto’s total bonus opportunity for 2024:
Executive	Target 2024 Formulaic Annual Bonus ($)	Actual 2024 Formulaic Annual Bonus (% of Target)	Actual 2024 Formulaic Annual Bonus ($)(1)
Marc Holliday	$2,500,000	128%	$3,200,000
Matthew J. DiLiberto(2)	$1,050,000	128%	$1,342,500

(1)
Excludes a downward adjustment of $31,667 for Mr. Holliday and $11,400 for Mr. DiLiberto based on 2023 actual performance, representing a reconciliation of each individual’s 2023 formulaic cash bonus that was determined in December 2023 based on estimated performance.

(2)
For the remaining 40% of Mr. DiLiberto’s 2024 bonus opportunity, a discretionary bonus potential of $895,000 was calculated pursuant to his employment agreement based on the amount of formulaic bonus that was earned, of which Mr. DiLiberto was awarded the full amount by the Committee.

EXECUTIVE COMPENSATION	55
2024 Operational Component Performance Goals
(50% of Annual Equity Award)
The operational component of our annual performance-based equity awards measures our performance against five objective criteria over a one-year performance period, which remain subject to an absolute TSR modifier (either up or down 12.5%) based on our absolute TSR performance over a three-year performance period.
The objective criteria used for 2024 were the same criteria as were used for 2023.
One-Year Operational Objectives
Performance Criteria / Reason Selected	Weighting	Guidance or Stretch Goal	Threshold (50%)	Target (100%)	Maximum (200%)
Normalized Funds Available for Distribution(1) • A key measure of operating cash flow that is driven by the effective management of our portfolio and our business	20%	$228.0M
Combined Net Debt Reduction(2) • A measure that reflects the health of our balance sheet and the execution of a key strategic business objective	20%	$1.1B
Manhattan Same Store Office Leased Occupancy • A measure of how effectively we manage properties owned by us in a similar manner in both reporting periods (year over year)	20%	91.6%
Manhattan Office Leasing Volume • A measure of our ability to execute our leasing platform in the highly competitive New York City real estate market	20%	2.0M SF
Liquidity(3) • A measure of our ability to meet our financial obligations and effectively operate our business	20%	$1.18B

(1)
Includes Gain on Discounted Debt Extinguishment of $20.0M. Gains on Discounted Debt Extinguishment in excess of $20.0M are excluded from the final calculation.

(2)
Excludes collateral acquired via foreclosure or deed in lieu in 2024.

(3)
Includes cash and cash equivalents, marketable securities and undrawn credit capacity.

Three-year Absolute TSR Modifier
Performance Criteria / Reason Selected	Weighting	Guidance/ Goal	Threshold	Target	Maximum
Absolute TSR per Year(1) • Absolute TSR is a pure measure of value delivered to stockholders who were invested in our stock for the three-year performance period	+/- 12.5%	N/A

(1)
Calculated as of December 31, 2024, assuming no reinvestment of dividends and that our performance continued through the full three-year performance period.

As noted above, in connection with our CEO’s new employment agreement, annual goals no longer underpin our CEO’s performance-based equity awards. Starting with 2025, all performance-based equity awards to our CEO will be exclusively based on three-year performance goals.

56	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
2024 Relative Component Performance Goals
(50% of Annual Equity Award)
The relative component of our annual performance-based equity awards measures our performance against two peer sets over a three-year performance period.
The relative component is weighted equally between our performance relative to Office REIT Peers and NYC REIT Peers. As of December 31, 2024, based on our one-year TSR relative to the Office REIT Peers and the NYC REIT Peers, our performance would have placed us at maximum performance for both portions of the relative component.
Performance Criteria / Reason Selected	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)
Relative TSR vs. Office REIT Peers(1) • A comparison of the returns of a hypothetical investor seeking exposure to office REITs as an asset class and reflects how we performed versus other companies in our sector	50%
Relative TSR vs. NYC REIT Peers(2) • A comparison of our performance against companies with office and/or retail commercial real estate portfolios concentrated in the New York City market, which we believe are most directly comparable to the Company due to the market dynamics of New York City that uniquely impact owners and operators of commercial real estate	50%

(1)
The Office REIT Peer Group is comprised of the constituents of the Bloomberg North American Office REIT Valuation Peers Index.

(2)
The NYC Peer Group is comprised of the following companies: Acadia Realty Trust, Empire State Realty Trust, Inc., Veris Residential, Inc., Paramount Group, Inc. and Vornado Realty Trust.

FINAL RESULTS—2022-2024 PERFORMANCE-BASED AWARDS
The performance period for the 2022 annual performance-based equity awards concluded on December 31, 2024. Under the program, 141.29% of the target operational component was initially earned, which amount was increased by 4.35% following application of the three-year absolute TSR modifier at the end of the performance period. Award recipients also earned 225% of target for both of the components that could be earned based on our relative performance, as measured against the constituents of the Dow Jones U.S. Real Estate Office Index and measured against the NYC REIT Peers.
The table below summarizes the final value of these awards as of the conclusion of the performance period:
Executive	Target Value of Grant	Number of Units Earned at Target	Earned Units as of December 31, 2024	Realized Value as of December 31, 2024(1)	Realized Value as a Percentage of Target Value as of December 31, 2024
Marc Holliday	$7,500,000	101,632	189,256	$12,854,268	171.4%
Matthew J. DiLiberto	$555,556	7,528	14,019	$952,170	171.4%
Andrew S. Levine	$555,556	7,528	14,019	$952,170	171.4%

(1)
Based on a per share price of $67.92, which was the closing stock price on the NYSE of one share of our common stock on December 31, 2024.

The final payout for our 2022 annual performance-based equity award highlights the rigor of the program, our pay for performance philosophy and the alignment between our executives and our stockholders.

Despite achieving maximum performance (225%) for the relative components, which represents 50% of the total opportunity, the realized value of the award was 171.4% of the initial target value due to the rigor of our operational goals and the application of the three-year TSR modifier, which only modestly increased the ultimate payout despite our sector-leading TSR performance over the last two fiscal years.

EXECUTIVE COMPENSATION	57
2024 NEO Scorecards
The following scorecards summarize each element of compensation received by our NEOs for 2024 as of December 31, 2024.
For purposes of framing the compensation decisions and pay outcomes, we present the “Total Direct Compensation,” or TDC, amounts awarded for 2024 and contrast such amounts to SEC-mandated disclosure rules for the Summary Compensation Table, or SCT, for 2024. We believe this presentation provides investors with a clearer understanding of the compensation decisions made by the Committee.

Due to the timing and required reporting of certain elements of our compensation program, the 2024 Total Direct Compensation of our NEOs, which reflects the amounts actually approved by the Committee, is different than the compensation reported in the Summary Compensation Table.

58	SL GREEN REALTY CORP. 2025 PROXY STATEMENT

MARC
HOLLIDAY
Chief Executive Officer, Chairman of the Board and Interim President
Mr. Holliday’s 2024 compensation exemplifies our pay-for-performance philosophy and recognizes the key role played by our CEO in our second consecutive year of sector-leading performance.
The Committee considered not only our TSR over the short-, medium- and long-term but also Mr. Holliday’s expanded role as Interim President during 2024 and the advancement of multiple, transformational goals, including the following achievements:
•
outstanding operating performance;

•
the launch of our opportunistic debt fund;

•
expanding the global footprint of SUMMIT;

•
seeking a Times Square casino license;

•
expanding the special servicing business; and

•
delivering exceptional returns on an absolute and relative basis.

In recognition of our sustained outperformance, Total Direct Compensation increased year-over-year. However, the Total Direct Compensation for Mr. Holliday in 2024 is approximately 4% lower than the SCT amount, with the difference driven primarily by:
•
the inclusion of the value of the retention award in this year’s SCT; and

•
the increased value of Mr. Holliday’s annual time-based equity award, which was granted in January 2025 and will appear in next year’s SCT.

2024 Performance and Compensation—
Total Direct Compensation vs. Summary Compensation Table
TDC	SCT	Element of Compensation
6% $1,250,000	6% $1,250,000
Annual Base Salary
Mr. Holliday’s base salary was equal to the minimum set forth in his employment agreement. There has been no change to his base salary since it was retroactively reduced in 2018, though it will increase in 2025 in connection with his new employment agreement.

16% $3,168,333	12% $2,486,913
100% Formulaic Annual Bonus
Determined formulaically based on performance relative to preset objective bonus criteria established by the Committee in January 2024. The TDC amount reflects the earning of 128% of the target bonus amount.
The SCT amount reflects the grant date value of the bonus, which was paid 100% in equity at Mr. Holliday’s election, in the form of 45,884 LTIP units granted in December 2024. These LTIP units were fully vested upon grant, but remain subject to a three-year no-sell restriction.

38% $7,500,000	62% $12,863,855
Performance-Based Equity Awards
The TDC amount reflects the target notional value of $7,500,000, consistent with the target amount set forth in Mr. Holliday’s prior employment agreement and excludes an additional $4,500,000 performance-based award in connection with Mr. Holliday’s new employment agreement. The SCT amount reflects the grant date value of all of these awards.
The annual performance-based award relates to the corresponding number of LTIP units set forth below:

2024 Annual Performance-Based Award— Number of LTIP Units Granted
Threshold	Target	Maximum	Projected Earned as of 12/31/2024
75,856	161,825	364,107	327,696

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2026, based on our absolute and relative TSR, with earned LTIP units vesting in full as of December 31, 2026.
The retention performance incentive relates to 217,917 Class O LTIP units that will only be earned if the performance-based conditions are satisfied, and are further subject to pro rata time-based vesting over a three-year period. The grant date value of this award is included in the SCT, but the Committee did not consider this award to be part of 2024 TDC.

40% $7,875,000	20% $4,044,048
Time-Based Equity Awards
The Committee granted time-based awards in January 2025 based on the Company’s 2024 performance. The awards had a target value of $7,875,000, with the corresponding 115,418 LTIP units vesting in three equal installments on January 1, 2026, January 1, 2027 and January 1, 2028, subject to continued employment.
The SCT amount reflects the grant date value of the awards granted retrospectively in January 2024 based on the Company’s 2023 performance, which was based on the minimum target amount in Mr. Holliday’s prior employment agreement.

100% $19,834,273	100% $20,685,756	Both totals include $40,940 of “Other Compensation,” as reflected in the Summary Compensation Table.

EXECUTIVE COMPENSATION	59

MATTHEW J.
DILIBERTO
Chief Financial Officer
Mr. DiLiberto’s 2024 compensation recognizes the Company’s strong financial and operating year as well as Mr. DiLiberto’s pivotal role in managing our balance sheet and liquidity position to succeed in a dynamic, competitive and unpredictable NYC real estate market. Many of our strategic goals for the year related to managing our debt and equity positions, for which Mr. DiLiberto was primarily responsible, including refinancing, modifying and extending a significant amount of our indebtedness, while also reducing overall indebtedness.
In addition, Mr. DiLiberto was a vital part of not only advancing the transformational initiatives that are expanding the scope and reach of our business but also our continued TSR outperformance, which was driven by our achievement of the operational metrics that underpin our core business.
The Total Direct Compensation amount for Mr. DiLiberto in 2024 is approximately 38% higher than the Summary Compensation Table amount for 2024 due primarily to the form and timing of Mr. DiLiberto’s annual bonus and annual time-based equity award, both of which were paid fully in equity that was granted in January 2025, and therefore will not appear in the Summary Compensation Table until our 2026 proxy statement.

2024 Performance and Compensation—
Total Direct Compensation vs. Summary Compensation Table
TDC	SCT	Element of Compensation
11% $600,000	15% $600,000	Annual Base Salary Mr. DiLiberto’s base salary was equal to the minimum amount set forth in his employment agreement.
41% $2,226,100	39% $1,526,916
Annual Bonus
Determined 60% formulaically, with the remaining 40% discretionary. For 2024, Mr. DiLiberto earned a total bonus of $2,226,100. This amount consists of $1,342,500 earned on a formulaic basis (approximately 128% of the target amount), a discretionary award of $895,000, reduced by a final true-up adjustment of $11,400 on account of 2023 actual performance.
Mr. DiLiberto received 100% of the bonus in the form of equity. The corresponding 32,360 LTIP units granted in January 2025 were fully vested upon grant, but remain subject to a three-year no-sell restriction. Because these LTIP units were granted in 2025, the value of the awards will be reported in next year’s Summary Compensation table.
The SCT amount reflects the grant date value of equity granted in January 2024 representing Mr. DiLiberto’s 2023 annual bonus.

10% $555,556	16% $637,800
Performance-Based Equity Awards
The TDC amount reflects the target notional value of $555,556 approved by the Committee in January 2024. The SCT amount represents the grant date value of the awards.
The award relates to the corresponding number of LTIP units set forth below:

2024 Performance-Based Award— Number of LTIP Units Granted
Threshold	Target	Maximum	Projected Earned as of 12/31/2024
5,619	11,988	26,972	24,275

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2026, based on our absolute and relative TSR, with earned LTIP units vesting 50% as of December 31, 2026 and 50% as of December 31, 2027.

38% $2,100,000	30% $1,191,706
Time-Based Equity Awards
The Committee granted time-based awards in January 2025 based on the Company’s 2024 performance. The awards had a target value of $2,100,000. The corresponding 30,778 LTIP units vest on January 1, 2026, subject to continued employment.
The SCT amount represents the grant date value of equity awards granted in January 2024 pursuant to Mr. DiLiberto’s employment agreement.

100% $5,495,456	100% $3,970,222	Both totals include $13,800 of “Other Compensation,” as reflected in the Summary Compensation Table.

60	SL GREEN REALTY CORP. 2025 PROXY STATEMENT

ANDREW S.
LEVINE
Chief Legal Officer and General Counsel
Mr. Levine’s 2024 compensation reflects the value delivered by the Company’s sophisticated in-house legal team, led by our General Counsel, which supports the complex and diverse business and corporate initiatives that we undertook during 2024, and which are expected to position the Company for future success. In addition to supervising legal functions relating to our core business, Mr. Levine was integral to advancing key initiatives that pushed the boundaries of our traditional operations, including the launch of our opportunistic debt fund, expanding the global footprint of SUMMIT and seeking a Times Square casino license.
In particular, Mr. Levine continued to provide key insight into all aspects of the Company’s strategic decision-making throughout the year. The General Counsel position is a critical member of a senior management team that executed on the Company’s ambitious strategy for 2024 and guided the Company through a challenging operating environment to continue to deliver extraordinary returns to stockholders for the second consecutive year.
The Total Direct Compensation approved by the Committee for Mr. Levine for 2024 is approximately 27% higher than the Summary Compensation Table amount for 2024 due primarily to the form and timing of Mr. Levine’s annual bonus and annual time-based equity award, both of which were paid fully in equity that was granted in January 2025, and therefore will not appear in the Summary Compensation Table until our 2026 proxy statement.

2024 Performance and Compensation—
Total Direct Compensation vs. Summary Compensation Table
TDC	SCT	Element of Compensation
15% $580,000	19% $580,000	Annual Base Salary Mr. Levine’s base salary was equal to the minimum set forth in his employment agreement. There has been no change to base salary since 2019.
26% $1,025,000	26% $808,361
Annual Bonus
Bonus, while not formulaic, was determined on the basis of the objective criteria used for our formulaic annual bonus program, the achievements of the Company during 2024 and an assessment of Mr. Levine’s performance in areas under his responsibilities.
Mr. Levine received 100% of the bonus in the form of equity. The corresponding 14,900 LTIP units granted in January 2025 were fully vested upon grant, but remain subject to a three-year no-sell restriction. Because these LTIP units were granted in 2025, the value of the awards will be reported in next year’s Summary Compensation table. The SCT amount reflects the grant date value of equity granted in January 2024 for 2023 annual bonus.

14% $555,556	20% $637,800
Performance-Based Equity Awards
The TDC amount reflects the target notional value of $555,556 approved by the Committee in January 2024. The SCT amount represents the grant date value of the awards.
The award relates to the corresponding number of LTIP units set forth below:

2024 Performance-Based Award— Number of LTIP Units Granted
Threshold	Target	Maximum	Projected Earned as of 12/31/2024
5,619	11,988	26,972	24,275

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2026, based on our absolute and relative TSR, with earned LTIP units vesting 50% as of December 31, 2026 and 50% as of December 31, 2027.

45% $1,812,500	35% $1,090,304
Time-Based Equity Awards
The Committee granted time-based awards in January 2025 based on the Company’s 2024 performance. The awards had a target value of $1,812,500. The corresponding 26,564 LTIP units will vest on January 1, 2026, subject to continued employment.
The SCT amount represents the grant date value of equity awards granted in 2024 for 2023 performance, which was based on the minimum target amount in Mr. Levine’s prior employment agreement.

100% $3,986,856	100% $3,130,265	Both totals include $13,800 of “Other Compensation,” as reflected in the Summary Compensation Table.

EXECUTIVE COMPENSATION	61
Other Compensation Policies and Information
How We Determine Executive Compensation
The Committee determines compensation for our named executive officers and is currently comprised of four of our independent directors, Lauren B. Dillard (Interim Chair), John H. Alschuler, Carol N. Brown and Peggy Lamb, who was appointed to the Board and the Committee in March 2025.
The Committee receives input from a number of sources each year to inform its final compensation determinations for our named executive officers. These final determinations are made solely by the Committee.
Results	The Committee considers and analyzes the data and information provided by its compensation advisors and our CEO, as well as input from members of the Board of Directors and stockholders, and then makes final compensation decisions for our named executive officers in its sole discretion
Stockholder Engagement
•
The Committee Chair engages with a significant number of stockholders holding a substantial percentage of outstanding shares and considers all feedback it receives on current and prior compensation practices

Full Board	• The Committee regularly reports to the full Board to ensure management accountability with business objectives and alignment with stockholders
Committee and Chief Executive Officer
•
The Committee reviews named executive officer’s annual performance targets and criteria, the Company’s absolute and relative TSR, the individual NEO’s execution of the Company’s long-term strategy, peer benchmarking and other market data provided by independent compensation consultants in formulating compensation recommendations

•
At the request of the Committee, our CEO also receives and reviews this market data and provides recommendations for the Committee’s consideration regarding the compensation of other named executive officers

Consultants
Gressle & McGinley LLC (through June 2024)
–
Retained as the Committee’s independent outside compensation adviser and regularly participates in compensation committee meetings

–
Provides updates and relevant data throughout the year on market conditions in light of our goals and objectives, including current market and peer group pay practices and then-existing policies of certain of our institutional investors, ISS, Glass Lewis and other governance groups

–
Offers the Committee independent analysis and recommendations concerning executive compensation

–
Does not provide any additional services to the Company

Ferguson Partners (since September 2024)
–
Assumed role of independent outside compensation adviser to the Committee, taking over responsibilities of Gressle & McGinley LLC, described above

–
Provided services and analysis to the Committee in connection with the negotiation and structuring of our CEO’s compensation for 2025 and subsequent years

–
Provides services as an executive search firm from time to time, including in connection with the appointment of Peggy Lamb in March 2025

FTI Consulting
–
Retained by management as a general business advisor, including for compensation matters, and in connection with the preparation of the Pay Versus Performance disclosure in this proxy statement (FTI Consulting had relationships with certain officers of the Company during 2024)

62	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Compensation Practices
We believe that our executive compensation programs provide appropriate performance-based incentives to attract and retain leadership talent in the highly competitive New York City real estate market, to align management and stockholder interests and to continue to drive our long-term track record of superior return to stockholders. The following are key features of our executive compensation programs, reflecting changes we have adopted following our extensive stockholder outreach:
WHAT WE DO	WHAT WE DON’T DO
Pay for performance and create alignment with stockholders

Include robust hurdles in our incentive plans

Pay a vast majority of total compensation for our CEO and other named executive officers in equity

Follow robust equity ownership guidelines for our directors and named executive officers

Impose a clawback policy with respect to incentive payments

Require a double trigger for cash severance and accelerated vesting in connection with a change in control

No dividends or distributions paid on unearned equity awards subject to performance-based vesting

No signing bonuses for NEOs upon entering into employment agreements

No excise tax gross-up provisions

No repricing of stock options

No single trigger cash severance or accelerated vesting in connection with a change in control

Don’t allow directors or officers to hedge or pledge our securities or engage in short sales

Peer Group Benchmarking
In 2024 as in prior years, the Committee reviewed various peer compensation information in connection with its compensation decisions, primarily focused on the chief executive officer’s compensation. This peer information was not used to target a particular percentile for our Chief Executive Officer’s total compensation for 2024, but rather to confirm that our Chief Executive Officer’s total compensation for 2024 was within an appropriate range of the total compensation, considering relative size and performance.
The Committee reviewed total compensation information for the chief executive officers of a peer group, with an emphasis on the REIT industry. The peer group included a number of New York City-based peer companies. That decision is based on the unique characteristics of the New York City real estate marketplace, which is where we conduct substantially all of our business, and which is one of the most competitive in the world, from both a business and compensation perspective. However, among the top 15 New York City real estate companies—in terms of Manhattan office-space ownership—only a handful of those companies, including SL Green, are public.

EXECUTIVE COMPENSATION	63
With respect to size, we ranked at or above the median of our selected peers with respect to total enterprise value and total revenue as of December 31, 2024. The following companies were included in the peer group that the Committee reviewed:
Peer Group
Source: S&P Capital IQ. Data as of December 31, 2024.
In the market for talent and compensation, the Committee views SLG as most comparable to real estate companies and companies in complex financial services-related industries such as top performing hedge funds, international investors, large private firms and others that may have equal or greater financial resources, including access to cost-efficient capital. Many of these most direct competitors are private companies, however, and are not required to publicly disclose their compensation arrangements, though the Committee believes that the top real estate principals of these non-REIT companies typically receive substantially higher compensation than their counterparts at public REITs.

Given limited publicly available information on the private companies with which we most directly compete for real estate talent, we have elected to include only public REITs in our compensation peer group.

Analysis of Risk Associated with Our Executive Compensation Plans
In setting compensation, we consider the risks to our stockholders and to achievement of our goals that may be inherent in the executive compensation program. We concluded that it is not reasonably likely that our compensation policies and practices will have a material adverse effect on us.
In reaching our conclusion, we considered the following aspects of our executive compensation plans and policies among others:
•
Performance evaluated based upon achievement of a variety of business objectives and goals.

•
Equity compensation mix is balanced between performance-based and time-based equity awards to lessen the likelihood that executives will take unreasonable risks to keep their equity awards “in-the-money.”

•
Significant portion of incentive compensation issued in the form of long-term incentive awards, tying amounts earned to how we perform over a multi-year period.

•
Payouts under annual performance-based awards are based on achieving a minimum level of performance, which award compensation at levels below full target rather than an “all-or-nothing” approach.

•
A significant portion of annual compensation is equity-based compensation. Executives are required to maintain sizable holdings of equity in the Company, aligning an appropriate portion of our executives’ personal wealth to our long-term performance.

•
Recoupment of incentive payments in the event of a required accounting restatement.

Accordingly, although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our executive compensation programs are appropriately structured and do not pose a material risk to the Company.

64	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Executive and Director Equity Ownership Guidelines
In furtherance of the Committee’s ongoing efforts to foster an ownership culture among our senior leadership team, we adopted equity ownership guidelines for our named executive officers and non-employee directors, as set forth below:
Named Executive Officers and Non-Employee Directors	Multiple of Base Salary or Annual Cash Retainer
Chief Executive Officer	8x
Other Named Executive Officers	6x
Non-Employee Directors	5x
All of our named executive officers hold a significant amount of equity in our Company and are highly incentivized to create sustainable, long-term stockholder value.
Named Executive Officers	Actual Equity Ownership— Multiple of Base Salary(1)
Marc Holliday	64x
Matthew J. DiLiberto	25x
Andrew S. Levine	23x

(1)
As of March 31, 2025. Includes unvested time-based equity awards and earned but unvested performance-based awards. Does not include unearned performance-based awards that are still subject to performance-based vesting conditions.

Outstanding Annual Equity Award Performance Summary (2022-2024)
Operational Awards	Actual Percentage Earned as of 12/31/2024	Actual / Projected Absolute TSR Modifier as of 12/31/2024
2024 Operational Component	160.00% (Actual)	+12.5% (Projected)
2023 Operational Component	88.00% (Actual)	+12.5% (Projected)
2022 Operational Component	141.29% (Actual)	+4.35% (Actual)
Relative Awards	Actual / Projected Percentile Rank as of 12/31/2024	Actual / Projected Percentage Earned as of 12/31/2024
2024 Relative TSR vs. Office REIT Peers	97th Percentile (Projected)	225.00% (Projected)
2024 Relative TSR vs. NYC REIT Peers	92nd Percentile (Projected)	225.00% (Projected)
2023 Relative TSR vs. Office REIT Peers	97th Percentile (Projected)	225.00% (Projected)
2023 Relative TSR vs. NYC REIT Peers	92nd Percentile (Projected)	225.00% (Projected)
2022 Relative TSR vs. Office REIT Peers	86th Percentile (Actual)	225.00% (Actual)
2022 Relative TSR vs. NYC REIT Peers	75th Percentile (Actual)	225.00% (Actual)
Our 2023 and 2022 annual performance-based equity awards generally have the same structure as the 2024 performance-based equity awards described above in “—Compensation Discussion and Analysis—Our 2024 Executive Compensation Program.” The 2023 and 2022 awards are described in full in our proxy statements relating to our 2023 and 2022 fiscal years.
For additional information regarding the number of LTIP units relating to each of our outstanding annual performance-based equity awards held by each of our named executive officers, see “—Executive Compensation Tables—Outstanding Equity Awards at Fiscal Year End 2024.”
Perquisites and Other Personal Benefits
Our Chief Executive Officer receives certain life insurance benefits and, beginning in 2025, will also be eligible to receive certain home security services and other personal security services related to carrying out his duties in line with similar benefits provided to other chief executive officers. We do not provide any other significant perquisites or personal benefits to our named executive officers. Effective January 1, 2023, we discontinued all automobile perquisites for our named executive officers. The costs of these benefits constituted less than one percent of the applicable executive’s compensation.

EXECUTIVE COMPENSATION	65
Employment Agreements
As noted above, we had employment agreements with each of our named executive officers during 2024. Each of the employment agreements with our named executive officers provide for, among other things, severance payments and benefits and acceleration of equity awards in connection with certain qualified terminations. In return, each of our named executive officers has agreed to non-compete, non-solicitation, non-interference and confidentiality provisions. For each of our executives, we believe that, because the severance level is negotiated up front, it makes it easier for us to terminate these executives without the need for protracted negotiations over severance. We also believe that providing pre-negotiated severance benefits for all of our executives in the event they are terminated without cause or terminate their employment for good reason following a change in control helps to further align the interests of our executives and our stockholders in the event of a potentially attractive proposed change-in-control transaction following which one or more of our executives may be expected to be terminated. See “—Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” for a summary of the employment agreements with our named executive officers.
Compensation Recovery Policy
In 2023 the Board adopted a clawback policy, referred to as the Compensation Recovery Policy, that complies with Rule 10D-1 under the Exchange Act, adopted by the SEC in October 2022. The clawback policy, effective as of October 2, 2023, requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the clawback policy and in the three-year fiscal period preceding the date the Company was required to prepare the restatement that is in excess of the amount that would have been received had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The clawback policy has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Insider Trading Policy; Anti-hedging Policy
The Board has adopted an insider trading policy governing the purchase, sale and other dispositions of our securities that applies to all of our directors, officers, employees and other covered persons. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to us. It is also Company policy to comply with applicable securities laws concerning trading on the Company’s behalf in our securities. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
The insider trading policy prohibits the individuals subject to the policy, including our employees, officers and directors from engaging (directly or indirectly) in hedging transactions, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. Hedging transactions include (but are not limited to) collars, equity swaps, exchange funds and prepaid variable forward sale contracts.
Other Matters—LTIP Units and Class O LTIP Units
We issued a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP units, for the equity bonuses that we granted to our named executive officers for 2024 and as equity awards granted in connection with new or extended employment agreements or the provisions of such agreements. LTIP units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP units are structured as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. LTIP units are not entitled to distributions prior to being earned based on achievement against the performance-based hurdles contained in these plans. Once earned, these LTIP units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.
In addition to the LTIP units described above that we issued in lieu of shares of restricted stock, we also have issued another class of units of limited partnership interest in our operating partnership that are intended to be similar to stock options

66	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
from an economic perspective, which we refer to as Class O LTIP units. Class O LTIP units are also intended to qualify as “profits interests” for U.S. federal income tax purposes. During 2024, we issued performance-based Class O LTIP units in connection with our CEO’s new employment agreement.
Like stock options, Class O LTIP units operate in a manner that generally permits holders to realize the benefit of any increase in the per share value of our common stock above the value at the time the Class O LTIP units are granted. At the time of the grant of Class O LTIP units, the operating partnership establishes a conversion threshold, the vesting terms and the mandatory conversion date, if any, for the Class O LTIP units. The conversion threshold corresponds to the exercise price of a stock option while the mandatory conversion date corresponds to the expiration date of a stock option. Similar to the exercise price for stock options, the conversion threshold will equal the per unit value of the common units of our operating partnership on the grant date. Class O LTIP units will receive 10% distributions relating to periods between grant and vesting upon vesting, and will receive 10% distributions from vesting to their conversion as opposed to holders of non-qualified stock options who will not receive any distributions relating to periods between grant and exercise.
Once Class O LTIP units have vested, they may be converted into common units of our operating partnership by the holder at any time prior to their mandatory conversion date in a manner that is similar to a net exercise of stock options. Upon exercise of this conversion right, the Class O LTIP units will convert into a number of common units of the operating partnership that have an aggregate value equal to the aggregate spread of the Class O LTIP units that are converted. The “spread” for each Class O LTIP unit will equal the excess, if any, of the value of our operating partnership’s assets per common unit on the conversion date above the per unit value at the time the Class O LTIP unit was granted (i.e., the conversion threshold). Any Class O LTIP units that have not been voluntarily converted prior to the mandatory conversion date established at the time the Class O LTIP units were granted will automatically convert into common units on such mandatory conversion date, or be forfeited if the value of our operating partnership’s assets per common unit is less than the conversion threshold for the Class O LTIP units.
LTIP units and Class O LTIP units are intended to offer executives substantially the same long-term incentive as shares of restricted stock and stock options, respectively, with more favorable U.S. federal income tax treatment available for “profits interests” under current federal income tax law. More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. Similarly, holders of non-qualified stock options are taxed upon exercise. Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting of an LTIP unit or Class O LTIP unit or conversion into common units but only when he or she chooses to liquidate the common units into which his or her LTIP units or Class O LTIP units convert. Therefore, an executive who wishes to hold his or her equity awards for the long term can generally do so in a more tax-efficient manner with LTIP units or Class O LTIP units. In light of the increased tax efficiency, we have chosen to use LTIP units and Class O LTIP units for grants to our executives. We believe that the use of LTIP units and Class O LTIP units has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by executives, (iii) not adversely impacted dilution as compared to restricted stock, and (iv) further aligned the interests of our executives with the interests of our stockholders.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of SL Green Realty Corp. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Submitted by our Compensation Committee
Lauren B. Dillard (Interim Chair)	John H. Alschuler	Carol N. Brown	Peggy Lamb

EXECUTIVE COMPENSATION	67
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding the compensation paid to the individuals who served as our Chief Executive Officer and Chief Financial Officer during our 2024 fiscal year and one of our most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2024, or collectively, the “named executive officers.”
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Marc Holliday Chief Executive Officer, Chairman of the Board and Interim President	2024	$1,250,000	—	$14,894,830	$4,499,986	—	$40,940	$20,685,756
	2023	$1,250,000	—	$15,767,540	—	$1,454,167	$36,464	$18,508,171
	2022	$1,250,000	—	$14,284,701	—	$1,051,094	$75,060	$16,660,855
Matthew J. DiLiberto Chief Financial Officer	2024	$600,000	—	$3,356,422	—	—	$13,800	$3,970,222
	2023	$600,000	—	$2,652,701	—	—	$13,200	$3,265,901
	2022	$575,000	$725,000	$2,488,387	—	—	$12,200	$3,800,587
Andrew S. Levine Chief Legal Officer and General Counsel	2024	$580,000	—	$2,536,465	—	—	$13,800	$3,130,265
	2023	$580,000	—	$2,839,185	—	—	$13,200	$3,432,385
	2022	$580,000	—	$3,935,842	—	—	$12,200	$4,528,042

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the full grant date fair value of stock awards issued to the executives in 2024, 2023 and 2022, respectively. In accordance with SEC disclosure requirements, the amounts for 2024 include the full grant date fair value of our 2024 annual performance-based equity awards, which were as follows: Mr. Holliday—$8,363,869; Mr. DiLiberto—$637,800; and Mr. Levine—$637,800, respectively. The grant date fair value of such awards is computed in accordance with ASC 718, “Compensation-Stock Compensation,” or “ASC 718,” by the use of Monte Carlo simulation models that consider the probable outcomes of the market-based performance conditions governing such awards. The Monte Carlo simulation model for the awards granted during 2024 used an assumed stock price volatility level of 46.0% on our common stock and a risk-free interest rate of 4.13%.

Assuming that maximum performance is achieved under our 2024 annual performance-based equity awards, the value at the grant date of the awards would each have been as follows: Mr. Holliday—$17,451,649; Mr. DiLiberto—$1,292,768; and Mr. Levine—$1,292,768, respectively. See “—Compensation Discussion and Analysis—Our 2024 Executive Compensation Program” for a description of the terms of these performance-based awards.
(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the full grant date value of Class O LTIP units as computed in accordance with ASC 718 by the use of the Black-Scholes option pricing model. The Black-Scholes option pricing model for the Class O LTIP units granted during 2024 used a dividend yield of 5.5%, an expected life of 7.5 years, a risk-free interest rate of 4.45% and an expected stock price volatility of 45.0%.

(3)
The table and footnotes below show the components of this column for 2024, which include certain perquisites such as Company 401(k) matching contributions.

Name	All Other Compensation ($)
Marc Holliday	$40,940(a)
Matthew J. DiLiberto	$13,800(b)
Andrew S. Levine	$13,800(b)

(a)
Represents (i) the Company’s matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($13,800) and (ii) life insurance premiums ($27,140). The Company’s 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

(b)
Represents the Company’s matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($13,800). The Company’s 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

68	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
2024 Grants of Plan-Based Awards
The following table sets forth certain information with respect to each grant of an award made to a named executive officer in the fiscal year ended December 31, 2024.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marc Holliday	01/29/2024	01/29/2024	—	—	—	—	—	—	97,096(1)	—	—	$4,044,048
	01/29/2024	01/29/2024	—	—	—	75,856(2)	161,825(2)	364,107(2)	—	—	—	$8,363,869
	12/18/2024	12/18/2024	—	—	—	—	—	—	45,884(3)	—	—	$2,486,913
	12/27/2024	12/24/2024	—	—	—	—	217,917(4)	—	—	—	$68.07	$4,499,986
	N/A	N/A	$625,000(5)	$2,500,000(5)	$3,750,000(5)	—	—	—	—	—	—	—
Matthew J. DiLiberto	01/29/2024	01/29/2024	—	—	—	—	—	—	30,208(1)	—	—	$1,191,706
	01/29/2024	01/29/2024	—	—	—	—	—	—	40,534(3)	—	—	$1,526,916
	01/29/2024	01/29/2024	—	—	—	5,619(2)	11,988(2)	26,972(2)	—	—	—	$637,800
	N/A	N/A	$300,000(5)	$1,050,000(5)	$1,500,000(5)	—	—	—	—	—	—	—
Andrew S. Levine	01/29/2024	01/29/2024	—	—	—	—	—	—	28,050(1)	—	—	$1,090,304
	01/29/2024	01/29/2024	—	—	—	—	—	—	21,459(3)	—	—	$808,361
	01/29/2024	01/29/2024	—	—	—	5,619(2)	11,988(2)	26,972(2)	—	—	—	$637,800

(1)
Represents grants of LTIP units awarded in connection with our respective employment agreements with Messrs. Holliday, DiLiberto and Levine. For Mr. Holliday, the LTIP units vest in three equal installments on each of January 1, 2025, January 1, 2026 and January 1, 2027, for Mr. DiLiberto, the LTIP units vest in two equal installments on each of January 1, 2025 and January 1, 2026 and, for Mr. Levine, the LTIP units vested on January 1, 2025, subject in each case to continued employment.

(2)
Represents LTIP units granted as 2024 annual performance-based equity awards that were subject to performance-based vesting hurdles. The amount shown in the “Threshold” column of the table reflects the total number of LTIP units that would be earned at threshold performance with respect to both the operating performance metrics and the relative TSR metrics, after giving effect to the maximum downward modifier. The amount shown in the “Maximum” column reflects the total number of LTIP units that would be earned at maximum performance with respect to both the operating performance metrics and the relative TSR metrics, after giving effect to the maximum upward modifier. See “—Compensation Discussion and Analysis—Our 2024 Executive Compensation Program” for a description of the terms of these performance-based awards and the Company’s estimated performance as of December 31, 2024.

(3)
This grant of LTIP units vested immediately upon grant, but remains subject to a three-year restriction on transfer from the date of grant.

(4)
This grant of Class O LTIP units was awarded in connection with the extension of Mr. Holliday’s employment. This grant reflects an award of Class O LTIP units with a mandatory conversion date that is 10 years after the date of grant, which vests in three equal installments on each of December 31, 2025, December 31, 2026 and December 31, 2027, subject to continued employment. In addition, the Class O LTIP units are subject to performance-based vesting conditions and will only be eligible for conversion if the average per share price of our common stock equals or exceeds $100.00 as of any trailing twenty trading day period between the grant date and the fifth anniversary thereafter. The conversion threshold for the Class O LTIP units, which is equivalent to the exercise price for a stock option, was determined by reference to the fair market value under our Fifth Amended and Restated 2005 Stock Option and Incentive Plan of one share of our common stock, meaning, in this instance, the closing stock price of one share of our common stock on the NYSE on December 26, 2024, the last preceding trading date prior to the grant date.

(5)
Represents cash payouts that were possible pursuant to the formulaic component of our annual bonus program for 2024. See “— Compensation Discussion and Analysis—Our 2024 Executive Compensation Program” for a description of these awards.

Grants of all equity awards were made pursuant to the Fifth Amended and Restated 2005 Stock Option and Incentive Plan. LTIP units that are only subject to time-based vesting based on continued employment through a specified date (and have not been forfeited) generally entitle executives to receive cash dividends, dividend equivalents or distributions whether or not then vested. LTIP units that are subject to performance-based vesting hurdles do not entitle the holder to receive distributions prior to the achievement of these hurdles. If and when performance-based vesting occurs, the holders are entitled to receive a combination of cash payments and distributions with respect to all LTIP units that are earned equal to the amounts that would have been received if the earned LTIP units had been entitled to receive full distributions from the beginning of the applicable performance period.
See “Potential Payments Upon Termination or Change in Control” below, for a discussion regarding potential acceleration of the equity awards and a description of the material terms of each named executive officer’s employment agreement.

EXECUTIVE COMPENSATION	69
Outstanding Equity Awards at Fiscal Year-End 2024
The following table sets forth certain information with respect to outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2024.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units or Other Rights that Have Not Vested(2)
Marc Holliday	52,500(4)	—	$99.86	06/17/2026	406,311	$27,596,643	490,554	$33,318,428
	52,500(4)	—	$105.73	06/17/2027	—	—	—	—
	—	217,917(5)	$68.07	12/27/2034	—	—	—	—
Matthew J. DiLiberto	15,000(4)	—	$106.05	01/11/2027	80,268	$5,451,803	36,338	$2,468,077
Andrew S. Levine	15,000(4)	—	$106.05	01/11/2027	75,104	$5,101,064	36,338	$2,468,077

(1)
For each of our named executive officers, includes the following:

Executive	2024 Operational Performance- Based LTIP Units(a)	2023 Operational Performance- Based LTIP Units(b)	2022 Performance- Based LTIP Units(c)	2024 Time-Based Employment Agreement LTIP Units	2023 Time-Based Employment Agreement LTIP Units	2022 Time-Based Employment Agreement LTIP Units
Marc Holliday	113,278	86,083	—	97,096(d)	89,438(e)	20,416(f)
Matthew J. DiLiberto	8,391	6,377	7,010	30,208(g)	28,282(e)	—
Andrew S. Levine	8,391	6,377	7,010	28,050(f)	19,378(g)	5,898(f)

(a)
Represents the number of LTIP units that were earned for 2024 operational performance that are not subject to forfeiture regardless of our absolute TSR performance over the three-year period ending December 31, 2026. The LTIP units will vest 100% for Mr. Holliday on December 31, 2026, and 50% on each of December 31, 2026 and December 31, 2027 for Messrs. DiLiberto and Levine, subject, in each case, to continued employment.

(b)
Represents the number of LTIP units that were earned for 2023 operational performance that are not subject to forfeiture regardless of our absolute TSR performance over the three-year period ending December 31, 2025. The LTIP units will vest 100% for Mr. Holliday on December 31, 2025, and 50% on each of December 31, 2025 and December 31, 2026 for Messrs. DiLiberto and Levine, subject, in each case, to continued employment.

(c)
Represents the sum of (i) the number of LTIP units that were earned for 2022 operational performance, as modified by our absolute TSR performance over the three-year period ending December 31, 2024 and (ii) the number of LTIP units that were earned based on our TSR performance relative to our NYC Peer Group over the three-year period ending December 31, 2024. The LTIP units vested 100% for Mr. Holliday on December 31, 2024, and 50% for Messrs. DiLiberto and Levine, with the remaining 50% scheduled to vest on December 31, 2025 subject, in each case, to continued employment. LTIP units that vested on December 31, 2024 are reflected in the “2024 Options Exercised and Stock Vested” table, below. See “—Compensation Discussion and Analysis—Our 2024 Executive Compensation Program” and “—Compensation Discussion and Analysis—Other Compensation Policies and Information—Outstanding Annual Equity Award Performance Summary (2022-2024)” for a description of the terms of these performance-based awards and the Company’s performance as of December 31, 2024.

(d)
Represents LTIP units that vested one-third on January 1, 2025 and LTIP units that are scheduled to vest one-third on January 1, 2026 and one-third on January 1, 2027, subject to continued employment.

(e)
Represents LTIP units that vested one-third on January 1, 2024 and one-third on January 1, 2025 and LTIP units that are scheduled to vest one-third on January 1, 2026, subject to continued employment.

(f)
Represents LTIP units that vested on January 1, 2025.

(g)
Represents LTIP units that vested one-half on January 1, 2025 and LTIP units that are scheduled to vest one-half on January 1, 2026, subject to continued employment.

(2)
Based on a price of $67.92 per share/unit, which was the closing price on the NYSE of one share of our common stock on December 31, 2024. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.

70	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
(3)
For each of our named executive officers includes the following:

Executive	2024 Performance- Based LTIP Units(a)	2023 Performance- Based LTIP Units(b)
Marc Holliday	214,417	276,137
Matthew J. DiLiberto	15,884	20,454
Andrew S. Levine	15,884	20,454

(a)
Represents the sum of the LTIP units that would be earned if (i) the “maximum” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on absolute TSR, (ii) the “maximum” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to the constituents of the Bloomberg North American Office REIT Valuation Peers Index and (iii) the “maximum” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to NYC peers. Earned LTIP units will vest 100% for Mr. Holliday on December 31, 2026, and 50% on each of December 31, 2026 and December 31, 2027 for Messrs. DiLiberto and Levine, subject, in each case, to continued employment. See “—Compensation Discussion and Analysis—Our 2024 Executive Compensation Program” and “—Compensation Discussion and Analysis—Other Compensation Policies and Information—Outstanding Annual Equity Award Performance Summary (2022-2024)” for a description of the terms of these performance-based awards and the Company’s projected performance as of December 31, 2024.

(b)
Represents the sum of the LTIP units that would be earned if (i) the “maximum” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on absolute TSR, (ii) the “maximum” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to the constituents of the Dow Jones U.S. Real Estate Office Index and (iii) the “maximum” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to NYC peers. Earned LTIP units will vest 100% for Mr. Holliday on December 31, 2025, and 50% on each of December 31, 2025 and December 31, 2026 for Messrs. DiLiberto and Levine, subject, in each case, to continued employment. See “—Compensation Discussion and Analysis—Our 2024 Executive Compensation Program” and “— Compensation Discussion and Analysis—Other Compensation Policies and Information—Outstanding Annual Equity Award Performance Summary (2022-2024)” for a description of the terms of these performance-based awards and the Company’s projected performance as of December 31, 2024.

(4)
Reflects awards of Class O LTIP units. The conversion threshold for the Class O LTIP units, which is equivalent to the exercise price for a stock option, was determined by reference to the fair market value under our Fifth Amended and Restated 2005 Stock Option and Incentive Plan of one share of our common stock on each applicable grant date. See “—Other Compensation Policies and Information—Other Matters—LTIP units and Class O LTIP units” for a description of Class O LTIP units.

(5)
Reflects an award of Class O LTIP units with a mandatory conversion date that is 10 years after the date of grant, which vests in three equal installments on each of December 31, 2025, December 31, 2026 and December 31, 2027, subject to continued employment. In addition, the Class O LTIP units are subject to performance-based vesting conditions and will only be eligible for conversion if the average per share price of our common stock equals or exceeds $100.00 as of any trailing twenty trading day period between the grant date and the fifth anniversary thereafter. The conversion threshold for the Class O LTIP units, which is equivalent to the exercise price for a stock option, was determined by reference to the fair market value under our Fifth Amended and Restated 2005 Stock Option and Incentive Plan of one share of our common stock on each applicable grant date. See “—Other Compensation Policies and Information—Other Matters—LTIP units and Class O LTIP units” for a description of Class O LTIP units.

2024 Option Exercises and Stock Vested
The following table sets forth certain information with respect to the exercise of stock options and the vesting of stock, including restricted stock, restricted stock units, LTIP units and similar instruments for each named executive officer during the fiscal year ended December 31, 2024.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Marc Holliday	—	—	347,601	$21,102,421
Matthew J. DiLiberto	—	—	73,870	$3,885,291
Andrew S. Levine	—	—	65,931	$3,474,039

(1)
Amounts reflect the market value of the stock on the day the stock vested.

EXECUTIVE COMPENSATION	71
2024 Nonqualified Deferred Compensation
The following table sets forth certain information regarding non-tax qualified compensation deferred during the year ended December 31, 2024. All of the information below relates to notional stock units that we granted to certain of our named executive officers pursuant to employment agreements we had entered into with them. Pursuant to these employment agreements, we agreed to grant notional stock units with a specified value to certain of our named executive officers each year, which are subject to vesting based on continued employment for the following year. Once vested, these notional stock units represent a contingent right to receive the value of one share of our common stock. Under the terms of the deferred compensation agreements, each participant is also entitled to dividend equivalent rights, to be paid in cash on a current basis, equal to the amount per share of any cash dividend we declare, multiplied by the total number of notional units held by such participant as of the record date for such dividend. Vested notional stock units are settled in cash no later than 30 days following the earliest of (i) the executive’s death, (ii) the date of the executive’s separation from service with us and (iii) the effective date of a change in control.
Under the employment agreements with our Named Executive Officers that were in effect during 2024, we have eliminated nonqualified deferred compensation.
Executive	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(1)(4)
Marc Holliday	—	—	$1,581,411	$184,242	$4,171,239
Matthew J. DiLiberto	—	—	—	—	—
Andrew S. Levine	—	—	—	—	—

(1)
Awards of notional units constitute “Stock Awards” for purposes of the Summary Compensation Table, and, as a result, the full grant date fair value of these awards computed in accordance with ASC 718, as of the grant date of such awards, are included in the “Stock Awards” column of the Summary Compensation Table for the year in which they were granted. The right to receive dividend equivalents was factored into the determination of the grant date fair value, which means that the value of the dividend equivalents included in “Aggregate Earnings in Last FY” was effectively already included in the Summary Compensation Table.

(2)
The amounts in this column represent the increase or decrease in value of vested notional units from December 31, 2023 through December 31, 2024, as calculated based on the closing stock price on the NYSE of one share of our common stock on December 31, 2023 compared to the closing stock price on the NYSE of one share of our common stock on December 31, 2024, plus the aggregate value of dividend equivalent rights paid with respect to all vested and unvested notional units held by each executive during 2024.

(3)
Represents the aggregate value of dividend equivalent rights paid with respect to all vested and unvested notional units held by each executive during 2024.

(4)
Based on a per share price of $67.92, which was the closing stock price on the NYSE of one share of our common stock on December 31, 2024.

Potential Payments Upon Termination or Change in Control
We have contractual arrangements with our named executive officers that provide for payments, acceleration of vesting or other benefits to our named executive officers upon a termination of employment in certain circumstances or upon a change in control. These include our employment agreements with our named executive officers, our performance-based equity awards and our stock options and Class O LTIP Units. The discussion below describes these contractual arrangements in greater detail.
Employment Agreements
During 2024, we had employment agreements with each of our named executive officers. Each of the employment agreements with our named executive officers provided for, among other things, severance payments and benefits and acceleration of equity awards in connection with the termination of employment in certain circumstances. In return, each of our named executive officers agreed to non-compete, non-solicitation, non-interference and confidentiality provisions. The table below summarizes the material terms of our employment agreements that, in the case of Messrs. DiLiberto and Levine, were in effect during 2024. The below summarizes the terms of our CEO’s new employment agreement but, as relevant, also summarizes the terms of Mr. Holliday’s prior employment agreement that was in effect during 2024.

72	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
	Marc Holliday	Matthew J. DiLiberto	Andrew S. Levine
Term(1)	1/18/25 – 6/17/28	1/1/23 – 1/1/26	1/1/22 – 1/1/25
Annual Salary	$1.40M ($1.25M under prior contract)	$600K	$580K
Formulaic Annual Bonus(2)	50-400% base salary (50-300% under prior contract)	50-250% base salary	None
Performance-Based LTIP Units	$5.0M (Target)(3) ($7.5M target amount under prior contract)	None	None
Time-Based LTIP Units(4)	$5.0M (target with up to 200% outperformance modifier) ($4.5M target amount under prior contract)	$1.4M (Target)	$1.3M (Target)
Other Compensation / Benefits
$10M one-time cash bonus payable in connection with milestones related to casino licensing and projected EBITDA
12% carried interest, if any, received from opportunistic debt fund
$10M of life insurance
		None	None
Severance Benefits without Change-in-Control (“CiC”) and (in connection with a CiC)(5)
If the executive’s employment is terminated by us without Cause or by the executive for Good Reason during the term, the executive will be entitled to the following payments or benefits, subject to the effectiveness of a mutual release. (For all executives, a Section 280G modified cut-back will apply in connection with a termination in connection with or within 18 months after a CiC.)(6)

•
3.0x the sum of base salary and average annual bonus for prior two years and (i) 1.0x the target value of annual time-based equity award(7) (if CiC: 3.0x the sum of base salary, average annual bonus for prior two years and target value of annual time-based award)

•
Pro-rata bonus and pro-rata portion of target value of annual time-based award for partial year

•
Acceleration of all unvested time-based equity awards

•
Class O LTIP unit/option exercise period extended to second January 1st following termination

•
Performance-based awards (including Class O LTIP units/options) governed by their terms

•
24 (36 if CiC) months of benefit continuation payments

•
1x (2x if CiC) the sum of base salary and average annual bonus for prior two years (Levine) or prior three years (DiLiberto)

•
The target value of the annual time-based equity awards to be granted in each January remaining in the term, to the extent not yet granted

•
Pro-rata bonus for partial year

•
Acceleration of all unvested time-based equity awards

•
Class O LTIP unit/option exercise period extended to second January 1st following termination

•
Performance-based awards governed by their terms

•
12 (24 if CiC) months of benefit continuation payments

Death / (Disability)(5)
If the executive’s employment is terminated by us upon death or disability during the term, the executive will be entitled to all of the following payments or benefits, plus additional benefits in the case of disability, subject (in the case of disability) to the effectiveness of a mutual release:

•
(If Disability: 1x the sum of base salary, average annual bonus for prior two years and target value of annual time-based equity award)(8)

•
Pro-rata bonus for partial year

•
Acceleration of all unvested equity awards (other than performance-based awards)

•
Class O LTIP unit/option exercise period extended to second January 1st following termination

•
Payments/benefits to Mr. Holliday are reduced by life insurance benefit

•
(If Disability: 36 months of benefit continuation/payments)

•
(If Disability: 1x the sum of base salary and average annual bonus for prior two years (Levine) or prior three years (DiLiberto))

•
Pro-rata bonus for partial year

•
Pro-rated target value of the annual time-based equity awards (upon termination prior to final annual time-based grant)

•
Acceleration of all unvested equity awards (other than performance-based awards)

•
Class O LTIP unit/ option exercise period extended to second January 1st following termination

•
(If Disability: 36 months of benefit continuation/payments)

EXECUTIVE COMPENSATION	73
	Marc Holliday	Matthew J. DiLiberto	Andrew S. Levine
Post-Change-in-Control Compensation	Upon a Change-in-Control, for pro-rata payments, and while employed for periods following a Change-in-Control, in lieu of the base salary, annual bonus, and the equity awards described above, each executive will be entitled to the following:

•
Pro-rata bonus based on average annual bonus for prior two years and pro-rata portion of target value of annual time-based award for partial year prior to Change-in-Control

•
Annual cash salary equal to the sum of prior base salary, prior year cash bonus and target value of annual time-based and performance-based equity awards

•
Pro-rata bonus for partial year prior to Change-in-Control based on average annual bonus for prior two years (Levine) or prior three years (DiLiberto)

•
Annual cash salary equal to the sum of prior base salary, prior year cash bonus (or average of three prior fiscal year cash bonuses, for DiLiberto) and, beginning in the year following the most recent grant of a time-based equity award, target value of annual time-based equity awards

Restrictive Covenants	The executive agreed to the following covenants:

Noncompetition with us for 12 months following termination (6 months if employment is terminated in connection with or within 18 months after a Change-in-Control). Non-solicitation, non-disparagement, non-interference and litigation cooperation covenants also apply.

Noncompetition with us for 6 months after termination, including upon non-renewal of the agreement, provided that if termination occurs upon or following the term, entitled to receive 6 months of salary and bonus. Non-solicitation, non-disparagement, non-interference and litigation cooperation covenants also apply.

Noncompetition with us for 6 months after termination unless employment is terminated upon non-renewal of the agreement. Non-solicitation, non-disparagement, non-interference and litigation cooperation covenants also apply.

(1)
The term automatically renews for one year for Mr. Holliday, unless either party provides advance written notice of non-renewal.

(2)
Messrs. Holliday and DiLiberto are eligible to participate in an annual formulaic bonus program pursuant to which they will be able to earn from 50-400% (Holliday) and 50-250% (DiLiberto) of their base salary based on the achievement of specific goals established in advance by the Committee. For Mr. DiLiberto, this formulaic component represents 60% of his total bonus opportunity, with the remaining 40% to be determined by the Committee. Mr. Levine may be awarded a bonus in an amount determined by the Committee. Bonuses may be paid in equity or cash.

(3)
Mr. Holliday is entitled to receive an annual award of performance-based LTIP units with the target value set forth in the table above. See “Executive Compensation—Compensation Discussion and Analysis—Our 2024 Executive Compensation Program” for details regarding the structure of these awards for 2024. A summary of the terms applicable to these awards in connection with a termination of the executive’s employment is set forth below.

(4)
Each executive is eligible to receive an annual grant of LTIP units subject to time-based vesting conditions. See “Executive Compensation—Compensation Discussion and Analysis—Our 2024 Executive Compensation Program” for details regarding the structure of these awards for 2024. A summary of the terms applicable to these awards in connection with a termination of the executive’s employment is set forth below. Beginning in 2025, Mr. Holliday’s annual grant of time-based LTIP units will be subject to an additional outperformance modifier pursuant to which up to 200% of the target time-based amount may be earned upon the achievement of three-year specific operational or financial goals, as established in advance by the Committee.

(5)
Performance-based equity awards will be treated in accordance with their terms. See table below for relevant terms to be included in performance-based LTIP units granted pursuant to the employment agreements.

(6)
In the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the IRC subject to an excise tax, the executive will not be entitled to a tax gross-up payment; however, the executive’s payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.

(7)
2.0x the sum of base salary, maximum formulaic bonus and the target value of the annual time-based equity award under prior contract.

(8)
1.0x the sum of base salary, maximum formulaic bonus and the target value of the annual time-based equity award under prior contract.

The terms Cause, Good Reason and Change-in-Control, as used above, are specifically defined in each executive’s employment agreement. For Mr. Holliday, the term Cause is defined to include a non-renewal of the term of the employment agreement, provided that the cash severance multiple in such instance would be 1.0x instead of 3.0x for Mr. Holliday. The summary above is qualified in its entirety by reference to the copies of the employment agreements with our named executive officers, which have been previously filed by us with the SEC, and are incorporated herein by reference.

74	SL GREEN REALTY CORP. 2025 PROXY STATEMENT

Stockholder feedback has always informed the Committee’s design of executive employee agreements—Mr. Holliday’s new employment agreement is no different. In redesigning this contract, the Committee considered both current market norms and stockholder feedback to ensure that negotiations were centered around the most critical aspects.

The Committee’s primary focus was to eliminate the short-term performance goals in long-term performance equity awards in alignment with our commitment to stockholders. Even though the majority of stockholders did not raise concerns regarding our severance provisions, through negotiations the Committee eliminated the maximum bonus from severance calculations, while retaining other legacy provisions that have been in place for over ten years.

Performance-Based Equity Awards
The table below summarizes the treatment of our annual performance-based equity awards, including those granted in 2023 and 2024 that were outstanding at December 31, 2024 (the “Annual Performance-Based Awards”), in connection with a change-in-control and various hypothetical termination scenarios for our named executive officers.
Annual Performance-Based Awards
	Change-in-Control (“CiC”)	Change-in-Control & Termination Without Cause or For Good Reason(1)	Death/Disability & Termination Without Cause or For Good Reason(1)
Holliday Awards
•
If one-year performance period ends early, Operational Component deemed achieved at target, subject to Absolute TSR modifier

•
Relative Component determined as of date of CiC

•
Earned awards remain subject to time-based vesting

•
If one-year performance period ends early, Operational Component deemed achieved at maximum (200%), subject to Absolute TSR modifier

•
Relative Component determined as of date of CiC

•
Earned awards vest in full

• Performance calculated as of end of performance period • Earned awards fully vested
DiLiberto / Levine Awards
•
If one-year performance period ends early, Operational Component deemed achieved at target, subject to Absolute TSR modifier

•
Relative Component determined as of date of CiC

•
Earned awards remain subject to time-based vesting

•
If one-year performance period ends early, Operational Component deemed achieved at target, subject to Absolute TSR modifier

•
Relative Component determined as of date of CiC

•
Earned awards vest in full

•
Performance calculated as of end of performance period

•
Earned awards fully vest, subject to proration such that no units vest if termination occurs during the first year, one-third vest if the termination occurs during the second year and two-thirds will vest if the termination occurs during the third year

(1)
Accelerated vesting under the Annual Performance-Based Awards is generally subject to the effectiveness of a mutual release, except upon a termination as a result of death or in connection with or within 18 months after a change in control.

As noted above, in connection with our CEO’s new employment agreement, annual goals no longer underpin our CEO’s performance-based equity awards. Starting with 2025, all performance-based equity awards to our CEO will be exclusively based on three-year performance goals.

EXECUTIVE COMPENSATION	75
Hypothetical Illustration of Payments upon Termination or Change in Control
The following tables show the potential payments and estimated value of the benefits that our named executive officers would have been entitled to receive upon a termination of their employment by us without cause or by them for good reason or upon the death or disability as of December 31, 2024. Our named executive officers would not have been entitled to any payments or benefits other than those already accrued in the event of a termination of their employment by us for cause or by them without good reason (including upon retirement). The types of events constituting cause, good reason, disability and a change in control may differ in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, the payments and estimated value of benefits have been grouped together based on these concepts without regard for any such differences. The potential payments and estimated values set forth below are based on the terms of the employment agreements in effect as of December 31, 2024.
Marc Holliday
Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death(1)
Pro-Rata Bonus	$7,005,260	$7,005,260	$7,005,260	$7,005,260
Cash Severance	$19,000,000	$28,500,000	$9,500,000	—
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$27,596,558	$60,915,071	$27,596,558	$27,596,558
Benefits Continuation(4)	$147,088	$220,632	$220,632	—
Matthew J. DiLiberto
Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death
Pro-Rata Bonus	$1,666,667	$1,666,667	$1,666,667	$1,666,667
Cash Severance	$3,666,667	$5,933,333	$3,666,667	$1,400,000
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$4,592,999	$7,919,744	$4,592,999	$4,592,999
Benefits Continuation(4)	$53,821	$107,641	$161,462	—
Andrew S. Levine
Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death
Pro-Rata Bonus	$925,000	$925,000	$925,000	$925,000
Cash Severance	$1,505,000	$3,010,000	$1,505,000	—
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$4,242,328	$7,569,073	$4,242,328	$4,242,328
Benefits Continuation(4)	$51,623	$103,246	$154,869	—

(1)
As we maintained life insurance policies for the benefit of the beneficiaries of Mr. Holliday in the amount of $10 million, as of December 31, 2024, the amount of the payments and benefits to be received by Mr. Holliday in the event of a termination upon death will be reduced by these amounts in accordance with his employment agreement.

(2)
Represents the value of the stock options or Class O LTIP units, if any, that would vest. Assumes that the per share value of the stock options or Class O LTIP units that vest equals (i) $67.92 per share, which was the closing price on the NYSE of one share of our common stock on December 31, 2024, less (ii) the exercise price per share of such stock options or the conversion threshold of such Class O LTIP units.

(3)
Represents the value of the LTIP units, if any, that would vest based on a price of $67.92 per unit, which was the closing price on the NYSE of one share of our common stock on December 31, 2024. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock. Does not include performance-based LTIP units that would only vest to the extent earned based on the achievement of performance-based vesting criteria through the end of the performance period. Based on our

76	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
performance as of December 31, 2023, our named executive officers would have (i) earned a portion of the performance-based LTIP units granted in 2023 and 2024 subject to operational performance hurdles and (ii) earned all of the performance-based LTIP units granted in 2023 and 2024 subject to relative TSR performance. See “—Compensation Discussion and Analysis—Other Compensation Policies and Information—Outstanding Annual Equity Award Performance Summary (2022-2024).”
(4)
Benefits continuation amounts are based on the actual expense for financial reporting purposes for the year ended December 31, 2024 for covering an employee under each of our group health plans during the applicable severance period.

In the event a change in control had occurred on December 31, 2024 without the termination of the employment of our named executive officers, Messrs. Holliday, DiLiberto and Levine would have been entitled to the pro-rata bonus payments set forth in the table above. In addition, TSR performance would have been measured pursuant to the Annual Performance-Based Awards, which would have resulted in all of the awards granted in 2023 and 2024 subject to both the absolute TSR modifier and relative TSR performance being earned, which earned awards would have remained subject to vesting based on continued employment, as described above. The aggregate number of LTIP units earned in such event is as follows: Mr. Holliday—490,554; Mr. DiLiberto—36,338; and Mr. Levine—36,338. Upon earning these additional LTIP units, each of our named executive officers would have been entitled to cash payments and distributions with respect to the following number of such LTIP units equal to (i) $6.2363 per unit granted in 2023: Mr. Holliday—276,137; Mr. DiLiberto—20,454; and Mr. Levine—20,454 and (ii) $3.0075 per unit granted in 2024: Mr. Holliday—214,417; Mr. DiLiberto—15,884; and Mr. Levine—15,884. In each case, these amounts equal the amounts that would have been received if such LTIP units had been entitled to receive full distributions from the beginning of the applicable performance period.
The amounts described above do not include payments and benefits to the extent they have been earned prior to the termination of employment or change in control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include: accrued salary and vacation pay; earned and accrued, but unpaid, bonuses; distribution of plan balances under our 401(k) plan; life insurance proceeds in the event of death; and disability insurance payouts in the event of disability. All of the cash severance payments described below are to be made as lump sum payments at the time of termination; provided that, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the IRC, the payments are to be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum. As a result of provisions in the named executive officers’ employment agreements, in the event that any payment or benefit to be paid or provided to an executive set forth above would have been subject to the excise tax under Sections 280G of the IRC, the payments and benefits to such executive would have been reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a greater after-tax benefit to the executive. The amounts set forth in the table above have not been adjusted to reflect any such reduction that might be applicable.
Compensation Committee Interlocks and Insider Participation
Lauren B. Dillard (Interim Chair), John H. Alschuler, Carol N. Brown and Edwin T. Burton, III, a former director, each served on the Compensation Committee during 2024. There are no Compensation Committee interlocks and none of our employees is a member of our Compensation Committee.
Pay Ratio Disclosure Rule
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer, or PEO. The PEO of our Company is Mr. Holliday.
For 2024, the annual total compensation of Mr. Holliday, our PEO, of $20,685,756 as shown in the Summary Compensation Table above, was approximately 330 times the annual total compensation of $62,678 of a median employee calculated in the same manner. We identified the median employee using the annual base salary and target annual cash incentive compensation, as of December 31, 2024, plus any long-term equity incentive awards granted in 2024 for all individuals (excluding our PEO) who were employed by us on December 31, 2024, the last day of our payroll year, whether employed on a full-time or part-time basis.
As of December 31, 2024, 908 of our 1,221 employees were hourly-paid employees involved in building operations, most of whom are subject to collective bargaining agreements. If these employees were not included for purposes of identifying our median employee, the annual total compensation of a median employee would be $174,271 and the annual total compensation of our PEO would be approximately 119 times such amount.

EXECUTIVE COMPENSATION	77
Pay Versus Performance
The information below presents the relationship between the compensation of our named executive officer and certain performance measures in accordance with Item 402(v) of Regulation S-K. For a discussion of our compensation programs and pay for performance philosophy, please refer to the section captioned “Compensation Discussion and Analysis,” above.
Pay Versus Performance Table
	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:
Year					Total Stockholder Return ($)(3)	Peer Group Total Stockholder Return ($)(4)	Net (Loss) Income, in thousands ($)	Normalized FFO per Share ($)(5)
2024	20,685,756	48,597,262	3,550,244(6)	6,761,944(6)	104	68	30,222	5.24
2023	18,508,171	30,796,068	6,439,504(6)	10,630,597(6)	66	71	(599,337)	5.48
2022	16,660,855	(11,758,654)	7,006,710(6)	(2,389,306)(6)	44	68	(76,303)	6.76
2021	21,088,057	32,642,206	7,711,773(6)	11,565,039(6)	90	103	480,632	6.58
2020	15,194,726	9,617,334	6,741,540(6)	4,723,677(6)	71	78	414,758	6.85

(1)
Represents amounts of “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K, not the actual amount of compensation earned by or paid to Mr. Holliday during each year. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for each year to calculate the amounts set forth in “Compensation Actually Paid to PEO” column in the table above.

Year	Summary Compensation Table Total for PEO ($)	Less Summary Compensation Table Value of Equity Awards ($)(a)	Fair Value of Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2024	20,685,756	(19,394,816)	47,306,322	48,597,262
2023	18,508,171	(15,767,540)	28,055,437	30,796,068
2022	16,660,855	(14,284,701)	(14,134,808)	(11,758,654)
2021	21,088,057	(18,099,677)	29,653,826	32,642,206
2020	15,194,726	(12,643,310)	7,065,918	9,617,334

(a)
Represents the sum of the amounts reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.

(b)
The equity award adjustments for each fiscal year include the following: (i) the addition of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value of between the end of the prior fiscal year the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on such awards in the applicable year prior to the vesting date. The amounts deducted or added in calculating the equity award adjustments are as follows:

78	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Awards ($)	Total Equity Award Adjustments ($)(i)
2024	24,495,938	13,307,651	2,486,913	4,685,715	—	2,330,105	47,306,322
2023	18,575,794	4,556,883	1,292,938	2,027,376	—	1,602,445	28,055,437
2022	4,807,388	(14,493,069)	683,334	(2,002,870)	(4,842,970)	1,713,380	(14,134,808)
2021	25,933,302	2,631,512	1,318,015	(1,636,532)	—	1,407,529	29,653,826
2020	8,918,153	(3,385,784)	982,595	—	—	550,954	7,065,918

(i)
The fair values of time-based equity awards are based on the closing price of our shares of common stock as reported on the NYSE on the relevant valuation date. Performance-based restricted share units were valued on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718.

(2)
Represents amounts of average “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K, not the actual average amount of compensation earned by or paid to our named executive officers other than Mr. Holliday as a group. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for the named executive officers as a group (excluding Mr. Holliday) each year to calculate the amounts set forth in “Compensation Actually Paid to non-PEO NEOs” column in the table above, using the same methodology as set forth in footnote 1(b), above.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less Average Summary Compensation Table Value of Equity Awards ($)(a)	Average Fair Value of Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	3,550,244	(2,946,444)	6,158,144	6,761,944
2023	6,439,504	(5,716,304)	9,907,397	10,630,597
2022	7,006,710	(6,036,720)	(3,359,296)	(2,389,306)
2021	7,711,773	(6,677,199)	10,530,465	11,565,039
2020	6,741,540	(4,872,895)	2,855,032	4,723,677

(a)
Represents the sum of the amounts reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.

(b)
The equity award adjustments for each fiscal year reflect the same methodology set forth in footnote 1, above. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year(i)	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Awards ($)	Total Equity Award Adjustments ($)
2024	2,926,178	1,441,913	1,167,638	294,451	—	327,964	6,158,144
2023	6,660,330	1,494,511	538,835	635,195	—	578,527	9,907,397
2022	1,882,454	(4,551,556)	905,033	(638,835)	(1,544,649)	588,257	(3,359,296)
2021	8,850,588	884,588	853,696	(543,494)	—	485,088	10,530,465
2020	2,947,962	(1,311,858)	1,018,117	—	—	200,812	2,855,032

(i)
The fair values of time-based equity awards are based on the closing price of our shares of common stock as reported on the NYSE on the relevant valuation date. Performance-based restricted share units were valued on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718.

(3)
TSR is calculated assuming a $100 investment in the Company and the peer group on December 31, 2019, and assuming the reinvestment of any dividends during the applicable measurement period, calculated through the end of the year shown based on share prices.

EXECUTIVE COMPENSATION	79
(4)
Represents the TSR for the benchmarking peer group described in “Compensation Discussion and Analysis,” which includes the following peer companies: Alexandria Real Estate Equities, Inc., Boston Properties, Inc., Douglas Emmett, Inc., Empire State Realty Trust, Inc., Hudson Pacific Properties, Inc., Kennedy-Wilson Holdings, Inc., Kilroy Realty Corporation, Ladder Capital Corp, Paramount Group, Inc. and Vornado Realty Trust.

(5)
Normalized FFO per share represents reported FFO per share as adjusted for non-cash fair value adjustments, gains or losses on the early extinguishment of debt and other adjustments for comparability between periods. For 2024, includes Gain on Discounted Debt Extinguishment of $20.0M consistent with the calculation of the FFO goal under our 2024 formulaic cash bonus program. Gains on Discounted Debt Extinguishment in excess of $20.0M were excluded from the final calculation.

(6)
Non-PEO named executive officers for 2024 includes Messrs. DiLiberto and Levine and for 2023, 2022, 2021 and 2020 includes Messrs. DiLiberto and Levine and Andrew Mathias, our former President.

Relationship Between Compensation Actually Paid and Financial Performance
The following graphs illustrate the relationship across our last five completed fiscal years between the amounts disclosed in the Pay Versus Performance Table, above, as “Compensation Actually Paid” to our PEO and the “Average Compensation Actually Paid” to our non-PEO named executive officers and TSR, Peer Group TSR, Net Income and Normalized FFO per share.
COMPENSATION ACTUALLY PAID VS. TSR
COMPENSATION ACTUALLY PAID VS. NET (LOSS) INCOME

80	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
COMPENSATION ACTUALLY PAID VS. NORMALIZED FFO PER SHARE
Tabular List of Performance Measures
The following table lists the performance measures that we consider to be the most important performance measures we use to link compensation actually paid to its named executive officers for the most recently completed fiscal year to our performance.
Performance Measure
•
Normalized FFO per Share

•
Relative TSR

•
Normalized Funds Available for Distribution

•
Combined Net Debt Reduction

•
Manhattan Same Store Office Leased Occupancy

•
Manhattan Office Leasing Volume

•
Liquidity

Policies and Practices Related to the Grant of Certain Equity Awards
We do not have any formal policy that requires us to grant, or avoid granting, equity awards to our executive officers at certain times. We typically grant annual equity awards to our executive officers in January or February, with the dates for the committee meetings to approve these annual awards set in advance on a fairly consistent schedule each year. The timing of any non-routine equity grants to executive officers, including new hires and entry into new employment agreements, are typically tied to the event giving rise to the award. As a result, we do not time the disclosure of material non-public information for the purpose of affecting the value or exercise price of our equity awards, including stock options or Class O LTIP units.
As part of our overall compensation program, we do not typically grant stock options or option-like equity awards to our executive officers. However, as disclosed in the table below, our CEO Mr. Holliday received a retention performance incentive grant of Class O LTIP units in connection with entering into his new employment agreement on December 27, 2024. We subsequently filed a Form 8-K relating to such grant and the new employment agreement on December 31, 2024.

EXECUTIVE COMPENSATION	81
Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Unit)	Grant date fair value of the award
Percentage change in the closing
market price of the securities
underlying the award between
the trading day ending
immediately prior to the disclosure
of material nonpublic
information and the trading
day beginning immediately
following the disclosure of
material nonpublic
information

Marc Holliday	December 27, 2024	217,917(1)	$68.07	$4,499,986	3.18%

(1)
This grant of Class O LTIP units was awarded in connection with the extension of Mr. Holliday’s employment. This grant reflects an award of Class O LTIP units with a mandatory conversion date that is 10 years after the date of grant, which vests in three equal installments on each of December 31, 2025, December 31, 2026 and December 31, 2027, subject to continued employment. In addition, the Class O LTIP units are subject to performance-based vesting conditions and will only be eligible for conversion if the average per share price of our common stock equals or exceeds $100.00 as of any trailing twenty trading day period between the grant date and the fifth anniversary thereafter. The conversion threshold for the Class O LTIP units, which is equivalent to the exercise price for a stock option, was determined by reference to the fair market value under our Fifth Amended and Restated 2005 Stock Option and Incentive Plan of one share of our common stock, meaning, in this instance, the closing stock price of one share of our common stock on the NYSE on December 26, 2024, the last preceding trading date prior to the grant date.

82
AUDIT COMMITTEE MATTERS
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As disclosed in our current report on Form 8-K filed with the SEC on November 29, 2023, management and our Audit Committee undertook and completed a process to review the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2024. The Audit Committee invited several firms to participate in this process, including Ernst & Young LLP (“EY”), the Company’s independent registered accounting firm since 1997. As a result of this process and following careful deliberation, on November 27, 2023, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024, commencing January 1, 2024, and dismissed EY from that role following the completion of EY’s audits of the financial statements for each of the Company and SL Green Operating Partnership, L.P. (“SLGOP”) for the fiscal year ending December 31, 2023.
The audits conducted by EY of the financial statements of the Company and SLGOP as of and for the years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2023 and 2022, there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, among the Company, SLGOP and EY, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference in connection with its report to the subject matter of the disagreement.
In connection with the filing of this proxy statement, the Company furnished a copy of the above disclosures to EY and Deloitte, and has not received a statement from either accounting firm indicating that such firm does not agree with the above statements.
AUDIT COMMITTEE REPORT
The following report of the Audit Committee of the Board will not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference in any such document.
Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with our Audit Committee Charter. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2024 filed by the Company with management.
Our Audit Committee reviewed and discussed with Deloitte, our independent registered public accounting firm, the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our Audit Committee received from Deloitte the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has discussed with Deloitte their independence.
Based on the review and discussions referred to above, our Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 filed by the Company.
The members of our Audit Committee are not engaged professionally in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate

AUDIT COMMITTEE MATTERS	83
accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with accounting principles generally accepted in the U.S. or that our registered public accounting firm is in fact independent. The audit committee also appointed Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and is seeking ratification of such appointment by the stockholders.
Submitted by our Audit Committee
Lauren B. Dillard (Chair)	Carol N. Brown	Craig M. Hatkoff

84	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Deloitte & Touche LLP to the stockholders for ratification at the 2025 Annual Meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm commencing with our fiscal year beginning January 1, 2024 and is considered by our management to be well-qualified. See “Audit Committee Matters—Change in Independent Registered Public Accounting Firm” above. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of Deloitte & Touche LLP will attend the Annual Meeting, will be given the opportunity to make a statement at the Annual Meeting if he or she so desires and will be available to respond to appropriate questions. A representative of Ernst & Young is not expected to attend the Annual Meeting.

A majority of all of the votes cast with respect to this proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast”. Therefore, abstentions will have no effect on this proposal.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

AUDIT COMMITTEE MATTERS	85
PRE-APPROVAL POLICIES AND PROCEDURES OF
OUR AUDIT COMMITTEE
Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (1) the aggregate amount of all such non-audit services constitutes less than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected below were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. All services provided by Deloitte & Touche LLP, our independent registered public accounting firm, in 2024 were pre-approved by our Audit Committee. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.
FEE DISCLOSURE
The fees billed to us by Deloitte & Touche LLP for services rendered relating to fiscal 2024 are set forth below. On November 27, 2023, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, commencing January 1, 2024, and dismissed Ernst & Young LLP from that role following their completion of audits of the financial statements for each of the Company and SLGOP for the fiscal year ending December 31, 2023.
2024 ($)
Audit Fees	3,027,685
Audit-Related Fees	52,530
Tax Fees	—
All Other Fees	2,000
TOTAL	3,082,215
Audit Fees
Fees, including out-of-pocket expenses, for audit services totaled approximately $3,027,685 in fiscal year 2024. Audit fees include fees associated with our annual audits and related reviews of our annual reports on Form 10-K and quarterly reports on Form 10-Q. In addition, audit fees include Sarbanes-Oxley Section 404 planning and testing, fees for joint venture audits, and services relating to public filings in connection with our preferred and common stock and debt offerings and certain other transactions. Our joint venture partners paid their pro rata share of any joint venture audit fees. Audit fees also include fees for accounting research and consultations.
Audit-Related Fees
Fees for audit-related services totaled approximately $52,530 in 2024. The audit-related services principally include fees for operating expense audits and agreed-upon procedures projects.
Tax Fees
There were no fees for tax services, including tax compliance, tax advice and tax planning, in 2024.
All Other Fees
Fees for other services not included above totaled approximately $2,000 in 2024.
Our Audit Committee considers whether the provision by Deloitte & Touche LLP of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Deloitte & Touche LLP’s independence from both management and the Company.

86
OTHER MANAGEMENT PROPOSALS
PROPOSAL 4

APPROVAL OF THE SIXTH AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN

On April 22, 2025, the Board voted to amend and restate our Fifth Amended and Restated 2005 Stock Option and Incentive Plan (the “Fifth Amended 2005 Plan”) to increase the number of Fungible Units (as defined below) available for issuance thereunder and make certain other amendments. At our annual meeting, the stockholders are being asked to vote on a proposal to approve the adoption of our Sixth Amended and Restated 2005 Stock Option and Incentive Plan (the “Sixth Amended 2005 Plan”).

WHY YOU SHOULD VOTE FOR PROPOSAL 4
➢ Long-term equity awards are a critical design element of our compensation program for key employees.

➢
Unlike cash-based incentives, equity incentives have the dual benefit of allowing the Company to align the interests of our employees with those of long-term stockholders as well as deploy cash into creating incremental stockholder value.

➢ If SLG is not able to offer equity compensation, our ability to attract and retain employees who are critical to the creation of incremental stockholder value would be significantly impacted.
➢ We therefore request that stockholders support the amendment of the 2005 Stock Option and Incentive Plan, the key features of which are highlighted below:
Reasonable Plan Cost Allows Continued Alignment of Employee and Stockholder Interests
✓ Permits continued alignment of interests through use of equity compensation
✓ Reasonable number of additional shares requested—7,680,000 fungible units = 2,400,000 full-value awards
✓ Awards would not have a substantially dilutive effect (issuance of all full-value awards = less than 4% of shares outstanding)
✓ Estimated duration of approximately three years
Responsible Grant Practices Enables Continued Focus on Pay-For-Performance Philosophy
✓ All full-value equity awards for our CEO have vesting of at least three years and in 2024 more than 60% were performance-based (excluding equity granted in lieu of cash for annual bonus)
✓ Broad-based equity grants beyond NEOs include over 175 additional employees
✓ Clawback policy applies to equity awards and protects against undeserved earnings
✓ Robust performance-based hurdles for equity awards ensure earned vesting only for superior performance
✓ Robust stock ownership guidelines ensure employees think and act like owners

OTHER MANAGEMENT PROPOSALS	87

Stockholder-Friendly Plan Features Protect Stockholder Interests
✓ No single trigger change in control vesting acceleration
✓ No repricing permitted without stockholder approval
✓ Stockholder approval required to increase the share reserve (i.e., no “evergreen” feature)
✓ No dividends or distributions paid on unearned performance-based awards
✓ The provisions of the 2005 Stock Option and Incentive Plan are identical to the plan approved by stockholders in 2022
The Board unanimously recommends a vote “FOR” the approval of our Sixth Amended and Restated 2005 Stock Option and Incentive Plan.

88	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
SHARES AVAILABLE FOR ISSUANCE
The Sixth Amended 2005 Plan increases the reserved number of units used for purposes of the Fifth Amended 2005 Plan to determine the number of shares that may be subject to awards thereunder (the “Fungible Units”) by 7,680,000 Fungible Units. As of March 31, 2025, there were 1,454,240 Fungible Units available under our Fifth Amended 2005 Plan. The Fungible Units represent the baseline for the number of shares of common stock available for issuance under our Fifth Amended 2005 Plan from which, as described in more detail below, different types of awards are counted differently against the Fungible Unit limit. By increasing the reserved Fungible Units, we will be able to continue to use equity awards to attract, retain and motivate employees.
Equity awards, or in some cases cash awards, under the Sixth Amended 2005 Plan will be granted in exchange for services provided by key employees, directors, officers, advisors, consultants or other personnel or other persons. Therefore, we believe that having an equity plan in place with a sufficient number of shares is critical to our ability to attract, retain and motivate employees in a highly competitive marketplace and ensure that our executive compensation is structured in a manner that aligns the executives’ interests with our success. If our stockholders approve this increase in the Fungible Units for grants under the Sixth Amended 2005 Plan, we anticipate we will have sufficient shares to provide equity awards to attract, retain and motivate employees for approximately the next three years.
As of the record date for the annual meeting, March 31, 2025, there were an aggregate of 75,680,656 shares of common stock, common operating partnership units outstanding and LTIP units (excluding unearned performance-based LTIP units). As of March 31, 2025, the latest practical date prior to the date hereof, our common stock was $57.70 per share. In addition, as of March 31, 2025, the number of securities to be issued upon the exercise of outstanding options, warrants and unvested full value awards for which we have reserved shares under our Fifth Amended 2005 Plan is equal to 2,680,549, which consists of (i) 352,917 shares of common stock issuable upon the exercise of outstanding options, which amount includes Class O LTIP units (135,000 of which options and Class O LTIP units are vested and exercisable), (ii) 1,245,724 unvested shares of restricted common stock and unvested LTIP units that, upon the satisfaction of certain conditions, are convertible into common units, which may be presented to us for redemption and acquired by us for shares of our common stock and (iii) 1,081,908 shares of common stock reserved in connection with LTIP units that could be earned, subject to performance-based vesting. No awards other than the foregoing were outstanding as of March 31, 2025, under any of our existing or prior equity compensation plans, except for vested full value awards (phantom stock units and vested LTIP units that have not yet been settled for shares of common stock).
BURN RATE
The following table sets forth information regarding historical awards granted and earned for the 2022 through 2024 period, and the corresponding burn rate, which is defined as the number of shares subject to stock awards granted (or, for awards subject to performance based vesting, earned) in a fiscal year divided by the weighted average common shares outstanding for that fiscal year, for each of the last three fiscal years:
	2024	2023	2022
Stock options granted(1)	0	0	0
Time-based full-value shares and units granted(2)	981,204	991,682	765,405
Performance-based full-value shares and units earned during the year(3)	368,699	400,066	143,253
Total time-based full-value awards granted and performance-based full-value awards earned	1,349,903	1,391,748	908,658
Total Awards Granted/Earned(4)	1,349,903	1,391,748	908,658
Weighted average common shares/units outstanding during the fiscal year(5)	68,736,221	67,971,593	67,928,924
Annual Burn Rate	1.96%	2.05%	1.34%

(1)
Excludes 217,917 Class O LTIP units awarded to Mr. Holliday in December 2024 in connection with entering into his employment agreement, which were subject to performance-based vesting conditions.

(2)
For each year, includes the number of LTIP units and shares of common stock granted during such year that were vested or subject to vesting solely based on the grantee’s continued employment through one or more vesting dates.

(3)
For each year, includes the number of LTIP units and shares of common stock earned during such year based on the achievement of performance-based vesting criteria.

(4)
Total Awards Granted/Earned represents the sum of Stock Options Granted and Full-Value Awards Granted/Earned.

OTHER MANAGEMENT PROPOSALS	89
(5)
For each year, represents the weighted average number of shares of our common stock and common units, including LTIP units, in our operating partnership outstanding during the year. Because we are a real estate investment trust that conducts substantially all of its operations through an operating partnership, we include both shares of our common stock and common units in our operating partnership in the share count for purposes of calculating our burn rate. Each common unit is redeemable at the election of the holder for, at our option in our capacity as general partner of our operating partnership: (i) cash equal to the then fair value of one share of our common stock; or (ii) one share of our common stock.

SUMMARY OF MATERIAL AMENDMENTS
The following is a brief summary of the material amendments that are included in the Sixth Amended 2005 Plan:
•
The maximum number of Fungible Units available under the Fifth Amended 2005 Plan will be increased under the Sixth Amended 2005 Plan by 7,680,000 Fungible Units from 32,210,000 Fungible Units to 39,890,000 Fungible Units. If the Sixth Amended 2005 Plan is approved by stockholders, the additional 7,680,000 Fungible Units will represent 2,400,000 shares of common stock that could be granted pursuant to full-value awards based on the 3.2 to 1 Fungible Unit-to-full value award conversion ratio in the Sixth Amended 2005 Plan. Based solely on the closing price of our common stock as reported on the NYSE on April 17, 2025, the maximum aggregate market value of those 2,400,000 shares of common stock is $125,544,000.

•
The ratios governing the number of Fungible Units used by the different types of awards that may be granted under the Sixth Amended 2005 Plan will be changed for awards granted after the date the Sixth Amended 2005 Plan is approved. Under the Sixth Amended 2005 Plan, an award that delivers the full-value of the underlying shares (“Full-Value Award”) granted after the effective date of the Sixth Amended 2005 Plan will be counted as 3.2 Fungible Units per share. Additionally, stock options, stock appreciation rights, Class O LTIP units and other awards granted after the effective date of the Sixth Amended 2005 Plan that do not deliver the full-value of the underlying shares and that expire five years from the date of grant will be counted as 0.87 Fungible Units per share.

•
The term of the Sixth Amended 2005 Plan will be extended from its current expiration date until June 3, 2035, which is ten years from the date of the annual meeting.

SUMMARY OF THE PROVISIONS OF OUR SIXTH AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN
The following summary of the Sixth Amended 2005 Plan is qualified in its entirety by the specific language of the plan, a copy of which is attached hereto as Appendix A.
Effective Date of Plan
The Sixth Amended 2005 Plan was approved by our Board of Directors on April 22, 2025. Awards of incentive options may be granted under the Sixth Amended 2005 Plan until the tenth anniversary of June 3, 2025. No other awards may be granted under the Sixth Amended 2005 Plan after the date that is ten years from the date of stockholder approval.
Administration
Our Compensation Committee has the authority to administer and interpret the Sixth Amended 2005 Plan, to authorize the granting of awards, to determine the eligibility of a person to receive an award, to determine the number of shares of common stock to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. Nevertheless, grants to members of our Compensation Committee will be made and administered by the Board rather than our Compensation Committee. References below to our Compensation Committee include a reference to the Board for those awards with respect to which the Board acts as administrator. Our Compensation Committee, in its discretion, may delegate to our Chief Executive Officer all or part of our Compensation Committee’s authority and duties with respect to awards to be granted to our employees, subject to certain limitations and guidelines as provided by the Compensation Committee; however, our Compensation Committee may not delegate its authority and duties with respect to awards that have been, or will be, granted to certain of our officers.

90	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Available Shares
Subject to adjustments upon certain corporate transactions or events, awards with respect to up to a maximum of 39,890,000 Fungible Units (the “Fungible Pool Limit”) may be granted under the Sixth Amended 2005 Plan. A Full-Value Award granted on or after the effective date of the Sixth Amended 2005 Plan will be counted as 3.2 Fungible Units per share subject to such award as opposed to 2.59 Fungible Units per share subject to such award granted on or after the effective date of the Fifth Amended 2005 Plan and prior to the effective date of the Sixth Amended 2005 Plan, 3.74 Fungible Units per share subject to such award for a Full-Value Award granted on or after the effective date of the Fourth Amended and Restated 2005 Stock Option and Incentive Plan (the “Fourth Amended 2005 Plan”) and prior to the effective date of the Fifth Amended 2005 Plan, 2.76 Fungible Units per share subject to such award for a Full-Value Award granted on or after the effective date of the Third Amended and Restated 2005 Stock Option and Incentive Plan (the “Third Amended 2005 Plan”) and prior to the effective date of the Fourth Amended 2005 Plan and 1.65 Fungible Units per share subject to such award for a Full-Value Award granted on or after the effective date of the Second Amended and Restated 2005 Stock Option and Incentive Plan (the “Second Amended 2005 Plan”) and prior to the effective date of the Third Amended 2005 Plan. A Full-Value Award granted prior to the effective date of the Second Amended 2005 Plan that vested or was granted based on the achievement of certain performance goals will be counted as 2.0 Fungible Units per share subject to such award and all other Full-Value Awards granted prior to the effective date of the Second Amended 2005 Plan will be counted as 3.0 Fungible Units per share. Stock options, stock appreciation rights, Class O LTIP units and other awards granted on or after the effective date of the Sixth Amended 2005 Plan that do not deliver the full-value of the underlying shares and expire five years from the date of grant will be counted as 0.87 Fungible Units per share. Such awards granted on or after the effective date of the Fifth Amended 2005 Plan and prior to the effective date of the Sixth Amended 2005 Plan will be counted as 0.84 Fungible Units per share, such awards granted on or after the effective date of the Fourth Amended 2005 Plan and prior to the effective date of the Fifth Amended 2005 Plan will be counted as 0.73 Fungible Units per share, such awards granted on or after the effective date of the Third Amended 2005 Plan and prior to the effective date of the Fourth Amended 2005 Plan will be counted as 0.77 Fungible Units per share, such awards granted on or after the effective date of the Second Amended 2005 Plan and prior to the effective date of the Third Amended 2005 Plan will be counted as 0.79 Fungible Units per share and such awards granted prior to the effective date of the Second Amended 2005 Plan will be counted as 0.70 Fungible Units per share. All other awards will be counted as 1.0 Fungible Unit per share.
No award may be granted to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of our common stock. In addition, in any one year, no person may receive awards with respect to more than 700,000 shares of common stock, provided that this limit only applies to awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the IRC and the regulations promulgated thereunder. In addition, notwithstanding anything to the contrary in the Sixth Amended 2005 Plan, the value of all awards awarded under the Sixth Amended 2005 Plan and all other cash compensation paid by the Company as regular compensation to any non-employee director other than the Chairman or Lead Independent Director in any calendar year shall not exceed $500,000, as determined in accordance with FASB ASC 718 (or any successor provision) but excluding the impact of estimated forfeitures related to service-based vesting provisions.
If an option or other award granted under the Sixth Amended 2005 Plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards by adding back Fungible Units to the Sixth Amended 2005 Plan using the same ratio that was in effect when the original awards were granted, except that the ratios for awards forfeited after the effective date of the Sixth Amended 2005 Plan shall not be less than the ratios in effect for such Awards as of the date of forfeiture. The following shares will not be added to the Fungible Pool Limit: (i) shares tendered or held back upon exercise of an option or settlement or vesting of an award to cover the exercise price or tax withholding, and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof.
Eligible Persons
Our key employees, directors, officers, advisors, consultants or other personnel or other persons expected to provide significant services (of a type expressly approved by our Compensation Committee as covered services for these purposes) to us or our subsidiaries are eligible to be granted Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other equity-based awards under the Sixth Amended 2005 Plan. Eligibility for awards under the Sixth Amended 2005 Plan generally is determined by our Compensation Committee. As of April 15, 2025, approximately 274 individuals, inclusive of 258 employees who are not officers, seven non-employee directors, nine officers, and no consultants or other persons expected to provided services, are eligible to participate in the Sixth Amended 2005 Plan.

OTHER MANAGEMENT PROPOSALS	91
Awards Under the Sixth Amended 2005 Plan
Stock Options. The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, will be determined by our Compensation Committee of the Board. The exercise price of an option will be determined by our Compensation Committee and reflected in the applicable award agreement. The exercise price may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the Sixth Amended 2005 Plan) of the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will not exceed ten years from the date of grant. Options will be exercisable at such times and subject to such terms as determined by our Compensation Committee; provided that, unless otherwise specified in an award agreement, options, whether or not otherwise exercisable, may be exercised if the grantee’s service relationship is terminated on account of death or disability. Upon exercise of options, the option exercise price must be paid in full either (i) by certified or bank check, or wire, (ii) by the proceeds of a company loan program or third-party sale program or a notice given as consideration under such program, in each case subject to the Compensation Committee’s discretion, or (iii) shares or previously owned common stock, which has been owned for more than six months, having an aggregate fair market value on the date of exercise equal to the aggregate option price, or (iv) a combination of (i)-(iii) or (iv) any other method acceptable to the Compensation Committee. Except in the case that an option is exercised by certified or bank check, the Compensation Committee may impose limitations an prohibitions on the exercise of options as it deems appropriate, and the Compensation Committee may provide that no option may be exercised with respect to a fractional share.
Stock Appreciation Rights. Stock appreciation rights, which are options that permit the recipient to exercise the option without the payment of the exercise price and to receive shares of common stock with a fair market value equal to the excess of the fair market value of the shares with respect to which the option is being exercised over the exercise price of the option with respect to those shares. Any stock appreciation rights granted are subject to the same limitations as other options, including a maximum term of 10 years and an exercise price no lower than 100% of the fair market value of our common stock on the date of grant.
Restricted Stock. A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the Board or Compensation Committee may impose at the date of grant. Grants of restricted stock may be subject to vesting schedules as determined by our Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, (i) a specified period of employment or the satisfaction of one or a combination of the performance goals set forth in Section 11 of the Sixth Amended 2005 Plan (which is attached hereto as Appendix A), or (ii) based on other goals established by our Compensation Committee. Unless otherwise provided in the applicable award agreement, upon a termination of employment or other service for cause or by the grantee for any reason, all shares of restricted stock still subject to restrictions will be forfeited. In addition, unless otherwise provided in an applicable award agreement, a participant granted restricted stock will have all the rights of a stockholder of our company, including the right to vote the shares and the right to receive any cash dividends currently. Dividends paid on all restricted stock will be at the same rate and on the same date as on shares of our common stock; provided that award recipients will be required to repay any cash dividends received on awards that are subject to performance-based vesting conditions unless and until such conditions have been met. Holders of restricted stock are prohibited from selling such shares until they vest.
Phantom Shares. Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of our common stock, or, if provided by our Compensation Committee, the right to receive the fair market value of a share of our common stock in excess of a base value established by our Compensation Committee at the time of grant. Phantom shares generally may be settled in cash or by transfer of shares of common stock (as may be elected by the participant or our Compensation Committee, as may be provided by our Compensation Committee at grant). Unless otherwise provided in the applicable award agreement, subject to elections by the grantee in accordance with the plan, the settlement date with respect to a phantom share is the first day of the month to follow the date on which the phantom share vests. Our Compensation Committee, under certain circumstances, may permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. In addition, our Compensation Committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.
Dividend Equivalents. A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of cash distributions made on shares of common stock otherwise subject to an award (e.g., an award of phantom shares); provided, however, that a dividend equivalent right may not be granted in connection with an award of options or stock appreciation rights. Our Compensation Committee may provide that amounts payable in the ordinary course with respect to dividend equivalents will be converted into cash or additional shares of common stock. Our Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate. A

92	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
dividend equivalent granted with respect to an award subject to performance-based vesting conditions may not be payable unless and until such conditions have been met.
Cash-Based Awards. The Sixth Amended 2005 Plan will authorize the granting of awards payable in cash. Each cash-based award will specify a cash-denominated payment amount, formula or payment ranges as determined by our Compensation Committee.
Other Stock-Based Awards. The Sixth Amended 2005 Plan will authorize the granting of (i) other awards based upon the common stock, including shares based upon certain conditions, convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, and stock appreciation rights, (ii) limited-partnership or any other membership or ownership interests (which may be expressed as units, such as LTIP units or Class O LTIP units, or otherwise) in a subsidiary or operating or other partnership (or other affiliate of the company), with any shares issued in connection with the conversion of (or other distribution on account of) such interest subject to the Fungible Pool Limit and the other provisions of the Sixth Amended 2005 Plan, and (iii) awards valued by reference to book value, fair value or performance parameters relative to the company or any subsidiary or group of subsidiaries. Any awards subject to performance-based vesting conditions will not give the participant any right to receive cash dividends or dividend equivalent rights unless and until such conditions have been met.
Adjustments in General; Certain Change in Control Provisions
In the event of certain corporate reorganizations or other events, our Compensation Committee generally may make certain adjustments in its discretion to the manner in which the Sixth Amended 2005 Plan operates (including, for example, to the number of Fungible Units and shares of common stock available under the Sixth Amended 2005 Plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of plan participants. Upon a change in control (as defined in the Sixth Amended 2005 Plan), our Compensation Committee generally may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, if our Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants, and certain other special provisions may apply.
Tax Withholding
Participants under the Sixth Amended 2005 Plan are responsible for the payment of any federal, state or local taxes, including those that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the tax withholding obligations satisfied either by authorizing the Company to withhold shares of common stock to be issued pursuant to an option exercise or other award, or by transferring to the Company shares of common stock having a value up to the amount of such taxes. Alternatively, the Compensation Committee may provide in an award agreement that a participant is required to satisfy the tax withholding obligation by having shares of common stock withheld by the Company from the shares of common stock otherwise to be received, or require a participant to do so, subject to the participant’s ability to elect to satisfy such liability in cash. Tax withholding may be in excess of the statutory withholding rate if doing so will not result in liability accounting under FASB ASC 718.
Amendment and Termination
We may grant awards under the Sixth Amended 2005 Plan until June 3, 2035, the 10th anniversary of the approval of the Sixth Amended 2005 Plan at the annual meeting. The Board generally may amend our plan as it deems advisable, except that no amendment may adversely affect a participant with respect to an award previously granted unless such amendment is required in order to comply with applicable laws. The Board, in its discretion, may (a) determine to make any plan amendments subject to approval by our stockholders for purposes of complying with applicable stock exchange requirements, (b) ensuring that compensation earned under awards qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code or (c) ensuring that incentive stock options granted under the Sixth Amended 2005 Plan are qualified under Section 422 of the Internal Revenue Code. The Sixth Amended 2005 Plan provides that, to the extent required under the rules of any securities exchange or market system on which our common stock was listed, amendments would be subject to stockholder approval.

OTHER MANAGEMENT PROPOSALS	93
Repricing
Except in certain circumstances regarding corporate transactions, without prior stockholder approval, neither the Board nor the Compensation Committee may reduce the option price of outstanding options or stock appreciation rights or cancel, exchange, substitute, buyout or surrender outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Sixth Amended 2005 Plan. It does not describe all federal tax consequences under the Sixth Amended 2005 Plan, nor does it describe state, local, foreign or other tax consequences.
Incentive Stock Options
In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for the Company. To receive special tax treatment as an incentive stock option under the Internal Revenue Code as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of the shares within two years after the incentive stock option is granted nor within one year after the transfer of the shares to the option holder pursuant to exercise of the option. In addition, the option holder must be an employee of the Company or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Internal Revenue Code generally allows the sale of shares of the Company’s common stock received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the option holder, but the Company will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.
If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) The Company will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, if exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.
Non-Qualified Stock Options
No income will be recognized by an option holder at the time a non-qualified option is granted. Ordinary income will generally be recognized by an option holder, however, at the time a non-qualified option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified option will be equal to the sum of the exercise price of the non-qualified option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.
NEW PLAN BENEFITS
The number of shares and types of awards (including, without limitation, options) that may be granted to our executive officers, non-employee directors and other employees is indeterminable at this time, as such grants are subject to the discretion of the Compensation Committee.

94	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Equity Compensation Plan Information
The following table summarizes the Company’s equity compensation plans as of December 31, 2024.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	5,162,791(2)	81.63(3)	1,751,533(4)
Equity compensation plans not approved by security holders	—	—	—
Total	5,162,791	81.63	1,751,533

(1)
Includes our Fifth Amended 2005 Plan, Amended 1997 Stock Option and Incentive Plan, as amended, and 2008 Employee Stock Purchase Plan.

(2)
Includes (i) 333,897 shares of common stock issuable upon the exercise of outstanding options (115,980 of which are vested and exercisable), (ii) 125,654 phantom stock units that may be settled in shares of common stock (125,654 of which are vested) and (iii) 3,560,807 LTIP units that, upon the satisfaction of certain conditions, are convertible into common units, which may be presented to us for redemption and acquired by us for shares of our common stock (1,760,448 of which are vested).

(3)
Because there is no exercise price associated with restricted stock units, phantom stock units or LTIP units, these awards are not included in the weighted-average exercise price calculation.

(4)
Balance is after reserving for shares underlying outstanding restricted stock units, phantom stock units granted pursuant to our Non-Employee Directors’ Deferral Program and LTIP Units. The number of securities remaining available consists of shares remaining available for issuance under our 2008 Employee Stock Purchase Plan and Fourth Amended 2005 Plan.

95
STOCK OWNERSHIP INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock, $0.01 par value per share, and our common stock and common units in our operating partnership as of March 31, 2025, unless otherwise noted, for (i) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers who is not a director and (iv) our directors and executive officers as a group. All information in the following table is based on Schedules 13D, 13G and/or any amendments thereto filed with the SEC, and on information supplied to us by our directors and officers. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names.
As of March 31, 2025, the following shares and units were outstanding: (i) 71,010,969 shares of our common stock, (ii) 947,946 common units in our operating partnership (other than the units held by us) and (iii) 3,721,741 LTIP units (excluding unearned performance-based LTIP units, which may be earned based on the achievement of performance-based vesting hurdles).
	Common Stock		Common Stock and Units
Name**	Number of Shares Beneficially Owned(1)	Percent of Common Stock(2)	Number of Shares and Units Beneficially Owned(1)	Percent of Common Stock and Units(2)
5% HOLDERS
BlackRock, Inc.(3)	12,405,640	17.47%	12,405,640	16.39%
The Vanguard Group(4)	10,324,945	14.54%	10,324,945	13.64%
State Street Corporation(5)	4,423,621	6.23%	4,423,621	5.85%
Directors, Nominees for Director and Named Executive Officers
John H. Alschuler(6)	585	*	17,081	*
Carol N. Brown(7)	3,437	*	13,221	*
Matthew J. DiLiberto(8)	4,329	*	257,056	*
Lauren B. Dillard(9)	15,444	*	49,450	*
Stephen L. Green(10)	—	*	854,160	1.13%
Craig M. Hatkoff	2,052	*	2,052	*
Marc Holliday(11)	9,977	*	1,384,297	1.83%
Peggy Lamb(12)	—	*	4,083	*
Andrew S. Levine(13)	8,288	*	227,590	*
Andrew Mathias(14)	6,189	*	1,009,648	1.33%
All Directors and Executive Officers as a Group (10 Persons)(15)	50,302	*	3,818,640	5.04%

*
Less than 1%.

**
Unless otherwise indicated, the business address is One Vanderbilt Avenue, New York, New York 10017-3852.

(1)
The number of shares of common stock “beneficially owned” by each beneficial owner is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. “Number of Shares Beneficially Owned” includes shares of common stock that may be acquired upon the exercise of options that are exercisable on or within 60 days after March 31, 2025. The “Number of Shares and Units Beneficially Owned” includes all shares included in the “Number of Shares Beneficially Owned” column plus (i) the number of shares of common stock for which common units and LTIP units may be redeemed (assuming, in the case of LTIP units, that they have first been converted into common units) regardless of whether such common units and LTIP units are currently redeemable, but excluding unearned performance-based LTIP units and (ii) the number of shares of common stock issuable upon settlement of outstanding phantom units.

96	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Class O LTIP units are not included in the “Number of Shares and Units Beneficially Owned.” Class O LTIP units are not economically equivalent to common units, but vested Class O LTIP units may be converted in a manner similar to a net exercise of a stock option into a number of common units that will vary based on the value of the common units upon conversion and the conversion threshold for the Class O LTIP units. Common units are generally redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. LTIP units, subject to the satisfaction of certain conditions, may be converted on a one-for-one basis into common units. Holders of common units, LTIP units and phantom units are not entitled to vote such units on any of the matters presented at the 2025 Annual Meeting.
(2)
The total number of shares outstanding used in calculating the percentage of common stock held by each person assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 31, 2025 held by the beneficial owner and that no options held by other beneficial owners are exercised. The total number of shares and units outstanding used in calculating the percentage of common stock and units held by each person (a) assumes that all common units and LTIP units (other than unearned performance-based LTIP units) are vested in full and presented (assuming conversion in full into common units, if applicable) to our operating partnership for redemption and are acquired by us for shares of common stock, (b) does not separately include outstanding common units held by us, as these common units are already reflected in the denominator by the inclusion of all outstanding shares of common stock and (c) assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 31, 2025 and settlement for an equal number of shares of common stock of all phantom units held by the beneficial owner and that no options or phantom units held by other beneficial owners are exercised or settled.

(3)
Based on information provided on a Schedule 13G/A filed with the SEC on January 19, 2024, as of December 31, 2023, by BlackRock, Inc. BlackRock, Inc. reported sole voting power with respect to 11,764,248 shares and sole dispositive power with respect to 12,405,640 shares. The business address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)
Based on information provided on a Schedule 13G/A filed with the SEC on February 13, 2024, as of December 29, 2023, by The Vanguard Group, or Vanguard. Vanguard reported shared voting power with respect to 96,950 shares, sole dispositive power with respect to 10,160,385 shares and shared dispositive power with respect to 164,560 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based on information provided on a Schedule 13G/A filed with the SEC on January 30, 2024 as of December 31, 2023, by State Street Corporation. State Street Corporation reported shared voting power with respect to 3,533,781 shares and shared dispositive power with respect to 4,417,247 shares. The business address for State Street Corporation is One Congress Street, Suite 1, Boston, MA 02114.

(6)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 16,496 phantom units.

(7)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 9,784 phantom units.

(8)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 252,727 LTIP units (of which 81,801 LTIP units are subject to vesting). The totals exclude 15,000 Class O LTIP units and all unearned performance-based LTIP units.

(9)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 34,006 phantom units.

(10)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 658,697 common units, 167,134 LTIP units and 28,329 phantom units.

(11)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 1,374,320 LTIP units (of which 424,229 LTIP units are subject to vesting). The totals exclude 322,917 Class O LTIP units, of which 217,917 are subject to performance-based vesting conditions, and all unearned performance-based LTIP units.

(12)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 4,083 phantom units.

(13)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 219,302 LTIP units (of which 48,342 LTIP units are subject to vesting). The totals exclude 15,000 Class O LTIP units and all unearned performance-based LTIP units.

(14)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 1,003,459 LTIP units. The totals exclude all unearned performance-based LTIP units.

(15)
Includes an aggregate of 50,302 shares of common stock. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 658,697 common units, 3,016,942 LTIP units and 92,699 phantom units. See also Notes (6) — (14) above. Excludes unearned performance-based LTIP units and Class O LTIP units.

STOCK OWNERSHIP INFORMATION	97
Series I Preferred Stock
The following table sets forth the beneficial ownership of our Series I Cumulative Redeemable Preferred Stock, $0.01 par value, as of March 31, 2025, for (i) each of our directors, (ii) each of our named executive officers who is not a director and (iii) our directors and executive officers as a group. None of our executive officers or directors own any shares of our Series I Cumulative Redeemable Preferred Stock except as set forth below. As of March 31, 2025, there were 9,200,000 shares of our Series I Cumulative Redeemable Preferred Stock outstanding.
	Series I Cumulative Redeemable Preferred Stock
Name**	Number of Shares Beneficially Owned	Percent of Outstanding
Matthew J. DiLiberto	13,000	*
Marc Holliday	111,473	1.21%
Andrew S. Levine	15,000	*
All Directors and Executive Officers as a Group (12 Persons)	139,473	1.52%

*
Less than 1%.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied, with the exception of Mr. Alschuler who failed to timely file a Form 4 relating to the settlement of phantom stock units in cash on January 23, 2024, which transaction was subsequently reflected on a Form 4 filed on January 31, 2025.

98
CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS
POLICIES AND PROCEDURES WITH RESPECT
TO RELATED PARTY TRANSACTIONS
All related party transactions (generally, transactions involving amounts exceeding $120,000 in which directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding common stock have an interest) are subject to approval or ratification in accordance with the procedures described below.
Our Nominating and Corporate Governance Committee reviews the material facts of all related party transactions and provides a recommendation to the independent directors as a group who then determine whether to approve the entry into such related party transaction. If the Company becomes aware of a related party transaction that has not been approved under the Company’s policy, then the related party transaction will be considered and, if the independent directors determine it to be appropriate, ratified, or terminated. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee and the independent directors take into account, among other factors they deem appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
No director may participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director must provide all material information concerning the related party transaction to our Nominating and Corporate Governance Committee and the independent directors.
If a related party transaction will be ongoing, the independent directors may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, the independent directors, on at least an annual basis, review and assess ongoing relationships with such related party to see that our management is in compliance with our independent directors’ guidelines and that such related party transaction remains appropriate.
Related party transactions are disclosed in our SEC filings.
CHAIRMAN EMERITUS AGREEMENT
On December 21, 2018, we and Stephen L. Green, the former Chairman of the Company, entered into a chairman emeritus agreement in connection with Mr. Green’s retirement as Chairman of the Company and transition into the role of Chairman Emeritus.
On March 29, 2022, we entered into a letter agreement with Mr. Green that amended certain terms of the chairman emeritus agreement. Pursuant to the letter agreement, Mr. Green’s monthly retainer fee was reduced and will ultimately be eliminated. For his service during the period from January 1, 2022 through December 31, 2022, Mr. Green received a monthly retainer fee of $36,111, and during the period from January 1, 2023 through December 31, 2023, Mr. Green received a monthly retainer fee of $18,056, in addition to any fees to which Mr. Green was entitled as a non-employee director.
As of January 1, 2024, Mr. Green no longer receives a monthly retainer and no longer provides consulting services to the Company, but will continue to hold the title of Chairman Emeritus. We will also continue to provide Mr. Green with perquisites under the chairman emeritus agreement consistent with those he previously received as Chairman, as modified by the letter agreement. In addition, Mr. Green is entitled, to the extent eligible, to continue to participate in our group health insurance at the expense of the Company or, if Mr. Green is not eligible, monthly cash payments equal to the amount payable by Mr. Green under COBRA for continued participation in our group health insurance under COBRA.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	99
ONE VANDERBILT AVENUE INVESTMENT
In December 2016, we entered into agreements with entities owned and controlled by our Chairman, Chief Executive Officer and Interim President, Marc Holliday, and our former President, and current director, Andrew Mathias, pursuant to which they agreed to make an investment in our One Vanderbilt project (inclusive of the property and SUMMIT One Vanderbilt) at the appraised fair market value for the interests acquired. This investment entitles these entities to receive a percentage of any profits realized by the Company from its One Vanderbilt project in excess of the Company’s capital contributions, of approximately 1.27% and 0.85%, respectively, on account of the property and 1.92% and 1.28%, respectively, on account of SUMMIT One Vanderbilt. The entities had no right to any return of capital. Accordingly, subject to previously disclosed repurchase rights, these interests had no value and these entities were not entitled to any amounts (other than limited distributions to cover tax liabilities incurred) unless and until the Company received distributions from the One Vanderbilt project in excess of the Company’s aggregate investment in the project. The entities owned and controlled by Messrs. Holliday and Mathias paid $1.4 million and $1.0 million, respectively, which equaled the fair market value of the interests acquired as of the date the investment agreements were entered into as determined by an independent third-party appraisal that we obtained.
Messrs. Holliday and Mathias have the right to tender their interests in the project upon stabilization (50% within three years after stabilization and 100% three years or more after stabilization). In addition, the agreement calls for us to repurchase these interests in the event of a sale of One Vanderbilt or a transactional change of control of the Company. We also have the right to repurchase these interests on the seven-year anniversary of the stabilization of the project or upon the occurrence of certain separation events prior to the stabilization of the project relating to each of Messrs. Holliday’s and Mathias’ continued service with us. The price paid upon a tender of the interests will equal the liquidation value of the interests at the time, with the value based on the project’s sale price, if applicable, or fair market value as determined by an independent third-party appraiser. In 2022, stabilization of the property (excluding SUMMIT One Vanderbilt) was achieved. Therefore, Messrs. Holliday and Mathias exercised their rights to tender 50% of their interests in the property (excluding SUMMIT One Vanderbilt) for liquidation values of $17.9 million and $11.9 million, respectively, which were paid in July 2022. In 2023, stabilization of SUMMIT One Vanderbilt was achieved.
As of December 31, 2024, Messrs. Holliday’s and Mathias’ remaining interests in the One Vanderbilt project are included in preferred units and redeemable equity in the mezzanine equity section of the Company’s consolidated financial statements.
ONE VANDERBILT AVENUE LEASES
In November 2018, we entered into a lease agreement with the One Vanderbilt Avenue joint venture covering certain floors at the property. In March 2021, the lease commenced and we relocated our corporate headquarters to the leased space. For the years ended December 31, 2024 and 2023, we recorded $3.0 million and $3.0 million, respectively, of rent expense under the lease. Additionally, in June 2021, we, through a consolidated subsidiary, entered into a lease agreement with the One Vanderbilt Avenue joint venture for SUMMIT One Vanderbilt, which commenced operations in October 2021. For the year ended December 31, 2024, we recorded $41.4 million of rent expense under the lease, including percentage rent, of which $27.7 million was recognized as income as a component of equity in net loss from unconsolidated joint ventures in our consolidated statements of operations. For the year ended December 31, 2023, we recorded $38.9 million of rent expense under the lease, including percentage rent, of which $26.2 million was recognized as income as a component of equity in net loss from unconsolidated joint ventures in our consolidated statements of operations.
719 SEVENTH AVENUE TRANSACTION
In April 2024, a special purpose entity (the “SPE”), of which our former President and current director, Andrew Mathias, is a partner, entered into an arms-length, structured arrangement to acquire 719 Seventh Avenue, a property held by the Company in its alternative strategy portfolio of non-core assets. The property was encumbered by a mortgage of $50.0 million, which matured in December 2024, and was conveyed for $30.5 million, plus certain fees payable to the Company. The lender agreed to accept less than the full principal amount of the mortgage in discharging its lien, while permitting the Company to receive $4.5 million in connection with facilitating the transaction. None of such amounts were payable to Mr. Mathias. Mr. Mathias is initially expected to own up to 40% of the equity of the SPE representing an investment by Mr. Mathias of up to approximately $7.0 million in the acquisition of the property. The transaction closed during the second quarter of 2024.

100	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
760 MADISON AVENUE CONDOMINIUM UNIT
In July 2024, the Company entered into an agreement to sell one of the condominium units located at 760 Madison Avenue to an entity owned by a trust of which the beneficiaries are the family members of our Chairman, Chief Executive Officer and Interim President, Marc Holliday, for $8.4 million. The transaction closed in the first quarter of 2025.
NON-RENEWAL AND ADVISORY AGREEMENT
On October 9, 2023, the Company entered into a Non-Renewal and Advisory Agreement (the “Advisory Agreement”) with Andrew Mathias, our former President and a current director, to transition Mr. Mathias into a consultancy role for the Company upon the termination of his employment agreement on December 31, 2023. The term of the Advisory Agreement is January 1, 2024 through December 31, 2024, subject to successive one-year renewal periods. Mr. Mathias receives an advisory fee of $8,333 monthly for his services and certain perks generally consistent with those he received as an executive officer, in addition to any fees to which Mr. Mathias is entitled to as a director.

101
OTHER INFORMATION
These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors, or the Board, of SL Green Realty Corp., a Maryland corporation, for use at our 2025 Annual Meeting of stockholders to be held on June 3, 2025 at 12:00 p.m., Eastern Time, in the auditorium at One Vanderbilt Avenue, New York, New York 10017 or at any postponement or adjournment of the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT
THE ANNUAL MEETING
What is the Notice of Internet Availability of Proxy Materials that I received in the mail this year instead of a full set of proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we may furnish proxy materials, including this proxy statement and our 2024 annual report to stockholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. On or about April 22, 2025, we began mailing a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this proxy statement and our 2024 annual report online, as well as instructions on how to vote.
We believe the delivery option that we have chosen this year allows us to provide our stockholders with the proxy materials they need, while lowering the cost of delivery of the materials and reducing the environmental impact of printing and mailing printed copies. If you would like to receive a paper or an e-mail copy of our proxy materials for the 2025 Annual Meeting or for all future annual meetings, you should follow the instructions for requesting such materials included in the Notice.
Who is entitled to vote at the Annual Meeting?
Holders of record of our common stock, $0.01 par value per share, at the close of business on March 31, 2025, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.
What is the purpose of the Annual Meeting?
At the Annual Meeting, you will be asked to vote on the following proposals:
•
Proposal 1: the election of the eight director nominees named in this proxy statement to serve on the Board for a one-year term and until their successors are duly elected and qualify

•
Proposal 2: the approval of an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K

•
Proposal 3: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025

•
Proposal 4: the approval of our Sixth Amended and Restated 2005 Stock Option and Incentive Plan

You also may be asked to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

102	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
What constitutes a quorum?
The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of any business at the Annual Meeting. As of the record date, there were 71,010,969 shares outstanding and entitled to vote at the Annual Meeting.
Each share of our common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the Annual Meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
What vote is required to approve each proposal?
For Proposal 1, a majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee. Abstentions and broker non-votes are not counted as a vote cast either “for” or “against” a nominee, and therefore, will have no effect on the election of directors. For more information on the operation of our majority voting standard in director elections, see the section entitled “Our Board of Directors and Corporate Governance—Corporate Governance—Majority Voting Standard and Director Resignation Policy.”
A majority of all of the votes cast with respect to the proposal is required for approval of each of Proposals 2, 3 and 4. In respect of Proposals 2, 3 and 4, abstentions and broker non-votes are not counted as votes cast, and therefore will have no effect on the votes for these proposals.
How do I vote?
Voting in Person at the Annual Meeting. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, and attend the Annual Meeting, you may vote in person at the Annual Meeting. If your shares are held by a bank, broker or other nominee, that is, in “street name,” and you wish to vote in person at the Annual Meeting, you will need to obtain a “legal proxy” from the bank, broker or other nominee that holds your shares of record.
If you received a paper copy of this Proxy Statement. You can vote by valid proxy received by telephone, electronically via the Internet or by mail. The deadline for voting by telephone or electronically via the Internet is 11:59 p.m., Eastern Daylight Time, on June 2, 2025. If voting by mail, you must:
•
indicate your instructions on the proxy

•
date and sign the proxy

•
promptly mail the proxy in the enclosed envelope

•
allow sufficient time for the proxy to be received before the date of the Annual Meeting

If your shares are held in “street name” such as in a stock brokerage account, by a bank or other nominee, please follow the instructions you received from your broker with respect to the voting of your shares.
If you received a Notice of Internet Availability of Proxy Statement. Please submit your proxy electronically via the Internet using the instructions included in the Notice. The deadline for voting electronically via the Internet is 11:59 p.m., Eastern Daylight Time, on June 2, 2025.
If you received an e-mail copy of this Proxy Statement. Please submit your proxy electronically via the Internet or telephonically using the instructions included on the Proxy Card. The deadline for voting electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on June 2, 2025.
If you have any questions regarding how to authorize your proxy by telephone or via the Internet, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.
Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the Annual Meeting.

OTHER INFORMATION	103
Can I change my vote after I have voted?
If you cast a vote by proxy, you may revoke it at any time before it is voted by:
•
filing a written notice revoking the proxy with our Secretary at our address;

•
properly signing and forwarding to us a proxy with a later date; or

•
voting during the Annual Meeting

If you attend the Annual Meeting, you may vote whether or not you previously have given a proxy, but your attendance (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in “street name,” only that bank, broker or other nominee can revoke your proxy on your behalf.
You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee, or by attending the Annual Meeting and voting during the meeting. See “How Do I Vote?—Voting in Person at the Annual Meeting” above.
How is my vote counted?
If you authorize your proxy to vote your shares electronically via the Internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for directors named in this proxy statement, “for” advisory approval of the compensation of our named executive officers, “for” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and “for” the approval of our Sixth Amended and Restated 2005 Stock Option and Incentive Plan. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
How does the Board recommend that I vote on each of the proposals?
The Board recommends that you vote:
Item	Board Recommendation
Proposal 1: Election of Directors
FOR the election of John H. Alschuler, Carol N. Brown, Lauren B. Dillard, Stephen L. Green, Craig M. Hatkoff, Marc Holliday, Peggy Lamb and Andrew W. Mathias as directors to serve on the Board for a one-year term and until their successors are duly elected and qualify

Proposal 2: Approval of an Advisory Resolution Approving the Compensation of Our Named Executive Officers	FOR the approval of an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K
Proposal 3: The Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025
Proposal 4: Approval of our Sixth Amended and Restated 2005 Stock Option and Incentive Plan	FOR the approval of our Sixth Amended and Restated 2005 Stock Option and Incentive Plan

104	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
What other information should I review before voting?
Our 2024 annual report, including financial statements for the fiscal year ended December 31, 2024, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2024 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which contains additional information about the Company, on our website at http://www.slgreen.com or by directing your request in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852. The 2024 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.
How do I change how I receive proxy materials in the future?
Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail for future meetings, stockholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. If you received a paper copy of the proxy materials or the Notice of Internet Availability of Proxy Materials in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852, by sending a blank e-mail with the 16-digit control number on your Notice of Internet Availability to sendmaterial@proxyvote.com, via the internet at http://www.proxyvote.com or by telephone at (800) 579-1639. Your election will remain in effect until you change it.
What should I do if I received more than one Notice of Internet Availability of Proxy Materials?
There are circumstances under which you may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials. Please authorize your proxy in accordance with the instructions of each Notice of Internet Availability of Proxy Materials separately, since each one represents different shares that you own.
No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.
OTHER MATTERS
Attendance at the 2025 Annual Meeting
All stockholders of record, as well as stockholders that hold their shares through a broker, bank or similar organization, of shares of SLG’s common stock at the close of business on the record date, or their designated proxies, are authorized to attend the 2025 Annual Meeting. You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the Annual Meeting. To be admitted to the Annual Meeting, you will be required to present a recent brokerage statement or other evidence of your ownership of our stock as of the record date of the Annual Meeting. Stockholders will be able to vote and submit questions during the Annual Meeting.

OTHER INFORMATION	105
Solicitation of Proxies
We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of MacKenzie Partners, Inc. at an aggregate estimated cost of $15,000 plus out-of-pocket expenses.
Stockholder Proposals and Nominations
Proposals for Inclusion in our 2026 Proxy Materials
SEC rules permit stockholders to submit proposals to be included in our proxy materials if the stockholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Exchange Act. For a stockholder proposal to be considered for inclusion in our proxy materials for the 2026 annual meeting, the proposal must be delivered to our Secretary at the address provided below by December 23, 2025.
Director Nominations Under our Proxy Access Bylaws
Our proxy access bylaw permits a stockholder (or a group of up to 20 stockholders) owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. For the 2026 annual meeting, notice of a proxy access nomination must be delivered to our Secretary at the address provided below no later than December 23, 2025 and no earlier than November 23, 2025.
Other Proposals or Nominations to be brought before our 2026 Annual Meeting
Our bylaws permit a stockholder to propose items of business that are not intended to be included in our proxy materials and to nominate candidates other than under our proxy access bylaw if the stockholder complies with the procedures set forth in our bylaws. For the 2026 annual meeting, notice of such proposals or nominations must be delivered to our Secretary at the address provided below no later than March 5, 2026 and no earlier than February 3, 2026.
If the Company moves the 2026 annual meeting to a date that is more than 25 days before or after the date which is the one-year anniversary of this year’s Annual Meeting date (i.e., June 3, 2026), the Company must receive notice of proposals or nominations no later than the close of business on the 10th day following the earlier of the day on which the Company makes a public announcement of the meeting date or the day on which notice of the meeting date is first distributed to stockholders.
Additionally, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to our Secretary at the address provided no later than April 4, 2026.
Address for Submission of Notices and Additional Information
All stockholder nominations of individuals for election as directors or proposals of other items of business to be considered by stockholders at the 2026 Annual Meeting (whether or not intended for inclusion in our proxy materials) must be submitted in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852, Attention: Andrew S. Levine, Secretary.
In addition, both the proxy access and the advance notice provisions of our bylaws require a stockholder’s notice of a nomination or other item of business to include certain information. Director nominees must also meet certain eligibility requirements. Any stockholder considering introducing a nomination or other item of business should carefully review our bylaws.

106	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Householding of Proxy Materials
The SEC adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that such broker will be “householding” communications, including the proxy materials, to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
Stockholders who currently receive only one copy of the proxy materials at their address and would like to receive additional copies and/or stockholders who no longer wish to participate in “householding” and would prefer to receive separate proxy materials in the future should direct their request either to their broker or to the Company in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852 or by telephone at (212) 594-2700.
Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their future communications should direct their request either to their broker or to the Company at the address of telephone number above.

A-1
APPENDIX A:
SL GREEN REALTY CORP. SIXTH AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN
SL Green Realty Corp., a Maryland corporation, wishes to attract and retain qualified key employees, Directors, officers, advisors, consultants and other personnel and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries or other affiliates. In furtherance thereof, the SL Green Realty Corp. Sixth Amended and Restated 2005 Stock Option and Incentive Plan, as amended as of June 3, 2025, is designed to provide equity-based incentives to certain Eligible Persons. Awards under the Plan may be made to Eligible Persons in the form of Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights, Cash-Based Awards or other forms of equity-based compensation.
1.   DEFINITIONS.   Whenever used herein, the following terms shall have the meanings set forth below:
“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights, Cash-Based Awards and other equity-based Awards as contemplated herein.
“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.
“Board” means the Board of Directors of the Company.
“Cause” means, unless otherwise provided in the Participant’s Award Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) any illegal act detrimental to the Company its Subsidiaries or any affiliate thereof; (vi) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company or its Subsidiaries, or any affiliate thereof, if required by the Participant’s employment agreement; or (vii) the Participant’s failure adequately and competently to perform his duties after receiving notice from the Company or its Subsidiaries, or any affiliate thereof specifically identifying the manner in which the Participant has failed to perform; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement or consulting agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.
“Cash-Based Awards” means an Award under Section 10 of the Plan that is payable in cash.
“Change in Control” means:
(i)
any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) or (B) the then outstanding shares of all classes of stock of the Company (in either such case other than as a result of the acquisition of securities directly from the Company); (ii) the members of the Board at the beginning of any consecutive 24-calendar-month period commencing on or after the initial effective date of the Plan (the “Incumbent Directors”) cease for any reason other than death including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the members of the Board; provided that any person becoming a director of the Company whose election or nomination was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes hereof, be considered an Incumbent Director;

(ii)
the consummation of (A) any consolidation or merger of the Company or any subsidiary that would result in the Voting Securities outstanding immediately prior to such merger or consolidation representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the total voting

A-2	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation or ceasing to have the power to elect at least a majority of the board of directors or other governing body of such surviving entity or (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, if the stockholders of the Company and unitholders of SL Green Operating Partnership, L.P. taken as a whole and considered as one class immediately before such transaction own, immediately after consummation of such transaction, equity securities and partnership units possessing less than 50% of the surviving or acquiring company and partnership taken as a whole; or (iv) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.
Notwithstanding the foregoing clause (i), an event described in clause (i) shall not be a Change in Control if such event occurs solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any “person” (as defined above) to 25% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any “person” (as defined above) to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any “person” referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a Change in Control shall be deemed to have occurred for purposes of the foregoing clause (i).
Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in regard of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board.
“Common Stock” means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.
“Company” means SL Green Realty Corp., a Maryland corporation.
“Director” means a non-employee director of the Company or its Subsidiaries.
“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 150 consecutive or non-consecutive days during any consecutive twelve-month period. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in regard of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.
“Dividend Equivalent Right” means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on Common Stock.
“Eligible Person” means a key employee, Director, officer, advisor, consultant or other personnel of the Company and its Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

APPENDIX A	A-3
“Full-Value Award” means an Award other than an Option, Stock Appreciation Right or other Award that does not deliver the full value at grant thereof of the underlying shares.
“Fungible Pool Unit” shall be the measuring unit used for purposes of the Plan, as specified in Section 4, to determine the number of Shares which may be subject to Awards hereunder, which shall consist of Shares in the proportions (a) with respect to Awards granted prior to June 15, 2010 (ranging from 0.7 to 3.0), (b) with respect to Awards granted on or after June 15, 2010 but before June 13, 2013 (ranging from 0.79 to 1.65), (c) with respect to Awards granted on or after June 13, 2013 but before June 2, 2016 (ranging from 0.77 to 2.76), (d) with respect to Awards granted on or after June 2, 2016 (ranging from 0.73 to 3.74), (e) with respect to Awards granted on or after June 1, 2022 (ranging from 0.84 to 2.59), and (f) with respect to Awards granted on or after June 3, 2025 (ranging from 0.87 to 3.2), as set forth in Section 4(a).
“Grantee” means an Eligible Person granted Restricted Stock, Phantom Shares, Dividend Equivalent Rights or such other equity-based Awards as may be granted pursuant to Section 9.
“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.
“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.
“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.
“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.
“Option Price” means the price per Share, determined by the Board or the Committee, at which an Option may be exercised.
“Participant” means a Grantee or Optionee.
“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Subsidiary or any division or operating unit thereof: (i) pre-tax income, (ii) after-tax income, (iii) net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis), (iv) operating income, (iv) cash flow, (v) earnings per share, (vi) return on equity, (vii) return on invested capital or assets, (viii) cash and/or funds available for distribution, (ix) appreciation in the fair market value of the Common Stock, (x) return on investment, (xi) total return to shareholders, (xii) net earnings growth, (xiii) stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period), (xiv) related return ratios, (xv) increase in revenues, (xvi) net earnings, (xvii) changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock, (xviii) number of securities sold, (xix) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period, (xx) total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period), (xxi) the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return, and (xxii) FFO.
“Performance Goals” means (i) 7% FFO growth, (ii) 10% total return to shareholders and (iii) Total return to shareholders in the top one-third of the “peer group.” For purposes of this definition, “peer group” shall be Alexandria Real Estate Equities, Inc., American Financial Realty Trust, Boston Properties, Inc., Brandywine Realty Trust, Corporate Office Properties Trust, Crescent Real Estate Equities Company, Douglas Emmett, Duke Realty Corporation, Highwoods Properties, Inc., HRPT Properties, Kilroy Realty Corporation, Liberty Property Trust, Mack-Cali Realty Corporation, Maguire Properties, Parkway Properties, SL Green Realty Corp., and Washington REIT. Such “peer group” may not change with respect to any particular Award.
“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.
“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share of Common Stock, or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.
“Plan” means the Company’s Sixth Amended and Restated 2005 Stock Option and Incentive Plan, as amended and restated on June 3, 2025, as set forth herein and as the same may from time to time be amended.
“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

A-4	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
“Retirement” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of age 65 or on or after the Participant’s attainment of age 55 with five consecutive years of service with the Company and or its Subsidiaries or its affiliates.
“Securities Act” means the Securities Act of 1933, as amended.
“Settlement Date” means the date determined under Section 7.4(c).
“Shares” means shares of Common Stock of the Company.
“Stock Appreciation Right” means the right to settle an Option as provided for in Section 5.7.
“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code.
“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.
“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries.
2.   EFFECTIVE DATE AND TERMINATION OF PLAN.   The effective date of the Plan is June 3, 2025. The amendments reflected in this Sixth Amended and Restated 2005 Stock Option and Incentive Plan shall not become effective unless and until it is approved by the requisite percentage of the holders of the Common Stock of the Company. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the approval of this Sixth Amended and Restated 2005 Stock Option and Incentive Plan by the shareholders of the Company; provided, that no Incentive Stock Options shall be granted hereunder on or after the 10-year anniversary of the approval of this Sixth Amended and Restated 2005 Stock Option and Incentive Plan by the Board; provided further that the Board may at any time prior to that date terminate the Plan; and provided, further, that all Awards made under the Plan prior to a Plan termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreement.
3.   ADMINISTRATION OF PLAN.   (a)   The Plan shall be administered by the Committee appointed by the Board. Unless otherwise determined by the Board, the Committee, upon and after such time as it is covered in Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code; provided that no action taken by the Committee (including without limitation grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.
(b)   Subject to the provisions of the Plan, the Committee shall in its discretion (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Persons, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant.
(c)   The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under governing state law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

APPENDIX A	A-5
(d)   The Committee may provide, in its discretion, that (i) all stock issued hereunder be initially maintained in separate brokerage account for the Participant at a brokerage firm selected by, and pursuant to an arrangement with, the Company; and (ii) in the case of vested Shares, the Participant may move such Shares to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her.
(e)   The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to awards, including, without limitation, the granting of awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Act and who are not and are not expected to be “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.
4.   SHARES AND UNITS SUBJECT TO THE PLAN.   (a)   Subject to adjustments as provided in Section 15, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 39,890,000 (the “Fungible Pool Limit”). Each Share issued or to be issued in connection with Full-Value Awards that vest or are granted based on the achievement of the Performance Goals granted prior to June 15, 2010 but before June 13, 2013 shall be counted against the Fungible Pool Limit as 2.0 Fungible Pool Units. Each Share issued or to be issued in connection with any other Full-Value Awards granted prior to June 15, 2010 but before June 13, 2013 shall be counted against the Fungible Pool Limit as 3.0 Fungible Pool Units. Each Share issued or to be issued in connection with any Full-Value Awards granted on or after June 15, 2010 but before June 13, 2013 shall be counted against the Fungible Pool Limit as 1.65 Fungible Pool Units. Each Share issued or to be issued in connection with any Full-Value Awards granted on or after June 13, 2013 but before June 2, 2016 shall be counted against the Fungible Pool Limit as 2.76 Fungible Pool Units. Each Share issued or to be issued in connection with any Full-Value Awards granted on or after June 2, 2016 but before June 1, 2022 shall be counted against the Fungible Pool Limit as 3.74 Fungible Pool Units. Each Share issued or to be issued in connection with any Full-Value Awards granted on or after June 1, 2022 but before June 3, 2025 shall be counted against the Fungible Pool Limit as 2.59 Fungible Pool Units. Each Share issued or to be issued in connection with any Full-Value Awards granted on or after June 3, 2025 shall be counted against the Fungible Pool Limit as 3.2 Fungible Pool Units. Options, Stock Appreciation Rights and other Awards that do not deliver the full value at grant thereof of the underlying Shares and that expire 10 years from the date of grant shall be counted against the Fungible Pool Limit as 1 Fungible Pool Unit. Options, Stock Appreciation Rights and other Awards that do not deliver the full value at grant thereof of the underlying Shares and that expire five years from the date of grant (i) granted prior to June 15, 2010 shall be counted against the Fungible Pool Limit as 0.7 of a Fungible Pool Unit, (ii) granted on or after June 15, 2010 but before June 13, 2013 shall be counted against the Fungible Pool Limit as 0.79 of a Fungible Pool Unit, (iii) granted on or after June 13, 2013 but before June 2, 2016 shall be counted against the Fungible Pool Limit as 0.77 of a Fungible Pool Unit, (iv) granted on or after June 2, 2016 but before June 1, 2022 shall be counted against the Fungible Pool Limit as 0.73 of a Fungible Pool Unit, (v) granted on or after June 1, 2022 but before June 3, 2025 shall be counted against the Fungible Pool Limit as 0.84 of a Fungible Pool Unit and (vi) granted on or after June 3, 2025 shall be counted against the Fungible Pool Limit as 0.87 for a Fungible Pool Unit. (For these purposes, the number of Shares taken into account with respect to a Stock Appreciation Right shall be the number of Shares underlying the Stock Appreciation Rights at grant (i.e., not the final number of Shares delivered upon exercise of the Stock Appreciation Rights).) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based Awards but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan. Such Shares shall be added back to the Plan using the same ratio as in effect when such Awards were granted, except that the ratios for Awards forfeited after June 3, 2025 shall not be less than the ratios in effect for such Awards as of the date of forfeiture. The following Shares shall not be added to the Shares authorized for grant under the Plan: (i) Shares tendered or held back upon exercise of an Option or settlement or vesting of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof.
(b)   Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4(a). If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of Section 4(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.
(c)   The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

A-6	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
(d)   No award may be granted under the Plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Common Stock. Subject to adjustments as provided in Section 15, no Eligible Person shall be granted Awards in any one year covering more than 700,000 Shares (with each Share subject to an Award being counted as one Share, notwithstanding the type of Award or the fact that it may count as more or less than one Fungible Pool Unit for purposes of Section 4(a)), it being expressly contemplated that Awards in exclusively one category (e.g., Options) can (but need not) be used in the discretion of the Committee to reach the limitation set forth in this sentence; provided that this limit shall only apply to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.
(e)   Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company as regular compensation to any Director other than the Chairman or the Lead Director in any calendar year shall not exceed $500,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 (or any successor provision) but excluding the impact of estimated forfeitures related to service-based vesting provisions.
5.   PROVISIONS APPLICABLE TO STOCK OPTIONS.
5.1   Grant of Option.
Subject to the other terms of the Plan, the Committee (or, as expressly permitted by Section 3, the Chief Executive Officer) shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Incentive Stock Options or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.
5.2   Option Price.
The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. The Option Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option.
5.3   Period of Option and Vesting.
(a)   Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.
(b)   Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.
5.4   Exercisability Upon and After Termination of Optionee.
(a)   Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause, or other than by reason of death or Disability, no exercise of an Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a); provided that, if the Optionee should die after the Termination of Service, such termination

APPENDIX A	A-7
being for a reason other than Cause or Disability, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).
(b)   Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Disability, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3.
(c)   Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, the Optionee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.
5.5   Exercise of Options.
(a)   Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.
(b)   Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.
5.6   Payment.
(a)   The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:
(i)
a certified or bank cashier’s check or wire transfer;

(ii)
subject to Section 13(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(iii)
if approved by the Committee in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or (iv) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b)   Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.
(c)   The Committee may provide that no Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee’s exercise that is accepted by the Company shall in the discretion of the Committee be paid in cash.
5.7   Stock Appreciation Rights.
The Committee, in its discretion, may also permit (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised. Such tandem Stock Appreciation Right shall expire at the same time as the Option to which it pertains expires.
5.8   Exercise by Successors.
An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be

A-8	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.
5.9   Nontransferability of Option.
Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable; and provided, further, that in no event may an Option be transferred by the Optionee for consideration without shareholder approval.
5.10   Certain Incentive Stock Option Provisions.
(a)   The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.
(b)   If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.
(c)   The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted.
6.   PROVISIONS APPLICABLE TO RESTRICTED STOCK.
6.1   Grant of Restricted Stock.
(a)   In connection with the grant of Restricted Stock, whether or not performance goals (as provided for under Section 11) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 6, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period. Nothing in this Section 6 shall limit the Committee’s authority, and the Committee is expressly authorized, to grant Shares which are fully vested upon grant (and for which there is no period of forfeiture), and which are subject to the rules of this Section 6.
(b)   Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable performance goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.
6.2   Certificates.
(a)   Unless otherwise provided by the Committee, each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 4(c), the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the SL Green Realty Corp. Sixth Amended and Restated 2005 Stock Option and Incentive Plan and

APPENDIX A	A-9
an Award Agreement entered into between the registered owner and SL Green Realty Corp. Copies of such Plan and Award Agreement are on file in the offices of SL Green Realty Corp., at One Vanderbilt Avenue, New York, New York 10017.
(b)   The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered to the Company a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3 (and the stock power shall be so delivered or shall be discarded).
6.3   Restrictions and Conditions.
Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:
(i)
Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clause (iii) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii)
Except as provided in the foregoing clause (i), below in this clause (ii), in Section 15, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends currently; provided, however that, if provided in an Award Agreement, cash dividends on such Shares shall (A) be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited), or (B) treated as may otherwise be provided in an Award Agreement. Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee, at the request thereof, promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii)
Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, or by the Grantee for any reason, during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) in the event the Grantee has paid a cash purchase price for the forfeited Shares, the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee (if any) for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

Notwithstanding the foregoing, cash dividends on Shares of Restricted Stock that remain subject to potential forfeiture due to failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the Grantee through a certain date) must be retained by, or repaid by the Grantee to, the Company; provided that, to the extent provided for in the applicable Award Agreement or by the Committee, an amount equal to such cash dividends retained or repaid by the Grantee may be paid to the Grantee upon the lapsing of such performance-based conditions with respect to such shares.
7.   PROVISIONS APPLICABLE TO PHANTOM SHARES.
7.1   Grant of Phantom Shares.
Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.
7.2   Term.
The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.
7.3   Vesting.
Phantom Shares shall vest as provided in the applicable Award Agreement.

A-10	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
7.4   Settlement of Phantom Shares.
(a)   Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that the Committee at the time of grant may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value or (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate).
(b)   Phantom Shares shall be settled with a single-sum payment by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years.
(c)   (i) Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is as soon as practicable after (but not later than the first day of the month to follow) the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to as soon as practicable after (but not later than the first day of the month to follow) the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions for at least five years.
(i)
Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(ii)
Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee’s death.

(d)   Notwithstanding the other provisions of this Section 7, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.
(e)   Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:
(i)
through reimbursement or compensation by insurance or otherwise,

(ii)
by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii)
by future cessation of the making of additional deferrals under Section 7.4(b) and (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.
7.5   Other Phantom Share Provisions.
(a)   Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

APPENDIX A	A-11
(b)   A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.
(c)   The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.
(d)   Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.
(e)   No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.
7.6   Claims Procedures.
(a)   To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:
(i)
approve the claim and take appropriate steps for satisfaction of the claim; or

(ii)
if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

(b)   The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.
8.   PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.
8.1   Grant of Dividend Equivalent Rights.
Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee; provided, however, that in no event may a Dividend Equivalent Right be granted in connection with an Option or a Stock Appreciation Right. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. If a Dividend Equivalent Right is granted in respect of an Award hereunder (other than an Option or Stock Appreciation Right), then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

A-12	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
8.2   Certain Terms.
(a)   The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.
(b)   Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.
(c)   Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the both, as determined by the Committee.
(d)   The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.
(e)   A Dividend Equivalent Right granted with respect to an Award subject to performance-based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the Grantee through a certain date), may not be exercisable or payable unless and until the performance-based conditions have been met.
8.3   Other Types of Dividend Equivalent Rights.
The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a dividend equivalent right with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.
8.4   Deferral.
The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.
9.   OTHER EQUITY-BASED AWARDS.   The Committee shall have the right (i) to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, and the grant of stock appreciation rights, (ii) to grant limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary or operating or other partnership (or other affiliate of the Company), with any Shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this clause (ii) to be subject, for the avoidance of doubt, to Section 4 and the other provisions of the Plan, and (iii) to grant Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries. Notwithstanding the foregoing, any cash dividends or distributions otherwise payable pursuant to an Award granted pursuant to this Section 9 that remains subject to performance-based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the Grantee through a certain date), must be retained by, or repaid by the Grantee to, the Company or the applicable entity granting the Award; provided that, to the extent provided for in the applicable Award Agreement or by the Committee, an amount equal to such cash dividends or distributions retained or repaid by the Grantee may be paid to the Grantee upon the satisfaction or lapsing of such performance-based conditions with respect to such Award.
10.   CASH-BASED AWARDS.
10.1   Grant of Cash-Based Awards.   The Committee shall have the right to grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the Grantee to a payment in cash. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and shall be made in cash.
11.   PERFORMANCE GOALS.   The Committee, in its discretion, (i) may establish one or more performance goals as a precondition to the issuance or vesting of Awards, and (ii) may provide, in connection with the establishment of the performance goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility

APPENDIX A	A-13
requirements) with respect to whom the applicable performance goals are satisfied. In the case of any grant intended to qualify as performance based compensation under Section 162(m) of the Code (including, for these purposes, grants constituting performance based compensation, as determined without regard to certain shareholder approval and disclosure requirements by virtue of an applicable transition rule), the Committee (i) may use one or a combination of the performance goals set forth in this Section 11; and (ii) may establish other goals (with shareholder approval of other types of goals) intended to be performance goals as contemplated by Section 162(m) of the Code and the regulations thereunder. Performance-Based Awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices. Performance goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes. Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders. To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.
12.   TAX WITHHOLDING.
12.1   In General.
The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or receipt of cash or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).
12.2   Share Withholding.
(a)   Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for the minimum withholding taxes due. Alternatively, if so provided in an Award Agreement, the Committee may require the Optionee to satisfy such liability by having Shares then issued withheld by the Company from the Shares otherwise to be received, or require the Optionee to do so, subject to the Optionee’s ability to elect to satisfy such liability in cash. In the event that the Optionee is to satisfy such liability in Shares, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable minimum withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.
(b)   Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for the minimum withholding taxes due. Alternatively, if so provided in an Award Agreement, the Committee may require the Grantee to satisfy such liability by having Shares withheld by the Company from the Shares otherwise to be released from restriction, or require the Grantee to do so, subject to the Grantee’s ability to elect to satisfy such liability in cash. In the event that the Grantee is to satisfy such liability in Shares, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of the lapsing of restrictions (or other income-recognition event) sufficient to satisfy the applicable minimum withholding taxes.
(c)   Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld

A-14	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for the minimum withholding taxes due. Alternatively, if so provided in an Award Agreement, the Committee may require the Grantee to satisfy such liability by having Shares withheld by the Company from the distribution otherwise to be made, or require the Grantee to do so, subject to the Grantee’s ability to elect to satisfy such liability in cash. In the event that the Grantee is to satisfy such liability in Shares, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of distribution sufficient to satisfy the applicable minimum withholding taxes.
(d)   Upon the occurrence of any other income-recognition event with respect to an Award granted under the Plan that occurs upon or concurrently with the issuance or vesting of, or lapsing of restrictions on, Common Stock, the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be issued, vested or released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for the minimum withholding taxes due. Alternatively, if so provided in an Award Agreement, the Committee may require the Grantee to satisfy such liability by having Shares withheld by the Company from the Shares otherwise to be issued, vested or released from restriction, or require the Grantee to do so, subject to the Grantee’s ability to elect to satisfy such liability in cash. In the event that the Grantee is to satisfy such liability in Shares, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of such income-recognition event sufficient to satisfy the applicable minimum withholding taxes.
(e)   For purposes of determining the number of Shares to be withheld or delivered to satisfy the applicable minimum withholding taxes pursuant to Section 12.2 of the Plan, the Fair Market Value of the Shares shall be calculated in the same manner as the Shares are valued for purposes of determining the amount of withholding taxes due.
(f)   Notwithstanding anything to the contrary in the foregoing, the Company may withhold shares in excess of the applicable minimum withholding taxes if doing so would not cause the Plan to be subject to liability accounting under FASB ASC 718 (or any successor rule).
12.3   Withholding Required.
Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other Award shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event), (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right or receipt of cash or (iv) any other income-recognition event with respect an Award granted under the Plan.
13.   REGULATIONS AND APPROVALS.   (a)   The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(b)   The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.
(c)   Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.
(d)   In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such

APPENDIX A	A-15
Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.
(e)   Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.
14.   INTERPRETATION AND AMENDMENTS; OTHER RULES.   The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. The Committee may, in its discretion, delegate the authority and responsibility to act pursuant to the Plan with respect to ministerial administrative matters, which actions shall at all times be subject to the supervision of the Committee, and the actions of such a delegee in accordance with the foregoing shall be considered the actions of the Committee hereunder. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws. The Board, in its discretion, may determine to make any Plan amendments subject to approval by the Company’s stockholders for purposes of complying with applicable stock exchange requirements, ensuring that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code or ensuring that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code. Except as provided in Section 15(a) or (f), without prior stockholder approval, in no event may the Board exercise its discretion to reduce the Option Price of outstanding Options or Stock Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an Option Price that is less than the Option Price of the original Options or Stock Appreciation Rights.
15.   CHANGES IN CAPITAL STRUCTURE.   (a)   If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:
(x)
the maximum aggregate number of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan, shall be appropriately adjusted by the Committee; and

(y)
with respect to Awards issued under the Plan, the Committee shall take any such action as shall be necessary to maintain each Participants’ rights hereunder (including under their Award Agreements) with respect to Options, Phantom Shares and Dividend Equivalent Rights (and, as appropriate, other Awards under Section 9), so that they are substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards; provided that, the foregoing clause (D) shall also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 15(a) had the event related to the Company. For purposes of clause (x) and this clause (y), the manner in which any of the above described adjustments are made shall in all events be subject to approval of the Committee.

A-16	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee.
(b)   Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).
(c)   If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).
(d)   If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.
(e)   The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.
(f)   Upon the effective time of a Sale Event, with respect to Awards granted on or after December 9, 2009, at the election of the Committee, either (i) (A) such Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, (B) all such other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, (C) all such Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Committee’s discretion (to the extent not provided for in the Award) and (D) all such outstanding Awards shall terminate or (ii) such Awards shall be assumed by the successor entity and continue with appropriate adjustment pursuant to Section 15(a) above. In the event of the termination of Awards pursuant to clause (i) of the prior sentence, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Common Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee effective as of the effective time of such Sale Event. For purposes of the Plan, (i) “Sale Event” shall mean (A) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (B) a merger, reorganization or consolidation in which the outstanding shares of Common Stock are converted into or exchanged for securities of the successor entity and the voting securities of the Company outstanding immediately prior to such merger, reorganization or consolidation would represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the total voting power of the voting securities of the surviving entity outstanding immediately after such merger, reorganization or consolidation or cease to have the power to elect at least a majority of the board of directors or other governing body of such surviving entity, or (C) the sale of all of the Common Stock of the Company to an unrelated person or entity and (ii) “Sale Price” shall mean the value as determined by the Committee of the consideration payable, or otherwise to be received by stockholders, per share of Common Stock pursuant to a Sale Event.
16.   MISCELLANEOUS.
16.1 No Rights to Employment or Other Service.
Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.
16.2   Right of First Refusal; Right of Repurchase.
At the time of grant, the Committee may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares

APPENDIX A	A-17
in the event of a prospective sale of the Shares, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at a price determined by, or under a formula set by, the Committee at the time of grant or (if permitted by the Award Agreement) thereafter.
16.3   No Fiduciary Relationship.
Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.
16.4   No Fund Created.
Any and all payments hereunder to any Participant under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 16.4 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.
16.5   Notices.
All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 16.5.
16.6   Exculpation and Indemnification.
The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law.
16.7   Captions.
The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.
16.8   Governing Law.
THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.
16.9   Clawback Policy.
Awards under this Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

B-1
APPENDIX B:
INFORMATION REGARDING CERTAIN FINANCIAL MEASURES
Below is a reconciliation of net income attributable to our stockholders to Normalized Funds from Operations, or FFO, per share for the twelve months ended December 31, 2024 (amounts in thousands, except per share data).
Twelve months ended December 31, 2024
Normalized FFO Reconciliation:
Net income attributable to SL Green common stockholders	$7,060
Add:
Depreciation and amortization	207,443
Joint venture depreciation and noncontrolling interest adjustments	287,671
Net loss attributable to noncontrolling interests	(431)
Less:
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	208,144
Purchase price and other fair value adjustments	83,430
Gain (loss) on sale of real estate, net	3,025
Depreciable real estate reserves and impairments	(104,071)
Depreciable real estate reserves in unconsolidated joint ventures	(263,190)
Depreciation on non-rental real estate assets	4,583
FFO attributable to SL Green common stockholders and unit holders	$569,822
Less:
Non-cash fair value adjustments on mark-to-market derivatives	5,536
Loan loss and other investment reserves, net of recoveries	—
Gain on early extinguishment of debt in excess of $20.0 million(1)	196,131
Normalized FFO attributable to SL Green common stockholders and unit holders	$368,155
Basic ownership interest:
Weighted average REIT common share and common share equivalents	65,062
Weighted average partnership units held by noncontrolling interests	3,674
Basic weighted average shares and units outstanding	68,736
Diluted ownership interest:
Weighted average REIT common share and common share equivalents	$65,062
Weighted average partnership units held by noncontrolling interests	3,674
Stock-based compensation	1,420
Contingently issuable shares	112
Diluted weighted average shares and units outstanding	70,268
FFO per share:
Basic	$8.29
Diluted	8.11
Normalized FFO per share:
Basic	5.36
Diluted	5.24

(1)
Includes $172.4 million of SLG share of unconsolidated JV gain on early extinguishment of debt.

B-2	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Below is a reconciliation of net income attributable to our stockholders to Normalized Funds Available for Distribution, or FAD, for the twelve months ended December 31, 2024 (amounts in thousands, except per share data).
Twelve months ended December 31, 2024
Normalized Funds Available for Distribution Reconciliation:
Net income attributable to SL Green common stockholders	$7,060
Add:
Depreciation and amortization	207,443
Joint venture depreciation and noncontrolling interest adjustments	287,671
Net loss attributable to noncontrolling interests	(431)
Less:
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	208,144
Purchase price and other fair value adjustments	83,430
Gain (loss) on sale of real estate, net	3,025
Depreciable real estate reserves and impairments	(104,071)
Depreciable real estate reserves in unconsolidated joint venture	(263,190)
Depreciation on non-rental real estate assets	4,583
FFO attributable to SL Green common stockholders and unit holders	$569,822
Add:
Non real estate depreciation and amortization	4,583
Amortization of deferred financing costs	6,619
Non-cash deferred compensation	45,562
FAD adjustment for joint ventures	(101,240)
Straight-line rental income and other non-cash adjustments	659
Non-cash fair value adjustments on mark-to-market derivatives	(5,537)
Second cycle tenant improvements	(72,011)
Second cycle leasing commissions	(20,115)
Revenue enhancing recurring CAPEX	(275)
Non-revenue enhancing recurring CAPEX	(23,234)
Funds Available for Distribution	$404,833
Less:
Gain on early extinguishment of debt in excess of $20.0 million(1)	196,131
Normalized Funds Available for Distribution	$208,702

(1)
Includes $172.4 million of SLG share of unconsolidated JV gain on early extinguishment of debt.

Below are reconciliations of net income to operating income, same-store cash net operating income and same-store cash net operating income excluding lease termination income for the twelve months ended December 31, 2024 and 2023
(amounts in thousands).

APPENDIX B	B-3
	Twelve months ended December 31,
	2024	2023
Operating Income and Same-store cash NOI Reconciliation
Net income (loss)	$30,222	(599,337)
Depreciable real estate reserves and impairments	104,071	382,374
Depreciable real estate reserves in unconsolidated joint venture	263,190	—
Loss on sale of real estate, net	(3,025)	32,370
Purchase price and other fair value adjustments	(88,966)	17,260
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(208,144)	13,368
Depreciation and amortization	207,443	247,810
SUMMIT Operator Tax Expense	730	9,201
Amortization of deferred financing costs	6,619	7,837
Interest expense, net of interest income	147,220	137,114
Interest expense on senior obligations of consolidated securitization vehicles	14,634	—
Operating income	$473,994	247,997
Equity in net loss from unconsolidated joint ventures	(83,495)	76,509
Marketing, general and administrative expense	85,187	111,389
Transaction related costs	401	1,099
Loan loss and other investment reserves, net of recoveries	—	6,890
SUMMIT operator expenses	111,379	101,211
(Gain) loss on early extinguishment of debt	(43,762)	870
Investment income	(24,353)	(34,705)
Interest income from real estate loans held by consolidated securitization vehicles	(18,980)	—
SUMMIT operator revenue	(133,214)	(118,260)
Non-building revenue	(68,881)	(44,568)
Net operating income (NOI)	$298,636	348,432
Equity in net loss from unconsolidated joint venture	83,495	(76,509)
SLG share of unconsolidated JV depreciation and amortization	275,098	266,340
SLG share of unconsolidated JV amortization of deferred financing costs	11,334	12,005
SLG share of unconsolidated JV interest expense, net of interest income	276,852	272,217
SLG share of unconsolidated JV loss on early extinguishment of debt	(172,369)	—
SLG share of unconsolidated JV investment income	(11,513)	(1,271)
SLG share of unconsolidated JV non-building revenue	(3,051)	(14,336)
NOI including SLG share of unconsolidated JVs	$758,482	806,878
NOI from other properties/affiliates	(140,923)	(163,399)
Same-Store NOI	$617,559	643,479
Straight-line and free rent	323	(11,989)
Amortization of acquired above and below-market leases, net	2,578	560
Operating lease straight-line adjustment	815	815
SLG share of unconsolidated JV straight-line and free rent	(9,687)	(17,481)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(17,635)	(17,161)
SLG share of unconsolidated JV ground lease straight-line adjustment	—	—
Same-store cash NOI	$593,953	598,223
Lease termination income	(6,338)	(4,054)
SLG share of unconsolidated JV lease termination income	(3,055)	(2,251)
Same-store cash NOI excluding lease termination income	$584,560	591,918

B-4	SL GREEN REALTY CORP. 2025 PROXY STATEMENT
Notes:
Funds from Operations and Normalized Funds from Operations
Funds from Operations, or FFO, is a widely recognized non-GAAP financial measure of REIT performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. We also use FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.
We also present Normalized FFO, defined as FFO excluding the impact of discrete transactions (set forth in the table above) that impacted FFO in 2024, which we present to enhance the comparability of our FFO across periods.
Funds Available for Distribution and Normalized Funds Available for Distribution
Funds Available for Distribution, or FAD, is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company’s unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
We also present Normalized FAD, defined as FAD excluding the impact of discrete transactions (set forth in the table above) that impacted FAD in 2024, which we present to enhance the comparability of our FAD across periods.
Same-Store Cash Net Operating Income
Net Operating Income, or NOI, is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
We present NOI and Cash NOI because we believe that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of our properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating our properties, unaffected

APPENDIX B	B-5
by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. We use these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Same-Store refers to properties owned in the same manner during both the current and prior year, excluding development and redevelopment properties that are not stabilized for both the current and prior year.
SLG Share of Unconsolidated JV is computed by multiplying the referenced line item by the Company’s percentage ownership or economic interest in the respective joint ventures and may not accurately depict the legal and economic implications of holding a non-controlling interest in the respective joint ventures.

SL Green Realty Corp.
One Vanderbilt Avenue,
New York, NY 10017
212 594 2700 | slgreen.com

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SL GREEN REALTY CORP.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. John H. Alschuler	☐	☐	☐
1b. Carol N. Brown	☐	☐	☐
1c. Lauren B. Dillard	☐	☐	☐
1d. Stephen L. Green	☐	☐	☐
1e. Craig M. Hatkoff	☐	☐	☐
1f. Marc Holliday	☐	☐	☐
1g. Peggy Lamb	☐	☐	☐
1h. Andrew W. Mathias	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TO VIEW MATERIALS & VOTEwSL GREEN REALTY CORP.ONE VANDERBILT AVENUEAUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.comNEW YORK, NY 10017Use the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you call and then follow the instructions.AUTHORIZE YOUR PROXY BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.V72110-P27148SL GREEN REALTY CORP.The Board of Directors recommends you vote FOR thefollowing:1.Election of DirectorsNominees:ForAgainstAbstain1a.John H. Alschuler!!!ForAgainstAbstain1b.Carol N. Brown!!!3.To ratify the appointment of Deloitte & Touche LLP asour independent registered public accounting firm forthe fiscal year ending December 31, 2025.!!!1c.Lauren B. Dillard!!!4.To approve our Sixth Amended and Restated 2005 StockOption and Incentive Plan.!!!1d.1e.Stephen L. GreenCraig M. Hatkoff!!!!!!NOTE: The proxies are authorized to vote in their discretionupon such other business as may properly come before theAnnual Meeting, including any adjournments or postponementsthereof.1f.1g.1h.Marc HollidayPeggy LambAndrew W. Mathias!!!!!!!!!The undersigned hereby acknowledge(s) receipt of the Notice of the Annual Meeting of Stockholders, the terms of which are incorporated herein by reference, and revoke(s) any proxy or proxies heretofore given with respect to the Annual Meeting. This proxy may be revoked at any time prior to the timevoting is declared closed by giving the corporate secretary of SL Green Realty Corp. written notice of revocation or bya subsequently dated proxy, or by casting a ballot at theAnnual Meeting.The Board of Directors recommends you vote FOR the following proposals:2.To approve, on a non-binding advisory basis, our executivecompensation.For!Against!Abstain!This solicitation of proxies is made by and on behalf of theBoard. The validity of this proxy is governed by the Maryland General Corporation Law and applicable federal securities laws.This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 3, 2025: The Notice and Proxy Statement, 2024 Annual Report and additional soliciting materials are available at www.proxyvote.com.V72111-P27148SL GREEN REALTY CORP.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned stockholder(s) hereby appoint(s) Marc Holliday and Andrew S. Levine, or either of them, as proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot all of the shares of Common Stock of SL GREEN REALTY CORP. that the stockholder(s) is/are entitled to vote at theAnnual Meeting of Stockholders to be held at the Auditorium at One Vanderbilt, One Vanderbilt Avenue, New York, NY 10017 at 12:00 P.M., Eastern Time on Tuesday, June 3, 2025 and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) AND IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED ON THE REVERSE SIDE HEREOF, AND FOR PROPOSALS 2, 3 AND 4.PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side